Filed Pursuant to Rule 424(b)(5)
Reg. Statement No. 333-162891

PROSPECTUS SUPPLEMENT                    March 18, 2011

(To Prospectus dated November 19, 2009)

$75,000,000

5.00% Convertible Senior Notes due 2016

NOTES

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Hawaiian Holdings, Inc. is offering $75 million aggregate principal amount of its 5.00% Convertible Senior Notes due 2016 (the "notes").

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We will pay 5.00% interest per annum on the principal amount of the notes semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2011. Interest will accrue on the notes from, and including March 23, 2011 or from, and including, the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next interest payment date or maturity date of the notes, as the case may be.

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The notes will mature on March 15, 2016.

CONVERSION

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Holders may convert their notes at their option prior to November 15, 2015 only under the following circumstances: (1) during any calendar quarter after the calendar quarter ending June 30, 2011, if the closing sale price of our common stock for each of 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the conversion price of such notes (the "conversion trigger price") in effect on the last trading day of the immediately preceding calendar quarter; (2) during the five consecutive business days immediately after any 10 consecutive trading-day period (we refer to this 10 consecutive trading-day period as the "note measurement period") in which the trading price per $1,000 principal amount of such notes for each trading day of that note measurement period was less than 97% of the product of the closing sale price of shares of our common stock and the applicable conversion rate for such trading day; and (3) upon the occurrence of specified corporate transactions as described in this prospectus supplement.

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In addition, the notes will be convertible irrespective of the foregoing circumstances from, and including, November 15, 2015 to, and including, the second scheduled trading day immediately preceding the maturity date of the notes.

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Upon conversion, we will have the right to pay or deliver, as the case may be, cash, shares of our common stock or a combination thereof, at our election. At any time on or prior to November 15, 2015, we may irrevocably elect to (x) deliver solely shares of our common stock in respect of our conversion obligation or (y) pay cash up to the aggregate principal amount of the notes to be converted and pay or deliver, as the case may be, cash, shares of our common stock or a combination thereof in respect of the remainder, if any, of our conversion obligation in excess of the aggregate principal amount of the notes being converted as described in this prospectus supplement.

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The initial conversion rate will be 126.8730 shares of our common stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $7.88 per share of our common stock). The conversion rate, and thus the conversion price, will be subject to adjustment as described in this prospectus supplement. A holder that surrenders notes for conversion in connection with a "make-whole fundamental change" that occurs before the maturity date may in certain circumstances be entitled to an increased conversion rate.

REDEMPTION AND REPURCHASE

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We may not redeem the notes prior to their maturity date.

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Holders may require us to repurchase all or a portion of their notes upon a fundamental change, as described in this prospectus supplement, at a repurchase price in cash equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

RANKING

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The notes will be our senior unsecured obligations and will rank equally with all of our existing and future senior unsecured indebtedness and rank senior to all of our indebtedness that is expressly subordinated to the notes. However, the notes will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness, and the notes will be structurally subordinated to all liabilities of our subsidiaries.

LISTING

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The notes are a new issue of securities, and there is currently no established trading market for the notes. An active or liquid market may not develop for the notes or, if developed, be maintained. Our common stock is listed on The NASDAQ Global Select Market under the symbol "HA." On March 17, 2011, the closing sale price of our common stock on The NASDAQ Global Select Market was $6.11 per share. We do not intend to apply for listing of the notes on any securities exchange or to arrange for their quotation on any interdealer quotation system.

Investing in the notes involves significant risks. See "Risk factors" beginning on page S-12.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total

Public offering price	$1,000	$75,000,000

Underwriting discounts and commissions	$30	$2,250,000

Proceeds, before expenses, to us	$970	$72,750,000

We have granted the underwriters an option to purchase, within a 13 day period beginning on, and including, the date on which the notes are initially issued, up to an additional $11.25 million aggregate principal amount of notes solely to cover over-allotments, if any.

We expect that the notes will be ready for delivery in book-entry-only form through The Depository Trust Company on or about March 23, 2011.

Sole Bookrunning Manager

UBS Investment Bank

Co-Manager

Imperial Capital

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus together are an offer to sell only the notes offered in this offering, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus or any issuer free writing prospectus is current only as of its date.

i

 About this prospectus supplement

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading "Where You Can Find More Information." We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

In this prospectus supplement, as permitted by law, we "incorporate by reference" information from other documents that we file with the Securities and Exchange Commission, or the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any issuer free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates. Hawaiian Holdings, Inc.'s business, financial condition, results of operations and prospects may have changed since such dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase, any of the notes and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Unless otherwise indicated or unless the context requires otherwise, when we refer in this prospectus supplement to "Hawaiian Holdings, Inc.," the "Company," "we," "our," "us" or similar words, we are referring only to the parent company, Hawaiian Holdings, Inc., a Delaware corporation.

 Special note regarding forward-looking statements

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain certain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that reflect our current views with respect to certain current and future events and financial performance. Forward-looking statements are statements that are not historical facts. Forward-looking statements include, without limitation, the following:

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any expectations of operating expenses, deferred revenue, interest rates, income taxes, deferred tax assets, valuation allowance or other financial items;

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statements regarding factors that may affect our operating results;

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estimates of fair value measurements;

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statements related to aircraft maintenance and repair costs and deposits and timing of maintenance activities;

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statements related to cash flow from operations and seasonality;

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estimates of required funding of and contributions to our defined benefit pension and disability plan;

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estimates of annual fuel expenses and measure of the effects of fuel prices on our business;

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statements regarding the availability of fuel;

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statements regarding our relations with travel agents and wholesalers;

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statements regarding our wages and benefits and labor costs and agreements;

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statements regarding costs of compliance with U.S. or international laws or regulations or under international treaties;

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statements regarding costs of compliance with regulations promulgated by the U.S. Department of Transportation, Federal Aviation Administration, Federal Communications Commission and other regulatory agencies;

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statements regarding the availability of war-risk insurance;

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statements related to airport rent rates and landing fees at airports;

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statements regarding compliance with potential environmental regulations;

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statements regarding potential dilution of our securities;

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statements regarding cost liability and deferred revenue estimates related to the frequent flyer program;

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statements related to our hedging program;

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statements concerning the impact of, and changes to, accounting principles, policies and estimates;

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statements related to markets for and interest earned on auction rate securities;

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statements regarding credit card holdback;

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statements regarding potential violations under the Company and our subsidiaries' debt or lease obligations;

Special note regarding forward-looking statements

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statements regarding our ability to comply with covenants under our financing arrangements;

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statements related to risk management, credit risks and air traffic liability;

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statements related to future U.S. and global economic conditions or performance;

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statements related to changes in our fleet plan and related cash outlays;

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statements related to the effects of any litigation on our operations or business; and

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statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.

These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to our operations and business environment, all of which may cause our actual results to be materially different from any future results, expressed or implied, in these forward-looking statements.

You can identify these and other forward-looking statements by the use of words such as "becoming," "may," "will," "should," "predicts," "potential," "continue," "anticipates," "believes," "estimates," "seeks," "expects," "plans," "intends," the negative of such words, or comparable terminology. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we have based these expectations on our beliefs as well as our assumptions, and such expectations may prove to be incorrect. Our actual results of operations and financial performance could differ significantly from those expressed in or implied by our forward-looking statements. For factors, risks, uncertainties and assumptions that could cause our actual results of operations and financial performance to differ significantly from those expressed in or implied by our forward-looking statements, please see the "Risk factors" section provided below and in portions of our periodic reports filed with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus. There is no assurance that any list of risks and uncertainties or risk factors is complete.

In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement, the accompanying prospectus and the information incorporated by reference may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Forward-looking statements are based on information available to us on the date of the document that contains the forward-looking statements, and we assume no obligation to update any such forward-looking statements.

Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to review any additional disclosures we make in the documents we subsequently file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Documents incorporated by reference."

Summary

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and does not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in the notes. You should pay special attention to the "Risk factors" section of this prospectus supplement to determine whether an investment in the notes is appropriate for you.

ABOUT HAWAIIAN HOLDINGS, INC.

Overview

Hawaiian Holdings, Inc. is a holding company incorporated in the State of Delaware. The Company's primary asset is the sole ownership of all issued and outstanding shares of common stock of Hawaiian Airlines, Inc. ("Hawaiian"). Hawaiian was originally incorporated in January 1929 under the laws of the Territory of Hawaii and became our indirect wholly-owned subsidiary pursuant to a corporate restructuring that was consummated in August 2002. Hawaiian became a Delaware corporation and the Company's direct wholly-owned subsidiary concurrent with its reorganization and reacquisition by the Company in June 2005.

Hawaiian is engaged in the scheduled air transportation of passengers and cargo amongst the Hawaiian Islands (the interisland routes), between the Hawaiian Islands and certain cities in the Western United States (the transpacific routes), and between the Hawaiian Islands and the South Pacific, Australia and Asia (the Pacific routes). In addition, Hawaiian also operates various charter flights. Hawaiian is the largest airline headquartered in Hawaii and the thirteenth largest domestic airline in the United States based on revenue passenger miles reported by the Research and Innovative Technology Administration Bureau of Transportation Statistics as of October 31, 2010. At December 31, 2010, Hawaiian's fleet consisted of fifteen Boeing 717-200 aircraft for its interisland routes and eighteen Boeing 767-300 and three Airbus A330-200 aircraft for its transpacific, Pacific and charter routes.

Flight operations

Our flight operations are based in Honolulu, Hawaii. At the end of 2010, we operated approximately 185 scheduled flights per day with:

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daily service on our transpacific routes between Hawaii and Los Angeles, Oakland, Sacramento, San Diego, San Francisco and San Jose, California; Las Vegas, Nevada; Phoenix, Arizona; Portland, Oregon and Seattle, Washington;

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daily service on our interisland routes among the four major islands of the State of Hawaii;

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scheduled service on our Pacific routes between Hawaii and Pago Pago, American Samoa; Papeete, Tahiti; Sydney, Australia; Manila, Philippines; Tokyo, Japan and Seoul, South Korea (begun in January 2011); and

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other ad hoc charters.

Fuel

Our operations and financial results are significantly affected by the availability and price of jet fuel. The following table sets forth statistics about Hawaiian's aircraft fuel consumption and cost, including the impact of Hawaiian's fuel hedging program under Accounting Standard Codification (ASC) 815, "Accounting for Derivative Instruments and Hedging Activities" (ASC 815).

Year	Gallons consumed	Total cost, including taxes	Average cost per gallon	Percent of operating expenses

	(in thousands)
2010	140,995	$322,999	$2.29	26.5%
2009	137,589	$243,909	$1.77	22.7%
2008(a)	134,140	$424,532	$3.16	37.9%

(a)
For 2008, the percent of operating expenses includes the effect of the litigation settlement with Mesa Air Group, Inc. (Mesa). See Note 3 to the consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2010 for additional information regarding this litigation settlement.

As illustrated by the table above, fuel costs constitute a significant portion of our operating expenses. Approximately 59% of our fuel is based on Singapore jet fuel prices, 39% is based on U.S. West Coast jet fuel prices and 2% on other jet fuel prices. We purchase aircraft fuel at prevailing market prices, but seek to manage market risk through the execution of a hedging strategy. To manage economic risks associated with fluctuations in aircraft fuel prices, we periodically enter into derivative financial instruments such as crude oil caps (or call options) and collars (a combination of call options and put options). During 2010, our fuel derivatives were not designated for hedge accounting under ASC 815 and were marked to fair value. As such, $0.6 million in net gains from our fuel hedging activities were not recorded as a decrease to aircraft fuel expense in operating activities, but rather as nonoperating income.

Additional information regarding our fuel program and hedging position is in our Annual Report on Form 10-K for the year ended December 31, 2010.

Marketing and ticket distribution

In an effort to lower our distribution costs and reduce our reliance on travel agencies, we continued to pursue e-commerce initiatives during 2010. Since 2003, we have substantially increased the use of our website, www.HawaiianAirlines.com, as a distribution channel. During 2010, more than half of our passenger revenue originated through our website. In addition, we provide internet check-in and self-service kiosks to improve the customer check-in process. Our website offers our customers information on our flight schedules, our HawaiianMiles frequent flyer program, the ability to book reservations on our flights or connecting flights with any of our code share partners, the status of our flights as well as the ability to purchase tickets or travel packages. We also publish fares with web-based travel services such as Orbitz, Travelocity, Expedia, Hotwire and Priceline. These comprehensive travel planning websites provide customers with convenient online access to airline, hotel, car rental and other travel services.

Code sharing and other alliances

We have marketing alliances with other airlines that provide reciprocal frequent flyer mileage accrual and redemption privileges and code sharing on certain flights (one carrier placing its name and flight numbers, or code, on flights operated by the other carrier). These programs enhance our revenue opportunities by:

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providing our customers more value by offering easier access to more travel destinations and better mileage accrual/redemption opportunities;

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gaining access to more connecting traffic from other airlines; and

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providing members of our alliance partners' frequent flyer programs an opportunity to travel on our system while earning mileage credit in the alliance partners' programs.

Our marketing alliances with other airlines as of December 31, 2010 were as follows:

	HawaiianMiles frequent flyer agreement	Other airline frequent flyer agreement	Codeshare— Hawaiian flight # on flights operated by other airline	Codeshare— other airline flight # on flights operated by Hawaiian

American Airlines (American)	No	Yes	No	Yes
American Eagle	No	Yes	Yes	No
Continental Airlines (Continental)	Yes	Yes	Yes	Yes
Delta Air Lines (Delta)	Yes	Yes	No	No
Island Air	No	No	Yes	No
Korean Air	No	No	Yes	Yes
United Airlines (United)	No	Yes	No	Yes
US Airways	No	Yes	No	Yes
Virgin Atlantic Airways	Yes	Yes	No	No
Virgin Blue	No	Yes	No	No

Although these programs and services increase our ability to be more competitive, they also increase our reliance on third parties.

Regulation

Our business is subject to extensive and evolving federal, state and local laws and regulations. Many governmental agencies regularly examine our operations to monitor compliance with applicable laws and regulations. Governmental authorities can enforce compliance with applicable laws and regulations and obtain injunctions or impose civil or criminal penalties or modify, suspend or revoke our operating certificates in case of violations.

We cannot guarantee that we will be able to obtain or maintain necessary governmental approvals. Once obtained, operating permits are subject to modification and revocation by the issuing agencies. Compliance with these and any future regulatory requirements could require us to make significant capital and operating expenditures. However, most of these expenditures are made in the normal course of business and do not place us at any competitive disadvantage. The primary U.S. federal statutes affecting our business are discussed in our Annual Report on Form 10-K for the year ended December 31, 2010.

Recent developments

Investor update

On March 14, 2011, we furnished a Current Report on Form 8-K containing an update on our first quarter outlook and expected first quarter fuel expense.

Osaka added in Asia expansion

We recently announced new daily, nonstop flights between Honolulu and Osaka, Japan, our third new Asia destination in recent months. Subject to Japan government approval, our inaugural flight from Honolulu International Airport to Osaka's Kansai International Airport is scheduled for July 12, 2011, with the inaugural return flight from Osaka to Honolulu on July 13, 2011.

Osaka will be the third city in Asia we have introduced to our route structure in recent months, following the start of service to Seoul, South Korea in January 2011, and Tokyo, Japan in November 2010.

Other information

Our principal executive offices are located at 3375 Koapaka Street, Suite G-350, Honolulu, Hawaii 96819, and our telephone number is (808) 835-3700. We maintain a website at www.hawaiianairlines.com. We are not incorporating the contents of, or information accessible through, our website into this prospectus supplement or the accompanying prospectus.

Risk factors

An investment in the notes involves certain risks. You should carefully consider the risks described under "Risk factors" beginning on page S-12 of this prospectus supplement and in the "Risk Factors" section included in our Annual Report on Form 10-K for the year ended December 31, 2010, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto, before making an investment decision.

Summary of offering

The following summary contains basic information about the notes and is not complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, you should read the section of this prospectus supplement entitled "Description of notes," together with the section of the prospectus entitled "Description of the Debt Securities."

Issuer	Hawaiian Holdings, Inc., a Delaware corporation.
Notes
$75 million aggregate principal amount of 5.00% convertible senior notes due 2016. We have granted the underwriters an option to purchase, within a 13 day period beginning on, and including, the date on which the notes are initially issued, up to an additional $11.25 million aggregate principal amount of notes solely to cover over-allotments, if any.
Maturity	The notes will mature on March 15, 2016, unless earlier repurchased or converted.
Interest payment dates
We will pay 5.00% interest per annum on the principal amount of the notes semi-annually in arrears on March 15 and September 15 of each year, starting on September 15, 2011, to holders of record at the close of business on the preceding March 1 and September 1, respectively. Interest will accrue on the notes from and including March 23, 2011 or from, and including, the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next interest payment date or maturity date, as the case may be.
Ranking
The notes will be our senior unsecured obligations and will rank equally with all of our existing and future senior unsecured indebtedness and rank senior to all of our indebtedness that is expressly subordinated to the notes. However, the notes will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness, and the notes will be structurally subordinated to all liabilities, including trade payables and lease obligations, of our subsidiaries.

As of December 31, 2010, we had approximately $143.6 million of consolidated secured indebtedness outstanding and approximately $188.8 million of total consolidated outstanding indebtedness. As of December 31, 2010, our subsidiaries had approximately $839.3 million of indebtedness and other liabilities of a type required to be reflected on a balance sheet in accordance with U.S. generally accepted accounting principles (including trade payables and excluding intercompany obligations), all of which is structurally senior to the notes.

Conversion rights	Holders may convert their notes at their option prior to November 15, 2015 only under the following circumstances:

–>during any calendar quarter after the calendar quarter ending June 30, 2011, and only during such calendar quarter, if the closing sale price of our common stock for each of 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the conversion price (the "conversion trigger price") in effect on the last trading day of the immediately preceding calendar quarter;

–>during the five consecutive business days immediately after any 10 consecutive trading-day period (we refer to this 10 consecutive trading-day period as the "note measurement period") in which the trading price per $1,000 principal amount of notes for each trading day of that note measurement period was less than 97% of the product of the closing sale price of shares of our common stock and the applicable conversion rate for such trading day; and

–>if we make certain distributions on shares of our common stock or engage in certain corporate transactions as described in this prospectus supplement. See "Description of notes—Conversion rights—Conversion upon the occurrence of certain corporate transactions."

In addition, the notes will be convertible irrespective of the foregoing circumstances from, and including, November 15, 2015 to, and including, the second scheduled trading day immediately preceding the maturity date of the notes.

The initial conversion rate will be 126.8730 shares of common stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $7.88 per share of common stock). The conversion rate, and thus the conversion price, will be subject to adjustment as described in this prospectus supplement. See "Description of notes—Conversion rights."

Upon conversion, we will have the right to pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock to satisfy our conversion obligation, in each case, as described under "Description of notes—Conversion rights—Settlement upon conversion." At any time on or prior to November 15, 2015, we may make an irrevocable election to satisfy our conversion obligation by (x) delivering solely shares of our common stock or (y) paying cash up to the aggregate principal amount of the notes to be converted and paying or delivering, as the case may be, cash, shares of our common stock or a combination thereof in respect of the remainder, if any, of our conversion obligation in excess of the aggregate principal amount of the notes being converted. See "Description of notes—Conversion rights—Irrevocable election of full physical settlement" and "Description of notes—Conversion rights—Irrevocable election of net share settlement." Upon any conversion, subject to certain exceptions, you will not receive any cash payment representing accrued and unpaid interest. See "Description of notes—Conversion rights."

A holder that surrenders notes for conversion in connection with a "make-whole fundamental change" that occurs before the maturity date may in certain circumstances be entitled to an increased conversion rate. See "Description of notes—Conversion rights—Adjustment to the conversion rate upon the occurrence of a make-whole fundamental change."
Sinking fund	None.
Optional redemption	We may not redeem the notes prior to their maturity date.
Right of holder to require us to repurchase notes if a fundamental change occurs
If a fundamental change, as described in this prospectus supplement, occurs, holders may require us to repurchase all or a portion of their notes for cash at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See "Description of notes—Holders may require us to repurchase their notes upon a fundamental change."
Events of default
If an event of default on the notes has occurred and is continuing, the principal amount of the notes, plus any accrued and unpaid interest, may become immediately due and payable. These amounts automatically become due and payable upon certain events of default. See "Description of notes—Events of default."

Convertible note hedge and warrant transactions	In connection with the offering of the notes, we entered into privately negotiated convertible note hedge transactions with one or more of the underwriters and their affiliates and/or other financial institutions, which we refer to as the hedge counterparties. We also entered into privately negotiated warrant transactions with one or more of the hedge counterparties. The convertible note hedge transactions are intended to reduce potential dilution to our common stock and/or offset potential cash payments in excess of the principal amount of converted notes, as the case may be, upon any conversion of the notes. However, the warrant transactions will separately have a dilutive effect on our common stock to the extent that the market value per share of our common stock exceeds the strike price of the warrants. If the underwriters exercise their over-allotment option, we may enter into additional convertible note hedge transactions and additional warrant transactions.

In connection with establishing its initial hedge of the convertible note hedge and warrant transactions, each hedge counterparty and/or its affiliates expects to enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes. These activities could increase (or reduce the size of any decrease in) the market price of our common stock concurrently with or shortly after the pricing of the notes.

In addition, the hedge counterparties or their affiliates are likely to modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are particularly likely to do so during any cash settlement averaging period and on or around any conversion date related to a conversion of notes).

The effect, if any, of any of these transactions and activities on the market price of our common stock or the trading price of the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of our common stock, which could affect your ability to convert the notes, the value of the notes and the amount of cash and/or the number of and value of shares of our common stock, if any, holders will receive upon conversion of the notes.

For a discussion of the potential impact of any market or other activity by the hedge counterparties and/or their affiliates in connection with these convertible note hedge and warrant transactions, see "Risk factors—Risks related to the notes and the underlying shares of common stock—The convertible note hedge and warrant transactions may affect the value of the notes and our common stock," "Description of convertible note hedge and warrant transactions" and "Underwriting."
Ownership limitation	United States law prohibits non-U.S. citizens from owning more than 25% of the voting interest of a U.S. air carrier or controlling a U.S. air carrier. Our amended and restated certificate of incorporation prohibits the ownership or control of more than 25% (to be increased or decreased from time to time, as permitted under the laws of the U.S.) of our issued and outstanding voting capital stock by persons who are not "citizens of the U.S."
Certain U.S. federal income tax considerations	For a discussion of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes and any shares of common stock into which the notes may be convertible, see "Material U.S. federal income tax considerations."
Use of proceeds	We estimate that the net proceeds to us from this offering will be approximately $72.0 million (or approximately $82.9 million if the underwriters exercise their over-allotment option to purchase additional notes in full), after deducting the underwriters' discounts and commissions and estimated offering expenses payable by us. We intend to use (1) a portion of the net proceeds of this offering to pay the cost of the convertible note hedge transactions (after such cost is partially offset by the proceeds to us from the sale of the warrants), (2) a portion of the net proceeds of this offering to repay a portion of the outstanding loans under our credit agreement and (3) the remaining net proceeds of this offering for general corporate purposes, which could include working capital, fleet capital expenditures, acquisitions, refinancing of existing or other debt or other capital transactions. See "Use of proceeds."
DTC eligibility	The notes will be issued in book-entry-only form and will be represented by one or more global certificates, without interest coupons, deposited with, or on behalf of, DTC and registered in the name of DTC or a nominee of DTC. Beneficial interests in the notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants. Except in limited circumstances, holders may not exchange interests in their notes for certificated securities. See "Description of notes—Form, denomination and registration of notes."

For a more complete description of the terms of the notes, see "Description of notes." For a more complete description of shares of our common stock, see "Description of capital stock."

Summary selected consolidated financial information

We present below our summary selected consolidated financial information. The summary of operations data for the years ended December 31, 2010, 2009 and 2008 and the summary consolidated balance sheet data as of December 31, 2010 and 2009 have been derived from our audited consolidated financial statements incorporated by reference into this prospectus supplement. The summary of operations data for the years ended December 31, 2007 and 2006 and the summary consolidated balance sheet data as of December 31, 2008, 2007 and 2006 have been derived from our audited consolidated financial statements which are not incorporated by reference into this prospectus supplement. The scheduled operations data for the years ended December 31, 2010, 2009 and 2008 have been derived from our unaudited consolidated financial information incorporated by reference in this prospectus supplement. The scheduled operations data for the years ended December 31, 2007 and 2006 have been derived from our unaudited consolidated financial information that is not incorporated by reference in this prospectus supplement. In the opinion of management, such unaudited scheduled operations data contains all adjustments necessary for the fair presentation of the information set forth therein. We use the scheduled operations data presented to help us evaluate growth trends, establish budgets, ensure the effectiveness of our sales and marketing efforts and assess operations efficiencies. The historical financial and operating results presented below are not necessarily indicative of results that may be achieved in future periods.

You should read this information together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited and unaudited consolidated financial statements and related notes, included in our Annual Report on Form 10-K for the year ended December 31, 2010, incorporated by reference in this prospectus supplement.

	Year ended
	December 31, 2010		December 31, 2009		December 31, 2008		December 31, 2007		December 31, 2006

	(in thousands, except per share data and as otherwise indicated)
Summary of Operations:
Operating revenues	$1,310,093		$1,183,306		$1,210,865		$982,555		$888,047
Operating expenses(a)	1,218,815		1,075,822		1,118,967		975,721		887,541
Operating income	91,278		107,484		91,898		6,834		506
Net income (loss)(b)(c)(d)(e)	110,255		116,720		28,586		7,051		(40,547)
Net income (loss) per common stock share
Basic	$2.15		$2.26		$0.59		$0.15		$(0.86)
Diluted	2.10		2.22		0.57		0.15		(0.86)
Weighted Average Number of Common Stock shares outstanding:
Basic	51,232		51,656		48,555		47,203		47,153
Diluted	52,482		52,504		50,527		47,460		47,153
Common shares outstanding at end of year(f)	50,221		51,479		51,517		47,241		46,584
Scheduled Operations:
Revenue passengers flown	8,418		8,340		7,848		7,051		6,156
Revenue passenger miles (RPM)	8,665,869		8,146,706		7,839,722		7,929,860		6,838,852
Available seat miles (ASM)	10,134,601		9,708,939		9,479,198		9,076,233		7,915,874
Passenger revenue per ASM	11.40	¢	10.71	¢	11.66	¢	9.80	¢	10.07 ¢
Passenger load factor (RPM/ASM)	85.5%		83.9%		82.7%		87.4%		86.4%
Passenger revenue per RPM (Yield)	13.33	¢	12.77	¢	14.10	¢	11.21	¢	11.65 ¢

(a)
During 2008, we recorded a $52.5 million litigation settlement for which we received payment from Mesa in May 2008. This amount is reflected as a separate line item in our operating expenses.

(footnotes continued on following page)

(b)
For 2006, losses due to redemption, prepayment, extinguishment and modification of long-term debt and lease agreements were $32.1 million.

(c)
2008 net income includes recognition of the litigation settlement of $52.5 million received from Mesa. In 2008, we recognized $7.8 million associated with the recognition of an-other-than temporary impairment of our auction rate securities. Net hedging losses of $16.1 million on fuel derivatives were recognized as nonoperating expense in 2008.

(d)
2009 net income was positively affected by a decrease in valuation allowance of $60.2 million due to a $25.0 million judgmental reversal of the valuation allowance as described in Note 9 to the consolidated financial statements including in our annual report on Form 10-K for the year ended December 31, 2010, with the remainder attributable to the realization of deferred tax assets previously fully reserved, including the impact of favorable tax accounting changes permitted during the year.

(e)
2010 net income was positively affected by the release of our entire remaining valuation allowance of $57.5 million as described in Note 9 to the consolidated financial statements including in our annual report on Form 10-K for the year ended December 31, 2010.

(f)
During 2010, we repurchased an aggregate of 1,868,563 common shares for approximately $10.0 million under our Stock Repurchase Program.

	As of December 31, 2010	As of December 31, 2009	As of December 31, 2008	As of December 31, 2007	As of December 31, 2006

	(in thousands, except per share data)
Consolidated Balance Sheet Data:
Total assets	$1,117,499	$1,028,886	$929,134	$823,399	$802,344
Property and equipment, net	418,20	318,884	315,469	270,734	272,614
Long-term debt and capital lease obligations, excluding current maturities	171,884	190,335	232,218	215,926	238,381
Shareholders' equity(a)	277,869	176,089	53,313	133,339	83,637

(a)
Shareholders' equity amounts include significant changes in our pension liability recorded in accumulated other comprehensive income (loss) shown in the Consolidated Statements of Shareholders' Equity and Comprehensive Income (Loss).

 Risk factors

An investment in the notes involves certain risks. You should carefully consider the risks described below, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of the notes and our common stock could decline due to any of these risks and you may lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus.

RISKS RELATING TO OUR BUSINESS

Our business is affected by economic volatility.

Economic conditions in the United States and globally plummeted in 2008 before recovering moderately in 2009 and throughout 2010. Demand for discretionary purchases in general, and air travel and vacations to Hawaii in particular, remains unpredictable. If this reduction in demand continues or further deteriorates, it may result in a reduction in our passenger traffic and/or increased competitive pressure on fares in the markets we serve, either of which could negatively affect our revenue and liquidity and have a negative affect on our results of operations and financial condition. We cannot assure that we would be able to offset such revenue reductions by reducing our costs.

Our business is highly dependent on the price and availability of fuel.

Fuel costs represented 26.5%, 22.7%, and 37.9% of Hawaiian's operating expenses for the years ended December 31, 2010, 2009 and 2008, respectively. The 2008 percentage includes the impact of our litigation settlement with Mesa. The cost of jet fuel has been increasing and remains volatile. Approximately 59% of our fuel is based on Singapore jet fuel prices, 39% is based on U.S. West Coast jet fuel prices and 2% on other jet fuel prices. As of March 11, 2011, Singapore jet fuel prices were $3.11 and U.S. West Coast jet fuel prices were $3.18, compared to an average of $2.15 and $2.22, respectively, during 2010. Based on gallons expected to be consumed in 2011, for every one cent change in the cost per gallon of jet fuel, Hawaiian's annual fuel expense increases or decreases by approximately $1.6 million. Prices and availability of jet fuel are subject to political, economic and market factors that are generally outside of our control. Prices may be affected by many factors including, without limitation, the impact of political instability and crude oil production, unexpected changes in the availability of petroleum products due to disruptions at distribution systems or refineries, unpredicted increases in demand due to weather or the pace of global economic growth, inventory levels of crude oil and other petroleum products, the relative fluctuation between the U.S. dollar and other major currencies and the actions of speculators in commodity markets. For example, the recent political turmoil in Libya and other parts of northern Africa, and the Middle East, may significantly increase the price we pay for jet fuel in the future. Further increases in jet fuel prices or disruptions in fuel supplies, whether as a result of political instability in major fuel exporting countries, natural disasters or otherwise, could have a material adverse effect on our results of operations, financial position or liquidity.

From time to time, we enter into hedging agreements to protect against rising fuel costs. If fuel prices fall significantly below the levels at the time we enter into hedging contracts, we may be required to

Risk factors

post a significant amount of collateral, which could have an impact on the level of our unrestricted cash and cash equivalents.

We operate in an extremely competitive environment.

The domestic airline industry is characterized by low profit margins, high fixed costs and significant price competition. We currently compete with other airlines on our interisland, transpacific and Pacific routes. The commencement of, or increase in, service on our routes by existing or new carriers could negatively impact our operating results. Many of our competitors are larger and have greater financial resources and name recognition than we do. Aggressive marketing tactics or a prolonged fare war initiated by one or more of these competitors could adversely affect our financial resources and our ability to compete in these markets.

In recent years, many of our competitors have dramatically reduced operating costs through a combination of operational restructuring, business simplification and vendor and labor negotiations. Several airlines, including United and US Airways were able to reduce labor costs, restructure debt and lease agreements, and implement other financial improvements through the bankruptcy process. Other carriers, including American and Continental, have also reduced operating costs outside of the bankruptcy process. In addition, certain of our competitors have merged to create larger and more-financially sound airlines including Delta (through its merger with Northwest Airlines) and United (through its merger with Continental). Through consolidation, carriers have the opportunity to achieve cost reductions by eliminating redundancy in their networks and their management structures. With reduced costs, these competitors are more capable of operating profitably in an environment of reduced fares and may, as a result, increase service in our primary markets or reduce fares to attract additional customers. Because airline customers are price sensitive, we cannot assure that we will be able to attract a sufficient number of customers at sufficiently high fare levels to generate profitability, or that we will be able to reduce our operating costs sufficiently to remain competitive with these other airlines.

Since airline markets have few natural barriers to entry, we also face the threat of new entrants in all of our markets, including low-cost carrier (LCC) competition. Allegiant, a low-cost carrier has announced that it acquired Boeing 757 aircraft expressly for the purpose of expanding its operations to Hawaii with service expected to be initiated in 2011. In addition, Southwest Airlines has announced that it would consider adding service to Hawaii after acquiring aircraft suitable for the mission that are due to be delivered beginning in 2012. Furthermore, a more fundamental and immediate consequence for us of potential competition of LCCs is the response from full service network carriers, which have met the competition from LCCs in their markets by significantly reducing costs and adjusting their route networks to divert resources to long-haul markets such as Hawaii, where LCC competition has been less severe. The result is that the network carriers have at the same time reduced their costs of operation and increased capacity in the Hawaii market. Additional capacity to Hawaii, whether from network carriers or LCCs, could result in a decrease in our share of the markets in which we operate, a decline in our yields, or both, which could have a material adverse effect on our results of operations and financial condition.

Our business is affected by the competitive advantages held by network carriers in the transpacific market.

In the transpacific market, most of our competition comes from network carriers such as Alaska, American, Delta, United and US Airways. Network carriers have a number of competitive advantages

Risk factors

relative to us that may enable them to obtain higher fares or attract higher customer traffic levels than us:

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Network carriers generate passenger traffic from throughout the U.S. mainland. In contrast, we lack a comparable network to feed passengers to our transpacific flights and are, therefore, more reliant on passenger demand in the specific cities we serve.

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Most network carriers operate from hubs, which can provide a built-in market of passengers, depending on the economic strength of the hub city and the size of the customer group that frequent the airline. For example, United flows sufficient passenger traffic throughout the U.S. mainland to the Hawaiian islands, giving San Francisco residents wishing to travel to Hawaii approximately eight flights a day depending on the time of year, with nonstop flight choices on United to Oahu, Maui, Kauai and the Big Island, while we, without feed traffic, offer only one flight per day from San Francisco to Honolulu, Oahu. In contrast, Honolulu, the hub of our operations, does not originate a large proportion of transpacific travel, nor does it have the population or potential customer franchise of a city such as Chicago or Dallas necessary to provide us with a built-in market. Passengers in the transpacific market, for the most part, do not originate in Honolulu, but rather on the mainland, making Honolulu primarily a destination rather than origin of passenger traffic.

The interisland market has recently experienced decreasing demand.

The demand for interisland service has reduced in recent years as other airlines have increased direct service from the mainland to Oahu's neighbor islands, obviating the need for interisland transfers and as the infrastructure, particularly the availability of goods and services, in the neighbor islands improves. In addition, the occurrence of a natural disaster, such as an earthquake or tsunami, could also reduce the demand for interisland service. A further decline in the level of interisland passenger traffic could have a material adverse effect on our results of operations and financial condition.

Our business is highly dependent on tourism, and our financial results could suffer if there is a downturn in tourism levels.

Our principal base of operations is in Hawaii and our revenue is linked primarily to the number of travelers (mostly tourists) to, from and among the Hawaiian islands. Hawaii tourism levels are affected by, among other things, the political and economic climate in Hawaii's main tourism markets, the availability of hotel accommodations, promotional spending by competing destinations, the popularity of Hawaii as a tourist destination relative to other vacation destinations, and other global factors, including natural disasters, safety and security. From time to time, various events and industry specific problems such as strikes have had a negative impact on tourism in Hawaii. The occurrence of natural disasters, such as earthquakes and tsunamis, in Hawaii or other parts of the world, could also have a material adverse effect on Hawaii tourism. In addition, the potential or actual occurrence of terrorist attacks, wars such as those in Afghanistan and Iraq, and the threat of other negative world events have had, and may in the future again have, a material adverse effect on Hawaii tourism. No assurance can be given that the level of passenger traffic to Hawaii will not decline in the future. A decline in the level of Hawaii passenger traffic could have a material adverse effect on our results of operations and financial condition.

Our business is subject to substantial seasonal and cyclical volatility.

Our profitability and liquidity are sensitive to seasonal volatility primarily because of leisure and holiday travel patterns. Hawaii is a popular vacation destination. Demand is typically stronger during

Risk factors

June, July, August and December and considerably weaker at other times of the year. Our results of operations generally reflect this seasonality, but are also affected by numerous other factors that are not necessarily seasonal. These factors include the extent and nature of fare changes and competition from other airlines, changing levels of operations, national and international events, fuel prices and general economic conditions, including inflation. Because a substantial portion of both personal and business airline travel is discretionary, the industry tends to experience adverse financial results in general economic downturns. During 2008 general economic conditions in the United States deteriorated before recovering modestly in 2009 and 2010. Tourism arrivals to Hawaii from the states served by Hawaiian showed positive signs of recovery in 2010 but remain below levels achieved prior to the economic decline.

The concentration of our business in Hawaii, and between Hawaii and the western United States, provides little diversification of our revenue.

Most of our revenue is generated from air transportation between the islands of Hawaii and the western United States, or within the Hawaiian Islands. Many of our competitors, particularly major network carriers with whom we compete on the transpacific routes, enjoy greater geographical diversification of their revenue. A reduction in the level of demand for travel within Hawaii, or to Hawaii from the western United States or the U.S. mainland in general, or an increase in the level of industry capacity on these routes may reduce the revenue we are able to generate and adversely affect our financial results. As these routes account for a significantly higher proportion of our revenue than they do for many of our competitors, such a reduction would have a relatively greater adverse impact on our financial results.

Our failure to successfully implement our growth strategy and related cost-reduction goals could harm our business.

Our growth strategy involves purchasing additional aircraft, expanding into new markets and initiating service on routes that we currently do not serve. It is critical that we achieve our growth strategy in order for our business to attain economies of scale and to sustain or improve our results of operations. If we are unable to hire and retain skilled personnel or to secure the required equipment and facilities, or if we are not able to otherwise successfully implement our growth strategy, our business and operations could be adversely affected.

We continue to strive toward aggressive cost-containment goals that are an important part of our business strategy of offering the best value to passengers through competitive fares while at the same time achieving acceptable profit margins and return on capital. We believe that having a lower cost structure better positions us to be able to fund our growth strategy and take advantage of market opportunities. If we are unable to adequately contain our non-fuel unit costs, we likely will not be able to achieve our growth plan and our financial results may suffer.

Our share price has been subject to extreme price fluctuations, and stockholders could have difficulty trading shares.

The market price of our stock can be influenced by many factors, a number of which are outside of our control. Some of the primary factors in the volatility of our stock price are:

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operating results and financial condition;

–>
changes in the competitive environment in which we operate;

–>
changes in jet fuel prices;

Risk factors

–>
bankruptcy filings by other airlines;

–>
increased government regulation; and

–>
general market conditions.

Additionally, in recent years the stock market has experienced extreme price and volume fluctuations that often have been unrelated to the operating performance of individual companies. These market fluctuations, as well as general economic conditions, may affect the price of our common stock.

In the past, securities class action litigation has often been instituted against a company following periods of volatility in the company's stock price. This type of litigation, if filed against us, could result in substantial costs and divert our management's attention and resources. In addition, the future sale of a substantial number of shares of common stock by us or by our existing stockholders may have an adverse impact on the market price of the shares of common stock. There can be no assurance that the trading price of our common stock will remain at or near its current level.

We are increasingly dependent on technology to operate our business.

We depend heavily on computer systems and technology, such as flight operations systems, communications systems, airport systems and reservations systems to operate our business. Any substantial or repeated failures of our computer or communications systems could negatively affect our customer service, compromise the security of customer information, result in the loss of important data, loss of revenue, and increased costs, and generally harm our business. Like other companies, our computer and communication systems may be vulnerable to disruptions due to events beyond our control, including natural disasters, power, software or equipment failures, terrorist attacks, computer viruses and hackers. There can be no assurance that the measures we have taken to reduce the adverse effects of certain potential failures or disruptions are adequate to prevent or remedy disruptions of our systems.

We are subject to various risks as a result of our fleet concentration in Boeing 717s and Boeing 767s.

Our fleet currently consists primarily of Boeing 717 and Boeing 767 aircraft. In 2006, Boeing Commercial Airplanes (Boeing) discontinued the production of the Boeing 717 aircraft model. In addition, the rate of production of Boeing 767 aircraft has significantly decreased. As a result, the availability of parts and maintenance support for Boeing 717 and Boeing 767 aircraft may become limited in future years. Additionally, we may experience increased costs in later years associated with parts acquisition for and/or maintenance support of these aircraft. Other carriers operating with a more diversified fleet may be better able to withstand such an event, if such an event occurred in the future.

We are highly reliant on third-party contractors to provide certain facilities and services for our operations, and termination of our third-party agreements could have a potentially adverse effect on our financial results.

We have agreements with Air New Zealand, US Airways, American, Continental, Delta, Island Air, and other contractors, to provide certain facilities and services required for our operations. These facilities and services include aircraft maintenance, code sharing, reservations, computer services, accounting, frequent flyer programs, passenger processing, ground facilities, baggage and cargo handling and personnel training. Our reliance on these third parties to continue to provide these important aspects of our business could impact our ability to conduct our business effectively.

Risk factors

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Maintenance agreements.  We have maintenance agreements with Delta, Air New Zealand Engineering Services, the Pratt & Whitney division of United Technologies Corporation, Rolls Royce, Honeywell and others to provide maintenance services for our aircraft, engines, parts and equipment. If one or more of our maintenance providers terminate their respective agreements, we would have to seek alternative sources of maintenance service or undertake the maintenance of these aircraft or components ourselves. We cannot assure you that we would be able to do so without interruption to our business or on a basis that is as cost-effective as our current maintenance arrangements.

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Code sharing agreements.  We have code sharing agreements with American, American Eagle, Continental, Island Air, Korean Air, United and US Airways. We also participate in the frequent flyer programs of American, American Eagle, Continental, Delta, United, US Airways, Virgin Atlantic Airways and Virgin Blue. Continental, Delta, and Virgin Atlantic Airways participate in our frequent flyer programs. Although these agreements increase our ability to be more competitive, they also increase our reliance on third parties.

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Fuel agreements.  We have a jet fuel sale and purchase contract to provide us with a substantial amount of jet fuel, which we anticipate will be sufficient to meet all of our jet fuel needs for flights originating in Honolulu during 2011. If the fuel provider terminates its agreement with us, we would have to seek an alternative source of jet fuel. We cannot assure you that we would be able to do so on a basis that is as cost-effective as our current arrangement. We have agreements with vendors at all airports we serve to provide us with fuel. Should any of these vendors cease to provide service to us for whatever reason, our operations could be adversely affected.

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Outsourcing agreements.  We have entered into agreements with a third-party contractor in India to provide certain accounting and information technology services as well as with a third-party contractor in the Philippines to provide reservation call center functions. Our agreements may materially fail to meet our service level and performance standards and commitments to our customers. Any failure of these providers to adequately perform their service obligations, or other unexpected interruptions of services, may reduce our revenue and increase our expenses, or prevent us from operating our flights profitably and providing other services to our customers. In addition, our business and financial performance could be materially harmed if our customers believe that our services are unreliable or unsatisfactory. In addition, to the extent we are unable to maintain the outsourcing or subcontracting of certain services for our business, we would incur substantial costs, including costs associated with hiring new employees, in order to return these services in-house.

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Information Technology agreements.  We have agreements in place with a number of vendors—including Sabre Holdings, ITA Software, TCS, IBM, EMC, NCR Corporation and Oracle Corporation—to provide technology products and services that support various aspects of our business. If one or more of these vendors were to terminate these agreements, we would have to seek alternative partners. This transition would be lengthy, expensive, and may affect our operations adversely.

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Travel agency and wholesale agreements.  In 2010, passenger ticket sales from travel agencies and wholesalers constituted approximately 20% of our total operating revenue. Travel agents and wholesalers generally have a choice between one or more airlines when booking a customer's flight. Accordingly, any effort by travel agencies or wholesalers to favor another airline or to disfavor us could adversely affect our revenue. Although we intend to maintain favorable relations with travel agencies and wholesalers, there can be no assurance that they will continue to do

Risk factors

  business with us. The loss of any one or several travel agencies or wholesalers may have an adverse effect on operations.

We are dependent on satisfactory labor relations.

Labor costs are a significant component of airline expenses and can substantially impact an airline's results. Labor and related benefit costs represented approximately 24.4% and 25.3%, 21.7% of our operating expenses for the years ended December 31, 2010, 2009, and 2008, respectively. The 2008 percentage includes the impact of the litigation settlement with Mesa. We may experience pressure to increase wages and benefits for our employees in the future. We may make strategic and operational decisions that require the consent of one or more of our labor unions. We cannot assure you that these labor unions will not require additional wages, benefits or other consideration in return for their consent. In addition, we have entered into collective bargaining agreements with our pilots, mechanical group employees, clerical group employees, flight attendants, and dispatchers. The agreement with our flight attendant group is currently amendable on March 31, 2011 and contract negotiations began on February 15, 2011. We cannot assure you that future agreements with our employees' unions will be on terms in line with our expectations or comparable to agreements entered into by our competitors, and any future agreements may increase our labor costs or otherwise adversely affect us. If we are unable to reach an agreement with any unionized work group, we may be subject to future work interruptions and/or stoppages, which may hamper or halt operations.

Our operations may be adversely affected if we are unable to attract and retain key executives, including our Chief Executive Officer.

We are dependent on our ability to attract and retain key executives, particularly Mark B. Dunkerley, our Chief Executive Officer, who signed an amended employment agreement in May 2010 which provided for a 3.5 year term of employment ending on November 7, 2013. Competition for such personnel in the airline industry is highly competitive, and we cannot be certain that we will be able to retain our Chief Executive Officer or other key executives or that we can attract other qualified personnel in the future. Any inability to retain our Chief Executive Officer and other key executives, or attract and retain additional qualified executives, could have a negative impact on our operations.

Our substantial debt could adversely affect our financial condition.

Our total debt at December 31, 2010 was $146.4 million. In 2010 we refinanced our existing revolving line of credit and Term Loan A with a revolving line of credit of $75 million and paid off our Term Loan B debt balances. We intend to obtain additional debt to finance upcoming aircraft deliveries including two deliveries during 2011. Our substantial debt obligations may adversely affect our ability to incur additional debt in the future on acceptable terms or at all to fund working capital, capital expenditures, acquisitions or other purposes. In addition, the requirement to service our substantial debt:

–>
makes us more vulnerable to general adverse economic conditions,

–>
requires us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow for operations and other purposes,

–>
limits our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate, and

–>
places us at a competitive disadvantage compared to any other competitor that has less debt than we do.

Risk factors

Our financial liquidity could be adversely affected by credit market conditions.

Our business requires access to capital markets to finance equipment purchases, including aircraft, and to provide liquidity in seasonal or cyclical periods of weaker revenue generation. In particular, we intend to obtain additional debt financing to finance upcoming aircraft deliveries during 2011. Additionally, we will face specific funding challenges, upon the expiration of indebtedness related to the purchase of three previously leased Boeing 767-300 aircraft in 2013 and with respect to our obligation under a purchase agreement with Airbus to acquire wide-body A330-200 aircraft and A350XWB (Extra Wide Body)-800 aircraft. Credit market conditions remained unsettled during 2010, affecting the availability of financing and increasing the cost of financing that can be acquired. We can offer no assurance that the financing we need will be available when required or that the economic terms on which it is available will not adversely affect our financial condition. If we cannot obtain financing or we cannot obtain financing on commercially reasonably terms, our financial condition will be adversely affected.

Our agreement to purchase Airbus A330-200 and A350XWB-800 aircraft significantly increases our future financial commitments and operating costs and creates implementation risk associated with the change from our current Boeing 767-300 fleet.

We currently have an agreement with Airbus to purchase 13 A330-200 aircraft and six A350XWB-800 aircraft, along with four purchase rights for additional A330-200 aircraft and six purchase rights for additional A350XWB-800 aircraft. The deliveries of the purchased A330-200 aircraft begin in 2011 with the deliveries for the purchased A350XWB-800 aircraft commencing in 2017. We also have lease agreements for three additional A330-200 aircraft which we began payment on in 2010.

We have made substantial pre-delivery payments for the purchased aircraft and are required to continue these pre-delivery payments as well as payments for the balance of the purchase price through delivery of each of the aircraft.

These commitments substantially increase our future capital spending requirements and may require us to substantially increase our level of debt in future years. There can be no assurance that we will be able to raise capital to finance these requirements or that such financing can be obtained on favorable terms or at all.

The addition of the Airbus aircraft to our fleet will require us to incur additional costs related to the acquisition of spare engines and replacement parts, maintenance of the aircraft, training of crews and ground employees, the addition of these aircraft types to our operating certificate and other implementation activities. There can be no assurance that we will be able to recover these costs through the future operation of these aircraft in our fleet or that we will not experience delays in the implementation process which could adversely affect our operations or financial performance.

Delays in scheduled aircraft deliveries or other loss of fleet capacity may adversely impact our operations and financial results.

The success of our business depends on, among other things, the ability to operate a certain number and type of aircraft, including the introduction of the Airbus aircraft. If for any reason we are unable to secure deliveries of the Airbus aircraft on contractually scheduled delivery dates and successfully introduce these aircraft into our fleet, then our business, operations and financial performance could be negatively impacted. Our failure to integrate the Airbus aircraft into our fleet as planned might require us to seek extensions of the terms for certain of our leased aircraft. Such extensions may

Risk factors

require us to operate existing aircraft beyond the point at which it is economically optimal to retire them, resulting in increased maintenance costs.

Certain of our financing agreements and our credit card processing agreements include covenants that impose substantial restrictions on our financial and business operations.

The terms of certain of our financing agreements restrict our ability to, among other things, incur additional indebtedness, grant liens, merge or consolidate, dispose of assets, prepay indebtedness, make investments, make acquisitions, enter into certain transactions with affiliates, pay dividends or make distributions to our parent company and repurchase stock. These agreements also require us to meet certain financial covenants. If we were not able to comply with the terms of these agreements, our outstanding obligations under these facilities could be accelerated and become due and payable immediately, and could also cause us to default under our other debt or lease obligations. In the event our debt was accelerated, we may not have sufficient liquidity to repay these obligations or to refinance our debt obligations, resulting in a material adverse impact on us.

Under our bank-issued credit card processing agreements, our credit card processors may hold back proceeds from advance ticket sales to serve as collateral to cover any possible chargebacks or other disputed charges that may occur. These holdbacks, which are included in restricted cash in our Consolidated Balance Sheets, totaled $5.2 million at December 31, 2010. Funds are subsequently made available to us when air travel is provided. Effective July 1, 2010, the Company amended its agreement with its largest credit card processor. This agreement with our largest credit card processor also contains financial triggers for additional holdbacks which include, among other things, the amount of unrestricted cash and short-term investment, the level of debt service coverage and operating income measured on a trailing 12-month basis. As a result of this amendment and our performance relative to the applicable financial triggers, at December 31, 2010, the holdback was 0% of the applicable credit card air traffic liability. Depending on our performance relative to these financial triggers in the future, the holdback could increase to an amount up to 100% of the applicable credit card air traffic liability. An increase in holdbacks under our credit card processing agreements would increase our restricted cash and adversely affect our liquidity. If we are unable to obtain a waiver of the requirements for the increased holdbacks, or otherwise mitigate the increase in restriction of cash, it could also cause a violation under our other debt or lease obligations. This could have a material adverse impact on us.

Our business has substantial operating leverage.

The airline industry operates on low gross profit margins and revenue that varies substantially in relation to fixed operating costs. Due to high fixed costs, the expenses of each flight do not vary proportionately with the number of passengers carried, but the revenue generated from a particular flight is directly related to the number of passengers carried and the level of average fares. Accordingly, a decrease in the number of passengers carried would cause a corresponding decrease in revenue (if not offset by higher fares), and it may result in a disproportionately greater decrease in profits.

Our obligations for funding our defined benefit pension plans are significant and are affected by factors beyond our control.

We sponsor three defined benefit pension plans, as well as a separate plan to administer pilots' disability benefits. Two of the pension plans were frozen effective October 1, 1993, and our collective bargaining agreement with our pilots provides that pension benefit accruals for certain pilots became frozen effective January 1, 2008. Nevertheless, our unfunded pension and disability obligation was

Risk factors

$129.6 million as of December 31, 2010. We made contributions of $37.9 million and $10.5 million for 2010 and 2009, respectively, and anticipate a funding of $12.0 million to the defined benefit pension and disability plans during 2011. The timing and amount of funding requirements depend upon a number of factors, including labor negotiations and changes to pension plan benefits as well as factors outside our control, such as asset returns, interest rates and changes in pension laws.

Airline strategic combinations or industry consolidation could have an impact on our competitive environment in ways yet to be determined.

The environment in the airline industry changes from time to time as carriers implement varying strategies in pursuit of profitability, including consolidation to expand operations and increase market strength and entering into global alliance arrangements. For instance, in October 2009, Mesa and Mokulele Airlines announced a joint venture to provide interisland service under the go!Mokulele brand name that includes flights between Honolulu and Kahului, Lihue, Hilo and Kona. Similarly, the merger, bankruptcy or reorganization of one or more of our competitors may result in rapid changes to the identity of our competitors in particular markets, a substantial reduction in the operating costs of our competitors, or the entry of new competitors into some or all of the markets we serve or currently are seeking to serve. We are unable to predict exactly what effect, if any, changes in the strategic landscape might have on our business, financial condition and results of operations.

Our reputation and financial results could be harmed in the event of adverse publicity.

Our customer base is broad and our business activities have significant prominence, particularly in the state of Hawaii and the other cities we serve. Consequently, negative publicity resulting from real or perceived shortcomings in our customer service, employee relations, business conduct, or other events affecting our operations could negatively affect the public image of our Company and the willingness of customers to purchase services from us, which could affect our revenue and financial results.

Our financial results may be negatively affected by increased airport rent rates and landing fees at the airports within the State of Hawaii as a result of the modernization plan.

The state of Hawaii has begun to implement a modernization plan encompassing the airports we serve within the state. Our landing fees and airport rent rates have increased to fund the modernization program. Additionally, we expect the costs for our interisland operations to increase proportionately more than the costs related to our transpacific and Pacific operations because of phased adjustments to the airport's funding mechanism, which will result in the cost changes having a proportionately higher impact on us than our competitors which do not have significant interisland operations. We can offer no assurance that we will be successful in offsetting these cost increases through other cost reductions or increases in our revenue and, therefore, can offer no assurance that our future financial results will not be negatively affected by them.

Risk factors

The State of Hawaii, which is uniquely dependent upon and affected by air transportation, now seeks to impose new state laws and regulations on the airline industry that could have an adverse effect on our financial condition and results of operations.

Hawaii is uniquely dependent upon and affected by air transportation. The bankruptcies and shutdowns of air carriers such as Aloha Airlines and ATA have profoundly affected the State, and its legislature has responded by enacting legislation that reflects and attempts to address its concerns. House Bill 2250 HD1, Act 1 of the 2008 Special Session, establishes a statutory scheme for the regulation of Hawaii interisland air carriers, provided that federal legislation is enacted to permit its implementation. Among other things, this new law establishes an air carrier commission of five unpaid members, appointed by Hawaii's Governor, within the State Department of Transportation. The commission would examine and certify all interisland carriers and regulate fares, flight schedules, all property transfers and ownership transactions of certified carriers. Vetoed by Hawaii State Governor Linda Lingle and subsequently overridden by the Hawaii State Legislature on July 8, 2008, this new law is subject to the enactment of federal legislation permitting its implementation. No such federal legislation has been initiated and we cannot predict whether it will be initiated or adopted in the future.

Additionally, in the current 2011 legislative session, the Hawaii House of Representatives passed House Bill 799 HD1 that would suspend certain exemptions from payment of State general excise and use taxes currently enjoyed by many businesses, including Hawaiian, for a period of four years from July 1, 2011 to June 30, 2015. If enacted into law after due consideration and approval by the Hawaii State Senate, Hawaiian's State tax liability could increase significantly, and result in a reduction in expected earnings.

RISKS RELATING TO THE AIRLINE INDUSTRY

The airline industry is affected by many conditions that are beyond its control, including delays, cancellations and other conditions, which could harm our financial condition and results of operations.

Hawaiian's business and the airline industry in general are impacted by conditions that are largely outside of Hawaiian's control, including among others:

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continued threat of terrorist attacks;

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actual or threatened war and political instability;

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weather and natural disasters;

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outbreak of diseases; and

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actual or potential disruptions in the air traffic control system.

Because airlines have a high percentage of fixed costs and flight expenses do not vary significantly with the number of passengers carried, a relatively small change in the number of passengers can have a disproportionate effect on the airline's operations and financial results. Therefore, any general reduction in airline passenger traffic as a result of any of the above-mentioned or other factors could harm our business, financial condition and results of operations.

Risk factors

Our operations may be adversely impacted by potential security concerns and related costs.

Since the terrorist attacks of September 11, 2001, the airline industry has experienced profound changes, including substantial revenue declines and cost increases, which have resulted in industry-wide liquidity issues. Additional terrorist attacks, even if not made directly on the airline industry or the fear of such attacks, or any hostilities or act of war, could further adversely affect the airline industry, including us, and could:

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significantly reduce passenger traffic and yields as a result of a potentially dramatic drop in demand for air travel;

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significantly increase security costs;

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make war risk or other insurance unavailable or extremely expensive;

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increase costs from flight cancellations and delays resulting from security breaches and perceived safety threats; and

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significantly increase security costs and security measures mandated by regulatory agencies, including regulation under the ATSA.

Any future terrorist attacks or the implementation of additional security-related fees could have a material adverse impact on our business, financial condition and results of operations, and on the airline industry in general.

The airline industry is subject to extensive government regulation and new regulations could have an adverse effect on our financial condition and results of operations.

Airlines are subject to extensive regulatory requirements that result in significant costs. Additional laws, regulations, taxes and airport rates and charges have been proposed from time to time that could significantly increase the cost of airline operations or reduce revenue. For example, the ATSA, which became law in November 2001, mandates the federalization of certain airport security procedures and imposes additional security requirements on airlines. The FAA from time to time issues directives and other regulations relating to the maintenance and operation of aircraft that require significant expenditures. Some FAA requirements cover, among other things, retirement of older aircraft, security measures, collision avoidance systems, airborne windshear avoidance systems, noise abatement and other environmental concerns, commuter aircraft safety and increased inspections and maintenance procedures to be conducted on older aircraft. In April 2010, the Department of Transportation adopted a series of passenger protection rules that we believe may have a significant effect on our business and operations. These rules provide, among other things, that airlines return aircraft to the gate for deplaning following tarmac delays in certain circumstances. In September 2010, the Federal Aviation Administration (FAA) proposed changes to pilots' current flight schedules including the number of flight hours and scheduled duty time. We expect to continue incurring expenses to comply with applicable regulations. We cannot predict the impact that laws or regulations may have on our operations or assure you that laws or regulations enacted in the future will not adversely affect us.

Many aspects of airlines' operations also are subject to increasingly stringent federal, state, local and foreign laws protecting the environment. U.S. federal laws that have a particular impact on us include the Airport Noise and Capacity Act of 1990, the Clean Air Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Safe Drinking Water Act and the Comprehensive Environmental Response, Compensation, and Liability Act. Governments globally are increasingly

Risk factors

focusing on the environmental impact caused by the consumption of fossil fuels and as a result have proposed or enacted legislation which may increase the cost of providing airline service or restrict its provision. We expect the focus on environmental matters to increase. Future regulatory developments in the U.S. and abroad could adversely affect operations and increase operating costs in the airline industry. For example, potential future actions that may be taken by the U.S. government, foreign governments, or the International Civil Aviation Organization to limit the emission of greenhouse gases by the aviation sector are unknown at this time, but the effect on us and our industry is likely to be adverse and could be significant. The U.S. Congress is considering climate change legislation and the Environmental Protection Agency issued a rule which regulates larger emitters of greenhouse gases. We cannot predict the impact that future environment regulations may have on our operations or assure you that regulations enacted in the future will not adversely affect us. The impact to us and our industry from such actions is likely to be adverse and could be significant, particularly if regulators were to conclude that emissions from commercial aircraft cause significant harm to the upper atmosphere or have a greater impact on climate change than other industries.

Our insurance costs are susceptible to significant increases and further increases in insurance costs or reductions in coverage could have an adverse effect on our financial results.

We carry types and amounts of insurance customary in the airline industry, including coverage for general liability, passenger liability, property damage, aircraft loss or damage, baggage and cargo liability and workers' compensation. We are required by the DOT to carry liability insurance on each of our aircraft. We currently maintain commercial airline insurance with a major group of independent insurers that regularly participate in world aviation insurance markets, including public liability insurance and coverage for losses resulting from the physical destruction or damage to our aircraft. However, there can be no assurance that the amount of such coverage will not be changed or that we will not bear substantial losses from accidents or damage to, or loss of, aircraft or other property due to other factors such as natural disasters. We could incur substantial claims resulting from an accident or damage to, or loss of, aircraft or other property due to other factors such as natural disasters in excess of related insurance coverage that could have a material adverse effect on our results of operations and financial condition.

After the events of September 11, 2001, aviation insurers significantly reduced the maximum amount of insurance coverage available to commercial air carriers for liability to persons other than employees or passengers for claims resulting from acts of terrorism, war or similar events (war-risk coverage). At the same time, they significantly increased the premiums for such coverage as well as for aviation insurance in general. As a result, war-risk insurance in amounts necessary for our operations, and at premiums that are not excessive, is not currently available in the commercial insurance market and we have therefore purchased from the U.S. government third-party war-risk insurance coverage. Explicit authority to issue war-risk insurance has been extended to September 30, 2011. It is anticipated that the federal policy will be extended again unless insurance for war-risk coverage in necessary amounts is available from independent insurers or a group insurance program is instituted by the U.S. carriers and the DOT. However, there can be no assurance that the federal policy will be renewed or an alternative policy can be obtained in the commercial market at a reasonable cost. Although our overall hull and liability insurance costs have been reduced since the post-2001 increases, there can be no assurance that these reductions would be maintained in the event of future increases in the risk, or perceived risk, of air travel by the insurance industry, or a reduction of capital flows into the aviation insurance market.

Risk factors

We are at risk of losses and adverse publicity in the event of an aircraft accident.

We are exposed to potential losses that may be incurred in the event of an aircraft accident. Any such accident could involve not only the repair or replacement of a damaged aircraft and its consequential temporary or permanent loss of revenue, but also significant potential claims of injured passengers and others. In addition, any aircraft accident or incident could cause a public perception that we are less safe or reliable than other airlines, which would harm our business.

RISKS RELATED TO THE NOTES AND THE UNDERLYING SHARES OF COMMON STOCK

We are a holding company and our ability to repay the notes depends on the cash flows generated by and provided to us by our subsidiaries.

We are a holding company and conduct all of our business through our wholly owned operating subsidiaries, including Hawaiian. We do not maintain a borrowing facility at the parent level and are dependent on the cash flow generated by the operations of our subsidiaries and on dividends and other payments to us from our subsidiaries to meet our liquidity needs and debt service and other obligations, including payment of the notes. Each of Hawaiian and our other subsidiaries is a separate and distinct legal entity and has not provided a guarantee of, or otherwise become obligated with respect to, the notes. Furthermore, none of our subsidiaries is under any obligation to make payments or distributions to us, and any payments or distributions to us would depend on the earnings or financial condition of our subsidiaries and various business considerations.

The terms of the amended and restated credit agreement entered into by Hawaiian, as borrower, the Company as guarantor, each of the lenders party thereto and Wells Fargo Capital Finance, Inc., as arranger and administrative agent for the lenders (the "Credit Agreement"), limit, and the terms of our or our subsidiaries' other existing and future indebtedness may limit, the extent to which our subsidiaries, including Hawaiian, may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or our other subsidiaries. For instance, the Credit Agreement permits Hawaiian to make dividends or distributions to us to pay regularly scheduled interest payments on the notes, to pay cash upon conversion of the notes and to repurchase the notes upon the occurrence of a fundamental change only if specified conditions are met. Other statutory, contractual or other restrictions may also limit our subsidiaries' ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make payments on the notes at maturity, on regularly scheduled interest payment dates or upon a fundamental change. In addition, these restrictions limit our ability to elect to settle conversions of the notes in cash. In addition, if an event of default as defined in the Credit Agreement occurs under the Credit Agreement, the collateral provided by our subsidiaries, which constitute substantially all of the Company's consolidated operating assets, would be available to satisfy the amounts owed to the lenders under the Credit Agreement prior to being available for distribution to us. See "Description of material indebtedness."

Future borrowings by us, Hawaiian and other subsidiaries may include additional restrictions on the ability of Hawaiian and our other subsidiaries to provide us with their cash. In addition, under applicable state law, Hawaiian and other subsidiaries may be limited in the amounts they are permitted to pay as dividends on their capital stock.

Risk factors

The notes are unsecured, are effectively subordinated to all of our existing and future secured indebtedness (to the extent of the value of the assets securing such indebtedness) and are structurally subordinated to all liabilities of our subsidiaries, including trade payables.

The notes are unsecured, are effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness, and are structurally subordinated to all liabilities of our subsidiaries, including trade payables. As of December 31, 2010, we had approximately $143.6 million of consolidated secured indebtedness outstanding and approximately $188.8 million of total consolidated indebtedness outstanding. As of December 31, 2010, our subsidiaries had approximately $839.3 million of outstanding indebtedness and other liabilities of a type required to be reflected on a balance sheet in accordance with U.S. generally accepted accounting principles (including trade payables but excluding inter-company obligations), all of which is structurally senior to the notes. In the event of our insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up, we may not have sufficient assets to pay amounts due on any or all of the notes then outstanding. See "Description of notes—Ranking."

None of our subsidiaries has guaranteed or otherwise become obligated with respect to the notes. Our right to receive assets from any of our subsidiaries upon its liquidation or reorganization, and the right of holders of the notes to participate in those assets, is structurally subordinated to claims of that subsidiary's creditors, including trade creditors. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us.

We are leveraged financially, and the increased leverage as a result of this offering may harm our financial condition and results of operations.

Our total consolidated long-term debt as of December 31, 2010 was approximately $132.1 million and represented approximately 29% of our total capitalization, excluding current indebtedness of approximately $14.3 million, as of that date. As of December 31, 2010, on a pro forma basis to give effect to the sale of the notes (assuming no exercise of the underwriters' option to purchase additional notes), we would have had total consolidated long-term debt of approximately $135.4 million, representing 29.3% of our total capitalization, excluding current indebtedness of approximately $14.3 million, as of that date. The indenture for the notes will not restrict our or our subsidiaries' ability to incur additional indebtedness.

Our level of indebtedness could have important consequences to you, because:

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it could affect our ability to satisfy our obligations under the notes;

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a substantial portion of our consolidated cash flows from operations will have to be dedicated to interest and principal payments and may not be available for operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other purposes;

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it may impair our ability to obtain additional financing in the future;

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it may limit our flexibility in planning for, or reacting to, changes in our business and industry; and

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it may make us more vulnerable to downturns in our business, our industry or the economy in general.

Our operations may not generate sufficient cash to enable us to service our debt. If we fail to make a payment on the notes, we could be in default on the notes, which might in turn constitute a default

Risk factors

under the terms of our or our subsidiaries' other indebtedness. Conversely, a default on our other outstanding indebtedness may cause a default under the notes.

We have made only limited covenants in the indenture for the notes, and these limited covenants may not protect your investment.

The indenture for the notes does not:

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require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

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limit our subsidiaries' ability to incur indebtedness or other liabilities that would effectively rank senior to the notes;

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limit our ability to incur secured indebtedness or indebtedness that is equal in right of payment to the notes;

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restrict our subsidiaries' ability to issue securities that would be senior to the common stock of our subsidiaries held by us;

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restrict our ability to repurchase our securities;

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restrict our ability to pledge our assets or those of our subsidiaries; or

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restrict our ability to make investments or to pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

Furthermore, the indenture for the notes contains only limited protections in the event of a change of control. We could engage in many types of transactions, such as acquisitions, refinancings or recapitalizations, that could substantially affect our capital structure and the value of the notes and our common stock but may not constitute a "fundamental change" that permits holders to require us to repurchase their notes or a "make-whole fundamental change" that permits holders to convert their notes at an increased conversion rate. For these reasons, you should not consider the covenants in the indenture or the repurchase features of the notes as a significant factor in evaluating whether to invest in the notes.

We may not have the ability to raise the funds to pay interest on the notes or the principal of the notes at maturity, to purchase the notes upon a fundamental change or to pay cash due upon conversion.

The notes bear interest semi-annually as set forth on the cover of this prospectus supplement. In addition, we may in certain circumstances be obligated to pay additional interest. If a fundamental change occurs, holders of the notes may require us to repurchase, for cash, all or a portion of their notes. In addition, upon conversion of the notes, if we have elected to pay cash in respect of all or a portion of our conversion obligation (other than solely cash in lieu of fractional shares), or if we have irrevocably elected net share settlement of the notes, we will be required to pay cash in respect of all or a portion of our conversion obligation. We may not have sufficient funds to pay the interest, principal, repurchase price or cash in respect of our conversion obligation when due. Furthermore, the terms of the Credit Agreement limit, and the terms of our or our subsidiaries' other existing and future indebtedness may limit, the extent to which our subsidiaries, including Hawaiian, may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or our subsidiaries. If we do not have sufficient financial resources, we may have to raise funds through debt or equity financing. Our ability to raise this financing will depend on prevailing market conditions. Further, we

Risk factors

may not be able to raise this financing on acceptable terms or within the period required to satisfy our obligation to make timely payment under the terms of the notes or at all.

Moreover, our ability to fund a required repurchase of the notes upon a fundamental change or to secure third-party financing to do so may be adversely affected to the extent that the Credit Agreement and our or our subsidiaries' current or future debt instruments also require the repayment of such debt upon the occurrence of such a fundamental change. In addition, our ability to repurchase the notes when required upon a fundamental change is restricted by the terms of the Credit Agreement and may be restricted by law or by the terms of other agreements to which we or our subsidiaries are now and may hereafter be parties. If we fail to pay interest on the notes, repurchase the notes or pay any cash payment due upon conversion when required, we will be in default under the indenture governing the notes, which might in turn constitute a default under the terms of the Credit Agreement and our or our subsidiaries' other indebtedness. In addition, the exercise by holders of the notes of their right to require us to repurchase their notes upon a fundamental change could cause a default under the Credit Agreement and our other outstanding indebtedness, even if the fundamental change itself does not. If an event of default occurs under the Credit Agreement, the collateral provided by our subsidiaries, which constitute substantially all of the Company's consolidated operating assets, would be available to satisfy the amounts owed to the lenders under the Credit Agreement prior to being available for distribution to us. See "Description of notes—Interest payments," "Description of notes—Holders May require us to repurchase their notes upon a fundamental change," "Description of notes—Events of default" and "Description of material indebtedness."

Our election to pay cash in respect of some or all of our conversion obligation may have adverse consequences.

Our election to pay cash in respect of all or a portion of our conversion obligation (other than solely cash in lieu of fractional shares) or our irrevocable election of net share settlement of the notes as described under "Description of notes—Conversion rights," may:

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result in holders receiving no shares upon conversion or fewer shares relative to the conversion value of the notes;

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reduce our liquidity;

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delay holders' receipt of the consideration due upon conversion; and

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subject holders to market risk before receiving any shares upon conversion.

We will generally pay or deliver, as the case may be, the consideration due upon conversion of the notes as soon as practicable, but in no event later than (1) three business days after the last trading day in the cash settlement averaging period (if we have elected to pay cash in respect of all or a portion of our conversion obligation (other than solely cash in lieu of fractional shares) or we have irrevocably elected net share settlement of the notes), which will generally be at least 36 trading days after the date holders surrender their notes for conversion, but will not begin until the 32nd scheduled trading day immediately preceding the maturity date in the case of conversion dates occurring on or after November 15, 2015, or (2) three business days after the conversion date (if we have elected to deliver solely shares of our common stock (other than paying solely cash in lieu of any fractional share) upon conversion of the notes or if we have irrevocably elected full physical settlement); provided that we will deliver the consideration due upon conversion of the notes on the maturity date in the case of conversion dates that occur on or after March 1, 2016 (if we have elected to deliver solely shares of our common stock (other than paying solely cash in lieu of any fractional share) upon conversion of the notes or if we have irrevocably elected full physical settlement). In addition, if (x) we

Risk factors

have elected to pay cash in respect of all or a portion of our conversion obligation (other than solely cash in lieu of fractional shares) or (y) we have irrevocably elected net share settlement of the notes, because the consideration due upon conversion is based on the trading prices of our common stock during the cash settlement averaging period, any decrease in the price of our common stock after you surrender your notes for conversion may significantly decrease the value of any shares of our common stock that you receive upon conversion. Specifically, if the trading price of our common stock at the end of such period is below the average of the volume-weighted average price of our common stock during such period, the value of any shares of common stock that you receive in satisfaction of our conversion obligation will be less than the value used to determine the number of shares of common stock you will receive.

The conversion rate of the notes may not be adjusted for all dilutive events that may occur.

As described under "Description of notes—Conversion rights—Adjustments to the conversion rate," we will adjust the conversion rate of the notes for certain events, including, among others:

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the issuance of share dividends on our common stock;

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the issuance of certain rights, options and warrants;

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certain subdivisions and combinations of our capital stock;

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certain distributions of capital stock, indebtedness, securities, property or assets; and

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certain tender or exchange offers.

We will not adjust the conversion rate for other events, such as an issuance of our common stock for cash or in connection with an acquisition, that may adversely affect the trading price of the notes or our common stock. If we engage in any of these types of transactions, the value of the shares of common stock underlying your notes may be impacted. An event that adversely affects the value of the notes, but does not result in an adjustment to the conversion rate, may occur. Also, we will not increase the conversion rate to an amount that exceeds 163.6661 shares of common stock per $1,000 principal amount of notes (subject to adjustment in the same manner as the conversion rate).

Furthermore, the terms of the Credit Agreement may limit, and any future credit agreement or other agreements relating to our indebtedness may limit, our ability to change the conversion right of the notes upon certain reclassifications, business combinations and asset sales, or may provide that such events constitute a default under that agreement. Our failure to change the conversion right when required would constitute an event of default under the indenture, which might constitute an event of default under the terms of our other indebtedness.

The increase in the conversion rate applicable to notes that holders convert in connection with a make-whole fundamental change may not adequately compensate you for the lost option time value of your notes as a result of that fundamental change.

If a make-whole fundamental change occurs prior to the maturity date, we will, under certain circumstances, increase the conversion rate applicable to holders who convert their notes within a specified time frame. The amount of the increase in the conversion rate depends on the date when the make-whole fundamental change becomes effective and the applicable price, as described in this prospectus supplement. See "Description of notes—Conversion rights—Adjustment to the conversion rate upon the occurrence of a make-whole fundamental change."

Risk factors

Although the increase in the conversion rate is designed to compensate you for the lost option time value of your notes as a result of the make-whole fundamental change, the increase in the conversion rate is only an approximation of the lost value and may not adequately compensate you for the actual loss. In addition, you will not be entitled to an increased conversion rate if the applicable price is greater than $30.00 per share of common stock or less than $6.11 per share of common stock (in each case, subject to adjustment).

Our obligation to increase the conversion rate as described above could also be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness of economic remedies. In addition, we will not increase the conversion rate to an amount that exceeds 163.6661 shares of common stock per $1,000 principal amount of notes (subject to adjustment in the same manner as the conversion rate).

The conditional conversion features of the notes, if triggered, may adversely affect our financial condition and operating results.

In the event the conditional conversion features of the notes are triggered, holders of notes will be entitled to convert the notes at any time during specified periods at their option. See "Description of notes—Conversion rights." If one or more holders elect to convert their notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock (other than solely cash in lieu of any fractional share) or if we have irrevocably elected full physical settlement of the notes, we would be required to make cash payments to satisfy all or a portion of our conversion obligation based on the applicable conversion rate, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their notes, if we have irrevocably elected net share settlement of the notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which could result in a material reduction of our net working capital.

The conditional conversion feature of the notes could result in your receiving less than the value of our common stock into which the notes would otherwise be convertible.

Prior to the close of business on the business day immediately preceding November 15, 2015, you may convert your notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes until November 15, 2015 or thereafter.

Conversion of the notes could dilute the ownership interest of existing stockholders, including holders who had previously converted their notes.

To the extent we issue common stock upon conversion of the notes, such conversion would dilute the ownership interests of existing stockholders, including holders who had previously converted their notes, despite the expected reduction of such dilution as a result of the convertible note hedge transactions. For example, we may elect to settle a conversion solely in shares of our common stock, in which case we would generally only be entitled to receive a number of shares under the convertible note hedge transactions corresponding to the amount, if any, by which the shares we are required to deliver upon conversion of the notes have a value that exceeds the principal amount of converted notes. In addition, in certain circumstances, such as a conversion of notes where we have elected to settle our conversion obligation solely in shares of our common stock or a conversion of notes in connection with a make-whole fundamental change, the value of cash and/or shares we are entitled to receive under the convertible note hedge transactions may be less than the value of cash and/or shares in excess of the principal amount of the notes that we are obligated to deliver upon conversion of the

Risk factors

notes. Furthermore, the warrant transactions will separately have a dilutive effect to the extent that the market value per share of our common stock exceeds the applicable strike price of the warrants. Sales of our common stock in the public market or sales of any of our other securities could dilute ownership and earnings per share, and even the perception that such sales could occur could cause the market price of our common stock to decline. The market price of our common stock could also decline as a result of sales of shares of our common stock made after this offering or the perception that such sales could occur.

Future issuances of shares of common stock and hedging activities in connection with the notes offering may depress the trading price of our common stock and the notes.

Any issuance of equity securities after this offering, including any issuance of shares of our common stock upon conversion of the notes, could dilute the interests of our existing shareholders, including holders who have received shares of our common stock upon conversion of their notes, and could substantially decrease the trading price of our common stock and the notes. We may issue equity securities in the future for a number of reasons, including to finance our operations and business strategy (including in connection with acquisitions, strategic collaborations or other transactions), to adjust our ratio of debt to equity, to satisfy our obligations upon the exercise of outstanding warrants or options or for other reasons.

In addition, the price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that we expect to develop involving our common stock. The hedging or arbitrage could, in turn, affect the trading price of the notes or any common stock that holders receive upon conversion of the notes.

Recent regulatory actions may adversely affect the trading price and liquidity of the notes.

We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors that employ a convertible arbitrage strategy with respect to convertible debt instruments typically implement that strategy by selling short the common stock underlying the convertible notes and dynamically adjusting their short position while they hold the notes. Investors may also implement this strategy by entering into swaps on the common stock in lieu of or in addition to short selling the common stock. As a result, any specific rules regulating equity swaps or short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales or equity swaps with respect to our common stock could adversely affect the ability of investors in, or potential purchasers of, the notes to conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the notes. This could, in turn, adversely affect the trading price and liquidity of the notes.

At an open meeting on February 24, 2010, the Securities and Exchange Commission (the "SEC") adopted a new short sale price test through an amendment to Rule 201 of Regulation SHO. The amendments to Rule 201 became effective on May 10, 2010 and restrict short selling when the price of a "covered security" has triggered a "circuit breaker" by falling at least 10% in one day, at which point short sale orders can be displayed or executed only if the order price is above the current national best bid, subject to certain limited exceptions. Compliance with the amendments to Rule 201 was required by February 28, 2011. Because our common stock is a "covered security," the new restrictions may interfere with the ability of investors in, and potential purchasers of, the notes, to

Risk factors

effect short sales in our common stock and conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the notes.

In addition, on June 10, 2010 the SEC approved a six-month pilot, or the circuit breaker pilot, pursuant to which several national securities exchanges and the Financial Industry Regulatory Authority adopted rules to halt trading in securities included in the S&P 500 Index if the price of any such security moves 10% or more from a sale in a five-minute period. On September 10, 2010, the SEC approved an expansion of the circuit breaker pilot to include component securities of the Russell 1000 Index and over 300 exchange traded funds. Our common stock is not included in either the S&P 500 Index or the Russell 1000 Index and therefore is not subject to the circuit breaker pilot at this time. However, the SEC could further expand the circuit breaker pilot in the future or adopt other rules that limit trading in response to market volatility. Any such additional regulatory actions may decrease or prevent an increase in the market price or liquidity of our common stock or interfere with the ability of investors in, and potential purchasers of, the notes, to effect hedging transactions in or relating to our common stock and conduct the convertible arbitrage strategy that we believe they will employ, or will seek to employ, with respect to the notes.

On July 21, 2010, the United States enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act. This new legislation may require many over-the-counter swaps and security-based swaps to be centrally cleared and traded on exchanges or comparable trading facilities. In addition, swap dealers, security-based swap dealers, major swap participants and major security-based swap participants may be required to comply with margin and capital requirements as well as public reporting requirements to provide transaction and pricing data on both cleared and uncleared swaps. These requirements could adversely affect the ability of investors in, or potential purchasers of, the notes to implement a convertible arbitrage strategy with respect to the notes (including increasing the costs incurred by such investor in implementing such strategy). This could, in turn, adversely affect the market price and liquidity of the notes. The portion of the legislation relating to swaps and security-based swaps will generally become effective on the later of 360 days following the enactment of the legislation and no less than 60 days after the publication of the final rule. However, it is unclear whether the margin requirements will apply retroactively to existing swap transactions. We cannot predict how this legislation will be implemented by the SEC and the Commodity Futures Trading Commission or the magnitude of the effect that this legislation will have on the market price or liquidity of the notes.

Although the direction and magnitude of the effect that the amendments to Regulation SHO, the circuit breaker pilot, the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any additional regulations may have on the market price and the liquidity of the notes will depend on a variety of factors, many of which cannot be determined at this time, past regulatory actions have had a significant impact on the market prices and liquidity of convertible debt instruments. For example, in September 2008, the SEC issued emergency orders generally prohibiting short sales in the common stock of a variety of financial services companies while Congress worked to provide a comprehensive legislative plan to stabilize the credit and capital markets. The orders made the convertible arbitrage strategy that many convertible debt investors employ difficult to execute and adversely affected both the liquidity and market price of convertible notes issued by many of the financial services companies subject to the prohibition. Any governmental actions that restrict the ability of investors in, or potential purchasers of, the notes to effect short sales in our common stock or to implement hedging strategies, including the recently adopted amendments to Regulation SHO or the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act, could similarly adversely affect the market price and the liquidity of the notes.

Risk factors

Volatility of the market price of our common stock may depress the trading price of the notes.

The market price of our common stock has experienced, and may continue to experience, significant volatility. From March 17, 2010 through March 17, 2011, the trading price of our common stock on The NASDAQ Global Select Market has ranged from a low of $4.69 per share to a high of $8.69 per share. Because the notes may be convertible into, and are convertible based upon the price of, our common stock, volatility in the price of our common stock may depress the trading price of the notes. The risk of volatility and depressed prices of our common stock also applies to holders who receive shares of our common stock upon conversion of their notes.

Numerous factors, including many over which we have no control, may have a significant impact on the market price of our common stock, including, among other things:

–>
our operating and financial performance and prospects;

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our ability to repay our debt;

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investor perceptions of us and the industry and markets in which we operate;

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changes in earnings estimates or buy/sell recommendations by analysts; and

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general financial, domestic, international, economic and other market conditions.

In addition, the stock market in recent years has experienced extreme price and trading volume fluctuations that often have been unrelated or disproportionate to the operating performance of individual companies. These broad market fluctuations may adversely affect the price of our common stock, regardless of our operating performance. In addition, sales of substantial amounts of our common stock in the public market after this offering, or the perception that those sales may occur, could cause the market price of our common stock to decline. Furthermore, shareholders may initiate securities class action lawsuits if the market price of our common stock drops significantly, which may cause us to incur substantial costs and could divert the time and attention of our management.

These factors, among others, could significantly depress the trading price of the notes and the price of our common stock, if any, issued upon conversion of the notes.

If an active and liquid trading market for the notes does not develop, the market price of the notes may decline and you may be unable to sell your notes at the price you desire or at all.

The notes are a new issue of securities for which there is currently no public market. We do not intend to list the notes on any securities exchange or to arrange for their quotation on any interdealer quotation system. An active trading market may not develop for the notes. Even if a trading market for the notes develops, the market may not be liquid. If an active trading market does not develop, you may be unable to resell your notes or may only be able to sell them at a substantial discount.

We may invest or spend the proceeds in this offering in ways with which you may not agree and in ways that may not earn a profit.

We intend to use (1) a portion of the net proceeds from this offering to pay the cost of the convertible note hedge transactions (after such cost is partially offset by the proceeds to us from the sale of the warrants) described in "Description of convertible note hedge and warrant transactions," (2) a portion of the net proceeds from this offering to repay a portion of the outstanding loans under the Credit Agreement and (3) the remaining net proceeds from this offering for general corporate purposes, which

Risk factors

could include working capital, fleet capital expenditures, acquisitions, refinancing of existing or other debt or other capital transactions. However, we will retain broad discretion over the use of the proceeds from this offering and may use them for purposes other than those contemplated at the time of this offering. You may not agree with the ways we decide to use these proceeds, and our use of the proceeds may not earn any profits.

Provisions in our amended and restated certificate of incorporation could result in the loss of voting rights with respect to shares received on conversion of the notes.

United States law prohibits non-U.S. citizens from owning more than 25% of the voting interest of a U.S. air carrier or controlling a U.S. air carrier. Our amended and restated certificate of incorporation prohibits the ownership or control of more than 25% (to be increased or decreased from time to time, as permitted under the laws of the U.S.) of our issued and outstanding voting capital stock by persons who are not "citizens of the U.S." A non-U.S. citizen who receives common stock upon conversion of the notes will be subject to this provision and may lose voting rights with respect to those shares if at any time the Company determines that the 25% threshold has been exceeded.

Provisions in the indenture for the notes, our amended and restated certificate of incorporation and bylaws could discourage potential acquisition proposals and could deter or prevent a change of control.

If a "fundamental change" occurs, holders of the notes will have the right, at their option, to require us to repurchase all or a portion of their notes. In the event of a "make-whole fundamental change," we also may be required to increase the conversion rate applicable to notes surrendered for conversion in connection with such make-whole fundamental change. In addition, the indenture for the notes prohibits us from engaging in certain mergers or acquisitions unless, among other things, the surviving entity assumes our obligations under the notes.

In addition, certain provisions of our amended and restated certificate of incorporation and bylaws, as well as Delaware statutes, could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise and to remove incumbent officers and directors and may have the effect of delaying, deferring or preventing a change in control. For example, our amended and restated certificate of incorporation and bylaws require that any action required or permitted to be taken by our stockholders must be taken at a duly called annual or special meeting of the stockholders and may not be taken by a consent in writing. In addition, special meetings of our stockholders may be called only by the board of directors or the chairperson of the board of directors. Our bylaws require advance notice of any director nominations or other stockholder proposals to be brought before an annual stockholders meeting. Our amended and restated certificate of incorporation provides that certain amendments of the certificate of incorporation require the approval of at least two-thirds of the voting power of all outstanding stock. In addition, we have eliminated cumulative voting. These provisions may make it more difficult for other persons, without the approval of our board of directors, to make a tender offer or otherwise acquire substantial amounts of our common stock or to launch other takeover attempts that a shareholder might consider to be in such shareholder's best interest. These provisions could limit the price that some investors might be willing to pay in the future for shares of our common stock.

Furthermore, United States law prohibits non-U.S. citizens from owning more than 25% of the voting interest of a U.S. air carrier or controlling a U.S. air carrier. Our amended and restated certificate of incorporation prohibits the ownership or control of more than 25% (to be increased or decreased from time to time, as permitted under the laws of the U.S.) of our issued and outstanding voting capital stock by persons who are not "citizens of the U.S."

Risk factors

If securities or industry analysts change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock is influenced by the research and reports that industry or securities analysts publish about us, our business or our market. If one or more of the analysts who cover us change their recommendation regarding our stock adversely, our stock price would likely decline. If one or more of these analysts ceases coverage of our company or fails to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

An adverse rating of the notes may cause their trading price to fall.

We do not intend to seek a rating for the notes, but if a rating agency rates the notes, it may assign a rating that is lower than the ratings assigned to our other debt. Ratings agencies also may lower ratings on the notes in the future. If rating agencies assign a lower-than-expected rating or reduce, or indicate that they may reduce, their ratings in the future, the trading price of the notes could significantly decline.

As a holder of notes, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold notes, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting our common stock. You will have the rights with respect to (and will be the record holder of) our common stock only on the conversion date (if we have elected to deliver solely shares of our common stock (other than paying solely cash in lieu of any fractional share) upon conversion of the notes or if we have irrevocably elected full physical settlement of the notes) or the last trading day of the applicable cash settlement averaging period (if we have elected to pay cash in respect of a portion (but not all) of our conversion obligation (other than solely cash in lieu of fractional shares) or we have irrevocably elected net share settlement of the notes), and only to the extent that we are obligated to deliver to you shares of common stock in respect of our conversion obligation. For example, in the event that an amendment is proposed to our articles of incorporation or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the date you are deemed the record owner of our common stock, if any, due upon conversion, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock. In addition, because the notes may be settled by payment of solely cash, you may not receive any shares upon conversion.

We do not intend to pay cash dividends on our common stock in the foreseeable future.

We currently intend to continue our policy of retaining earnings to finance the growth of our business. Furthermore, restrictions in our financing agreements and certain of our aircraft lease agreements limit our ability to pay dividends on our common stock. As a result, we do not anticipate paying cash dividends on our common stock in the foreseeable future. Because we do not anticipate paying cash dividends for the foreseeable future, holders who convert their notes and receive shares of our common stock will not realize a return on their investment unless the trading price of our common stock appreciates, which we cannot assure.

Risk factors

You may have to pay U.S. federal income tax if we adjust the conversion rate in certain circumstances, even if you do not receive any cash.

The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of certain cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you will be deemed to have received for U.S. federal income tax purposes a taxable dividend to the extent of our earnings and profits without the receipt of any cash. If you are a Non-U.S. Holder (as defined in "Material U.S. federal income tax considerations"), such deemed dividend may be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty), which may be withheld from subsequent payments on the notes. See "Dividend policy" and "Material U.S. federal income tax considerations."

If certain types of fundamental changes occur on or prior to the maturity date of the notes, under some circumstances, we will increase the conversion rate for notes converted in connection with the fundamental change. Such increase may be treated as a distribution subject to U.S. federal income tax as a dividend. See "Material U.S. federal income tax considerations."

The accounting method for convertible debt securities that may be settled in cash, such as the notes, is the subject of recent changes that could have a material effect on our reported financial results.

Generally accepted accounting principles ("GAAP") require that an entity separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer's economic interest cost. The effect on the accounting for the notes is that the equity component would be included in the additional paid-in-capital section of stockholders' equity on our consolidated balance sheet and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the discounted carrying value of the notes to their face amount over the term of the notes. We will report lower net income in our financial results because GAAP requires interest to include both the current period's amortization of the debt discount and the instrument's coupon interest, which could adversely affect our reported or future financial results, the trading price of our common stock and the trading price of the notes.

The convertible note hedge and warrant transactions may affect the value of the notes and our common stock.

In connection with the pricing of the notes, we entered into privately negotiated convertible note hedge transactions with one or more of the hedge counterparties. We also entered into private negotiated warrant transactions with one or more of the hedge counterparties. The convertible note hedge transactions are intended to reduce the potential dilution of our common stock and/or offset potential cash payments in excess of the principal amount of the notes, as the case may be, upon conversion of the notes. However, the warrant transactions will separately have a dilutive effect on our earnings per share to the extent that the market price per share of our common stock exceeds the strike price of the warrants. If the underwriters exercise their over-allotment option, we may enter into additional convertible note hedge transactions and additional warrant transactions.

In connection with establishing its initial hedge of the convertible note hedge and warrant transactions, each hedge counterparty or its affiliates expects to enter into various derivative transactions with

Risk factors

respect to our common stock concurrently with or shortly after the pricing of the notes. These activities could increase (or reduce the size of any decrease in) the market price of our common stock or the notes concurrently with or shortly after the pricing of the notes.

In addition, the hedge counterparties or their affiliates are likely to modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes. In particular, such hedge modification transactions are likely to occur on or around any conversion date and during any cash settlement averaging period related to a conversion of notes.

In addition, if any such convertible note hedge and warrant transactions fail to become effective, whether or not this offering of notes is completed, the hedge counterparties or their affiliates are likely to unwind their hedge positions with respect to our common stock, which could adversely affect the value of our common stock and, if the notes have been issued, the value of the notes.

The effect, if any, of any of these transactions and activities on the market price of our common stock or the trading price of the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of our common stock and the value of the notes and, as a result, the amount of cash and/or the number and value of shares of our common stock that you will receive upon the conversion of the notes.

We are subject to the risk that the hedge counterparties cannot, or do not, fulfill their obligations under the convertible note hedge transactions.

Recent global economic conditions have resulted in the actual or perceived failure or financial difficulties of many financial institutions. If any hedge counterparty is unwilling or unable to perform its obligations under a convertible note hedge transaction for any reason, we would not be able to receive the benefit of such transaction. We cannot provide any assurances as to the financial stability or viability of the hedge counterparties.

The U.S. federal income tax consequences of a conversion of a note into a combination of cash and shares of our common stock are uncertain.

The U.S. federal income tax consequences of a conversion of a note into a combination of cash and shares of our common stock are uncertain and would differ depending on how the conversion was characterized. Such a conversion may be treated as in part a payment in redemption for cash of a portion of the note and in part a conversion of a portion of the note into common stock. Alternatively, if the note constitutes a "security" for U.S. federal income tax purposes, a U.S. holder may be treated as exchanging the note for our common stock and cash in a recapitalization for U.S. federal income tax purposes. See "Material U.S. federal income tax considerations."

The notes initially will be held in book-entry form and, therefore, you must rely on the procedures and the relevant clearing systems to exercise your rights and remedies.

Unless and until certificated notes are issued in exchange for book-entry interest in the notes, owners of the book-entry interest will not be considered owners or holders of notes. Instead, DTC, or its nominee, will be the sole holder of the notes. Payments of principal, interest and other amounts owing on or in respect of the notes in global form will be made to the paying agent, which will make payments to DTC. Thereafter, such payments will be credited to DTC participants' accounts that hold book-entry interests in the notes in global form and credited by such participants to indirect

Risk factors

participants. Unlike holders of the notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from holders of the notes. Instead, if you won a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from DTC or, if applicable, a participant. We cannot assure you that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any requested action on a timely basis.

 Use of proceeds

We estimate that the net proceeds to us from this offering will be approximately $72.0 million (or approximately $82.9 million if the underwriters exercise their over-allotment option in full), after deducting the underwriters' discounts and commissions and estimated offering expenses payable by us. We intend to use (1) a portion of the net proceeds of this offering to pay the cost of the convertible note hedge transactions (after such cost is partially offset by the proceeds to us from the sale of the warrants), (2) a portion of the net proceeds of this offering to repay a portion of the outstanding loans under the Credit Agreement and (3) the remaining net proceeds of this offering for general corporate purposes, which could include working capital, fleet capital expenditures, acquisitions, refinancing of existing or other debt or other capital transactions. From time to time, we evaluate potential acquisitions; however, we do not currently have any agreements with respect to any such material acquisitions.

The cost of the convertible note hedge transactions, after being partially offset by the proceeds from the sale of the warrants, will be approximately $6.6 million. If the option granted to the underwriters to purchase additional notes is exercised, we intend to use a portion of the net proceeds from the sale of additional notes to increase the size of the convertible note hedge transactions. We intend to also sell additional warrants, which would result in additional proceeds to us. We expect to use the remaining proceeds, together with the proceeds from the sale of additional warrants, for general corporate purposes, as described above. See "Description of convertible note hedge and warrant transactions."

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, our management will have broad discretion to allocate the net proceeds of the offerings. Net proceeds may be temporarily invested in interest-bearing instruments prior to use.

 Price range of our common stock

Our common stock is listed on the NASDAQ Global Select Market under the symbol "HA." The following table sets forth, for the periods indicated, the range of high and low sales prices for our common stock as reported on the NASDAQ Global Select Market.

	High	Low

Year Ended December 31, 2009:
First quarter	$6.70	$2.17
Second quarter	6.08	3.52
Third quarter	8.80	5.16
Fourth quarter	9.18	6.12
Year Ended December 31, 2010:
First quarter	$8.15	$5.90
Second quarter	7.51	5.16
Third quarter	6.20	4.69
Fourth quarter	8.69	5.73
Year Ended December 31, 2011:
First quarter (through March 17, 2011)	$8.10	$6.31

As of December 31, 2010, there were approximately 1,131 holders of record of our common stock. A substantially greater number of holders of our common stock are in "street name" or beneficial holders, whose shares are held of record by banks, brokers and other financial institutions.

The last reported sale price of our common stock on the NASDAQ Global Select Market on March 17, 2011 was $6.11 per share. Past price performance is not indicative of future price performance.

Dividend policy and other restrictions

We paid no dividends in 2010 or 2009. Restrictions in our financing agreements and certain of our aircraft lease agreements limit our ability to pay dividends on our common stock. We do not anticipate paying periodic cash dividends on our common stock for the foreseeable future.

United States law prohibits non-U.S. citizens from owning more than 25% of the voting interest of a U.S. air carrier or controlling a U.S. air carrier. Our amended and restated certificate of incorporation prohibits the ownership or control of more than 25% (to be increased or decreased from time to time, as permitted under the laws of the U.S.) of our issued and outstanding voting capital stock by persons who are not "citizens of the U.S." As of December 31, 2010, we believe we are in compliance with the law as it relates to voting stock held by non-U.S. citizens.

 Ratio of earnings to fixed charges

The following table sets forth our ratio of earnings to fixed charges on a historical basis for each of the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus supplement.

	Fiscal year ended December 31,
	2006	2007	2008		2009		2010

	(in thousands, except amounts expressed as ratios)
Ratio of earnings to fixed charges(1)	N/A	N/A	1.84	x	2.47	x	2.17	x
Deficiency of earnings available to cover fixed charges	$44,779	3,380	N/A		N/A		N/A

(1)
The ratio of earnings to fixed charges has been computed on a consolidated basis. "Earnings" consist of consolidated net income before income taxes plus fixed charges, net of capitalized interest, plus amortization of capitalized interest, reduced by the non-controlling interest in pre-tax income of subsidiaries that have not incurred fixed charges. "Fixed charges" consist of interest expense, capitalized interest, amortized premiums, discounts and capitalized expenses related to indebtedness as well as a portion of rental expense estimated to represent interest. We believe that 35% of total rental expense is a reasonable estimate of the interest component of rental expense.

As of the date of this prospectus supplement, we have not previously paid dividends on any shares of preferred stock, and consequently, our ratio of earnings to preferred share dividends and ratio of earnings to fixed charges would be identical.

 Capitalization

The following table sets forth our consolidated cash and cash equivalents, restricted cash and short-term investments and capitalization as of December 31, 2010:

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on an actual basis; and

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on an as adjusted basis to give effect to the issuance of the notes offered hereby (assuming no exercise of the underwriters' over-allotment option to purchase additional notes) and paying the net cost of the convertible note hedge and warrant transactions.

You should read this information together with our audited consolidated financial statements and related notes, which are incorporated by reference in this prospectus supplement.

	As of December 31, 2010
	Actual	As adjusted

	(Dollars in thousands, except par value)
Cash, cash equivalents, restricted cash and short-term investments	$290,261	$300,945

Long-term debt:
5.00% Convertible Senior Notes due 2016(1)	—	58,050
Other long-term debt and capital lease obligations	171,884	117,138

Total long-term debt	171,884	175,188

Stockholders' equity:
Special preferred stock, $0.01 par value, 2,000,000 shares authorized; three shares issued and outstanding actual and as adjusted	—	—
Common stock, $0.01 par value, 118,000,000 shares authorized; 52,291,091 shares issued actual and as adjusted; 50,220,877 shares outstanding actual and as adjusted(2)	522	522
Capital in excess of par value	245,947	255,649
Treasury stock, at cost, 2,070,214 shares actual and as adjusted	(10,752)	(10,752)
Accumulated income	77,431	77,431
Accumulated other comprehensive (loss), net	(35,279)	(35,279)

Total stockholders' equity	277,869	287,571

Total capitalization	$449,753	$462,759

(1)
Amounts shown reflect the application of FASB Staff Position Accounting Principles Board No. 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (now codified principally in Accounting Standards Codification Topic 470, Debt) (ASC 470). The application of ASC 470 requires issuers to separately account for the liability and equity components of convertible debt instruments that allow for net share settlement. Additionally, amounts shown reflect our entering into convertible note hedge and warrant transactions. In accordance with ASC 470, we estimate that $58.05 million of the aggregate principal amount of the notes will be recognized (and, to the extent applicable, reflected in the table below) as follows (in thousands):

Equity component (net of estimated issuance costs)	$9,702

Liability component:	58,050
Principal	75,000
Less: debt discount	16,950

Net carrying amount	$67,752

(2)
Outstanding common stock does not include (i) 2,905,595 shares issuable upon the exercise of outstanding stock options under our stock incentive plan as of December 31, 2010, at a weighted average exercise price of $4.54 per share, (ii) 1,636,536 shares issuable pursuant to other outstanding awards under our stock incentive plan as of December 31, 2010, (iii) 7,664,352 shares available for grant under our stock incentive plan as of December 31, 2010, and (iv) any shares of common stock issuable upon conversion of the notes offered hereby. Does not reflect the allocation of any net proceeds from this offering for stock repurchases under our stock repurchase program.

 Description of notes

We will issue the notes under an indenture between us and U.S. Bank National Association, as trustee (which we refer to as the "trustee"), to be dated as of March 23, 2011, together with the first supplemental indenture, to be dated as of March 23, 2011. We refer to the indenture as so supplemented as the "indenture."

The following summary of the material terms of the notes and the indenture does not purport to be complete and is subject, and qualified in its entirety by reference, to the detailed provisions of the notes and the indenture. We will provide copies of the indenture and the notes to you upon request, and they will also be available for inspection at the office of the trustee. We urge you to read those documents in their entirety because those documents, and not this description, define your legal rights as a holder of the notes. In the case of any inconsistency between this description and the "Description of the Debt Securities" in the accompanying prospectus, this description will govern.

For purposes of this summary, the terms "Hawaiian Holdings, Inc.," "we," "us" and "our" refer only to Hawaiian Holdings, Inc. and not to any of its subsidiaries, unless we specify otherwise. Unless the context requires otherwise, the term "interest" as used in this prospectus supplement and the accompanying prospectus includes "additional interest" payable pursuant to the provisions of the second paragraph under the caption "—Events of default" below.

GENERAL

We are offering $75 million aggregate principal amount of our convertible senior notes due 2016 (the "notes") (or $86.25 million if the underwriters exercise their over-allotment option to purchase additional notes in full). The notes will bear interest at a rate of 5.00% per annum payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2011, to holders of record at the close of business on the preceding March 1 and September 1, respectively, except as described below.

The notes we are offering will:

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be our senior unsecured indebtedness and will rank equal in right of payment to our other senior unsecured indebtedness; however, the notes will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness, and the notes will be structurally subordinated to all liabilities of our subsidiaries, as described under "—Ranking;"

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not be redeemable at our option prior to their maturity date;

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be convertible by holders under certain circumstances and during specified time periods into cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described under "—Conversion rights," at an initial conversion rate of 126.8730 shares of common stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $7.88 per share of common stock);

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be subject to repurchase by us at the option of holders upon a fundamental change, as described under "—Holders may require us to repurchase their notes upon a fundamental change," at a repurchase price in cash equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date; and

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bear additional interest if we fail to comply with the obligations we describe under "—Reporting" below.

Description of notes

The notes will mature on March 15, 2016, unless earlier converted or repurchased. All cash payments on the notes will be made in U.S. dollars.

We will issue the notes in denominations of integral multiples of $1,000 principal amount, without coupons. We will initially issue the notes as global securities in book-entry form, and notes may be issued in certificated form in only those circumstances described under "—Form, denomination and registration of notes—Certificated notes." We will make payments in respect of notes represented by global securities by wire transfer of immediately available funds to The Depository Trust Company, or DTC, or its nominee as registered owner of the global securities. We will make payments in respect of notes that are issued in certificated form by wire transfer of immediately available funds to the accounts specified by each holder of more than $5.0 million aggregate principal amount of the notes. However, if a holder of a certificated note does not specify an account, or holds $5.0 million or less in aggregate principal amount of the notes, then we will mail a check to that holder's registered address.

You may convert notes at the office of the conversion agent, present notes for registration of transfer or exchange at the office of the registrar for the notes and present notes for payment at maturity at the office of the paying agent. We have appointed the trustee as the initial conversion agent, registrar, bid solicitation agent and paying agent for the notes.

We will not provide a sinking fund for the notes.

The indenture will not contain any financial covenants and will not limit our ability or the ability of our subsidiaries to incur additional indebtedness, including senior or secured indebtedness, pay dividends or repurchase our securities, including our common stock. In addition, the indenture will not provide any protection to holders of notes in the event of a highly leveraged transaction or a fundamental change, except as, and only to the limited extent, described under "—Conversion rights—Adjustment to the conversion rate upon the occurrence of a make-whole fundamental change," "—Holders may require us to repurchase their notes upon a fundamental change" and "—Consolidation, merger and sale of assets."

The registered holder of a note (including DTC or its nominee in the case of notes issued as global securities) will be treated as its owner for all purposes. Only registered holders will have the rights under the indenture.

If any payment date with respect to the notes falls on a day that is not a business day, we will make the payment on the next business day. The payment made on the next business day will be treated as though it had been made on the original payment date, and no interest will accrue on the payment for the additional period of time.

Certain material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes and any shares of our common stock received upon conversion of the notes are summarized in this prospectus supplement under the heading "Material U.S. federal income tax considerations."

ADDITIONAL NOTES

We may, without the consent of holders of the notes, increase the principal amount of the notes outstanding under the indenture by issuing additional notes in the future on the same terms and conditions, except for any difference in the issue price and interest accrued prior to the issue date of the additional notes, and with the same CUSIP number as the notes offered hereby; provided that if the additional notes are not fungible with the notes for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number. The notes offered by this prospectus supplement and any such additional notes would rank equally and ratably and would be treated as a single series of debt securities for all purposes under the indenture.

Description of notes

RANKING

The notes will be our unsecured obligations and will rank equally with all our other existing and future unsecured senior indebtedness. The notes will rank senior to all of our indebtedness that is expressly subordinated to the notes, but the notes will be effectively subordinated to any of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness.

Our obligations under the notes will not be guaranteed by any of our subsidiaries, and the notes will be structurally subordinated to all liabilities, including trade payables and lease obligations, of our subsidiaries. Because we are a holding company, our right to participate in any distribution of the assets of our subsidiaries upon a subsidiary's dissolution, winding-up, liquidation, reorganization or otherwise, and thus the ability of a holder of the notes to benefit indirectly from such distribution, is subject to prior claims of creditors of any such subsidiary, except to the extent that we are recognized as a creditor of such subsidiary, in which case our claims would still be subordinated to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary that is senior to that held by us. Furthermore, the terms of the Credit Agreement limit, and the terms of our or our subsidiaries' other existing and future indebtedness may limit, the extent to which our subsidiaries, including Hawaiian, may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or our other subsidiaries. For instance, the Credit Agreement permits Hawaiian to make dividends or distributions to us to pay regularly scheduled interest payments on the notes, to pay cash upon conversion of the notes and to repurchase the notes upon the occurrence of a fundamental change only if specified conditions are met. Other statutory, contractual or other restrictions may also limit our subsidiaries' ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make payments on the notes at maturity, on regularly scheduled interest payment dates or upon a fundamental change. In addition, these restrictions limit our ability to elect to settle conversions of the notes in cash. In addition, if an event of default as defined in the Credit Agreement occurs under the Credit Agreement, the collateral provided by our subsidiaries, which constitute substantially all of the Company's consolidated operating assets, would be available to satisfy the amounts owed to the lenders under the Credit Agreement prior to being available for distribution to us. See "Description of material indebtedness."

Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under our contracts or otherwise to make any funds available to us. Our subsidiaries may, without notice or consent of the holders of the notes, incur additional debt and liabilities in the future, all of which would rank structurally senior to the notes.

As of December 31, 2010, we had approximately $143.6 million of consolidated secured indebtedness outstanding and approximately $188.8 million of total consolidated outstanding indebtedness. As of December 31, 2010, our subsidiaries had approximately $839.3 million of indebtedness and other liabilities of a type required to be reflected on a balance sheet in accordance with U.S. generally accepted accounting principles (including trade payables and excluding intercompany obligations), all of which is structurally senior to the notes.

The indenture will not limit the amount of additional indebtedness, including senior or secured indebtedness, that we can create, incur, assume or guarantee, nor will the indenture limit the amount of indebtedness or other liabilities that our subsidiaries can create, incur, assume or guarantee.

Description of notes

INTEREST PAYMENTS

The notes will bear interest at a rate of 5.00% per annum on the principal amount thereof. We will pay interest semi-annually in arrears on each March 15 and September 15 of each year, beginning on September 15, 2011. Except as described below, we will pay interest that is due on an interest payment date to holders of record at the close of business on the preceding March 1 and September 1, respectively; provided that on the maturity date we will pay interest to the person to whom we pay the principal amount regardless of whether such person is such holder of record on the immediately preceding record date. Notwithstanding the immediately preceding sentence, in respect of any notes that are converted during the period beginning at the close of business on March 1, 2016 and ending at the close of business on the second scheduled trading day immediately preceding the maturity date, interest due on the maturity date shall be paid to holders of record on March 1, 2016 notwithstanding such conversion. Interest will accrue on the notes from, and including, March 23, 2011 or from, and including, the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next interest payment date or maturity date, as the case may be. We will pay interest on the notes on the basis of a 360-day year consisting of twelve 30-day months.

If notes are converted after the close of business on a record date but prior to the open of business on the next interest payment date, holders of such notes at the close of business on the record date will, on the corresponding interest payment date, receive the full amount of the interest payable on such notes on that interest payment date notwithstanding the conversion. However, a holder who surrenders a note for conversion after the close of business on a record date but prior to the open of business on the next interest payment date must pay to the conversion agent, upon surrender, an amount equal to the full amount of interest payable on the corresponding interest payment date on the notes so converted; provided that no such interest payment need be made:

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if the note is surrendered for conversion after the close of business on the record date immediately preceding the maturity date;

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if we have specified a repurchase date following a fundamental change that is after a record date but on or prior to the next interest payment date, and the note is surrendered for conversion after the close of business on such record date and on or before the open of business on such interest payment date; or

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to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

For a description of when and to whom we must pay additional interest, if any, see "—Events of default."

Interest will cease to accrue on a note upon payment of principal and interest on its maturity or earlier conversion or repurchase.

CONVERSION RIGHTS

If the conditions for conversion of the notes described under "—Conditions for conversion" and "—Conversion procedures" are satisfied, holders of notes may, subject to prior maturity or repurchase, convert their notes in integral multiples of $1,000 principal amount at an initial conversion rate of 126.8730 shares of common stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $7.88 per share of common stock). The conversion rate, and thus the conversion price, will be subject to adjustment as described below. Except as described below, we will not make any payment or other adjustment on conversion with respect to any accrued interest on the notes, and we will not adjust the conversion rate to account for accrued and unpaid interest.

Description of notes

Instead, accrued interest will be deemed to be paid by the consideration received by the holder upon conversion. As a result, accrued interest is deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon conversion of the notes into a combination of cash and shares of our common stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.

We will not issue fractional shares upon conversion of notes. Instead, we will pay cash in lieu of fractional shares based on the closing sale price (as defined below) of our common stock on the conversion date (if we deliver solely our common stock to satisfy our conversion obligation, other than paying solely cash in lieu of fractional shares, including if we have irrevocably elected full physical settlement upon conversion) or the closing sale price of our common stock on the last trading day of the relevant cash settlement averaging period (as defined below under "—Settlement upon conversion") (if we pay cash to satisfy a portion, but less than all, of our conversion obligation, other than solely cash in lieu of any fractional share, including if we have irrevocably elected net share settlement upon conversion).

In certain circumstances, a holder must, upon conversion, pay interest if the conversion occurs after the close of business on a record date and prior to the open of business on the next interest payment date. See "—Interest payments" above.

A note for which a holder has delivered a fundamental change repurchase notice, as described under "—Holders may require us to repurchase their notes upon a fundamental change," requiring us to repurchase the note may be surrendered for conversion only if the holder withdraws the notice in accordance with the indenture, unless we default in the payment of the fundamental change repurchase price.

If a holder converts a note, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon the conversion, unless the tax is due because such converting holder requested that the shares be issued in a name other than such holder's name, in which case, such holder will pay any such tax.

The ability to surrender notes for conversion will expire at the close of business on the second scheduled trading day immediately preceding the maturity date.

The "closing sale price" on any date means the per share price of our common stock on such date, determined (i) on the basis of the closing per share sale price (or if no closing per share sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date on the principal U.S. national or regional securities exchange on which shares of our common stock are listed, or (ii) if shares of our common stock are not listed on a U.S. national or regional securities exchange, as reported by Pink OTC Markets Inc. or a similar organization; provided, however, that in the absence of any such report or quotation, the closing sale price will be the price determined by a nationally recognized independent investment banking firm retained by us for such purpose as most accurately reflecting the per share price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arms-length transaction, for one share of our common stock.

The "conversion price" per share of common stock as of any time means $1,000, divided by the then-applicable conversion rate, rounded to the nearest cent.

Conditions for conversion

The notes will be convertible only during certain periods or in certain circumstances described below. If the notes become convertible, we will provide written notice to the trustee, and we will publicly

Description of notes

announce, through a reputable national newswire service, that the notes have become convertible, stating, among other things:

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the event causing the notes to become convertible;

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the time during which the notes will be convertible as a result of that event;

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if that event is a transaction described under "—Conversion upon the occurrence of certain corporate transactions," the anticipated effective date of the transaction; and

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the procedures holders must follow to convert their notes, including the name and address of the conversion agent.

We will provide the notice, and make the public announcement, as soon as practicable, but in no event later than the business day immediately following the date the notes become convertible as a result of the event.

Holders may surrender their notes for conversion only in the following circumstances:

Conversion based on price of shares of common stock

Prior to November 15, 2015, holders may surrender their notes for conversion during any calendar quarter after the calendar quarter ending June 30, 2011 (and only during such calendar quarter), if the "closing sale price" of our common stock for each of 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the conversion price of the notes (the "conversion trigger price") in effect on the last trading day of the immediately preceding calendar quarter.

Our board of directors will make appropriate adjustments to the closing sale price, in its good faith determination, to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the "ex-date" of the event occurs, during the 30 consecutive trading-day period described above.

The conversion agent will, on our behalf, determine at the beginning of each calendar quarter whether the notes are convertible as a result of the price of our common stock and notify us and the trustee.

Conversion upon satisfaction of the trading price condition

Prior to November 15, 2015, holders may surrender their notes for conversion during the five consecutive business days immediately after any 10 consecutive trading-day period (we refer to this 10 consecutive trading-day period as the "note measurement period") in which the trading price per $1,000 principal amount of the notes, as determined by the bid solicitation agent following a request in accordance with the procedures described below, for each trading day in that note measurement period was less than 97% of the conversion value of the notes on such trading day. We refer to this condition as the "trading price condition."

Solely for purposes of the trading price condition, the "conversion value" per $1,000 principal amount of notes on each trading day in the note measurement period will be the product of the closing sale price per share of common stock on that trading day and the conversion rate of the notes in effect on that trading day.

Except as described below, the "trading price" of the notes on any trading day means the average of the secondary market bid quotations obtained by the bid solicitation agent for $2.0 million principal amount of notes at approximately 3:30 p.m., New York City time, on such trading day from three independent nationally recognized securities dealers we select, which may include the underwriters for

Description of notes

this offering. However, if the bid solicitation agent can reasonably obtain only two such bids, then the average of the two bids will instead be used, and if the bid solicitation agent can reasonably obtain only one such bid, then that one bid will be used. Even still, if on a given trading day:

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the bid solicitation agent cannot reasonably obtain at least one bid for $2.0 million principal amount of the notes from an independent nationally recognized securities dealer; or

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in the reasonable, good faith judgment of our board of directors, the bid quotation or quotations that the bid solicitation agent has obtained are not indicative of the secondary market value of the notes, then the trading price per $1,000 principal amount of notes will be deemed to be less than 97% of the product of the closing sale price of our common stock on that trading day and the conversion rate in effect on that trading day. If we do not so instruct the bid solicitation agent to obtain bids when required, or if we instruct the bid solicitation agent to obtain bids and the bid solicitation agent fails to obtain such bids when required, then, in either case, the trading price per $1,000 principal amount of notes will be deemed to be less than 97% of the conversion value of the notes on each trading day of such failure.

The bid solicitation agent will have no obligation to determine the trading price of the notes unless we have requested it to do so in writing, and we will have no obligation to make such request unless a holder of at least $2.0 million principal amount of notes provides us with reasonable evidence that the trading price per $1,000 principal amount of the notes would be less than 97% of the conversion value of the notes and such holder requests in writing that we request that the bid solicitation agent determine the trading price of the notes. At such time, we will instruct the bid solicitation agent to determine the trading price of the notes for each of the next 10 trading days and, if necessary, on each succeeding trading day until the trading price condition is no longer satisfied.

Conversion upon the occurrence of certain corporate transactions

If, prior to November 15, 2015:

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a "fundamental change," as described under "—Holders may require us to repurchase their notes upon a fundamental change," or a "make-whole fundamental change," as described under "—Adjustment to the conversion rate upon the occurrence of a make-whole fundamental change" occurs; or

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we are party to a consolidation, merger or binding share exchange pursuant to which all of our common stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, then a holder may surrender its notes for conversion at any time during the period beginning on, and including, the 40th scheduled trading day before the date we originally announce as the anticipated effective date of the transaction and ending on, and including, the 30th business day after the actual effective date of the transaction or, if we announce that such transaction will not occur, the date we make such announcement. In addition, if the transaction is a "make-whole fundamental change," then the notes may also be surrendered for conversion at any time during the "make-whole conversion period" described under "—Adjustment to the conversion rate upon the occurrence of a make-whole fundamental change," and if the transaction is a "fundamental change," then the notes may also be surrendered for conversion at any time until the close of business on the business day immediately preceding the fundamental change repurchase date for that fundamental change. Holders that convert their notes in connection with a "make-whole fundamental change" may in some circumstances also be entitled to an increased conversion rate. See "—Adjustment to the conversion rate upon the occurrence

Description of notes

of a make-whole fundamental change." We will notify holders and the trustee (i) as promptly as practicable following the date we publicly announce such transaction but in no event less than 40 scheduled trading days prior to the anticipated effective date of such transaction or (ii) if we do not have knowledge of such transaction at least 40 scheduled trading days prior to the anticipated effective date of such transaction, within two business days of the date upon which we receive notice, or otherwise become aware, of such transaction, but in no event later than the actual effective date of such transaction.

In addition, if we elect to:

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distribute to all or substantially all holders of our common stock any rights, options or warrants (other than pursuant to any stockholder rights plan in effect from time to time) entitling them, for a period of not more than 60 days after the record date of such distribution, to purchase or subscribe for shares of our common stock at a price per share less than the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the ex-date for such distribution; or

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distribute to all or substantially all holders of our common stock our assets, debt securities or rights to purchase our securities (excluding distributions described in clause (1) under "—Adjustments to the conversion rate"), which distribution has a per share value, as reasonably determined by our board of directors, exceeding 10% of the average of the closing sale prices of our common stock for the 10 consecutive trading days immediately preceding the date of announcement of such distribution, then we must mail to registered holders written notice of the action or event at least 40 scheduled trading days before the ex-date for such distribution. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of 5:00 p.m., New York City time, on the business day immediately preceding the ex-date and our announcement that such distribution will not take place, even if the notes are not otherwise convertible at such time. A holder of notes, however, may not surrender its notes for conversion if it is otherwise able to participate in such distribution at the same time as holders of our common stock participate, without conversion, as if such holder held a number of shares of our common stock equal to the conversion rate in effect on the "ex-date" or effective date, as the case may be, for such transaction, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

Conversion prior to the maturity date

The notes may be surrendered for conversion without regard to the foregoing conditions at any time from, and including, November 15, 2015 to, and including, the second scheduled trading day immediately preceding March 15, 2016.

Conversion procedures

To convert its note into cash, shares of our common stock or a combination of cash and shares of our common stock, as the case may be, a holder must:

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complete and manually sign the conversion notice on the back of the note or a facsimile of the conversion notice and deliver this notice to the conversion agent;

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surrender the note to the conversion agent;

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if required, furnish appropriate endorsements and transfer documents;

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if required, pay all transfer or similar taxes; and

Description of notes

–>
if required, pay funds equal to interest payable on the next interest payment date.

Once delivered, a conversion notice will be irrevocable. The date a holder complies with these requirements is the "conversion date" under the indenture. If a holder holds a beneficial interest in a global note, to convert such note, a holder must comply with the last two requirements listed above and comply with DTC's procedures for converting a beneficial interest in a global note. A holder receiving shares of our common stock upon conversion will not be entitled to any rights as a holder of our common stock, including, among other things, the right to vote and receive dividends and notices of shareholder meetings, until the close of business on the conversion date (if we deliver solely shares of our common stock in respect of our conversion obligation, other than paying solely cash in lieu of fractional shares, including if we have irrevocably elected full physical settlement upon conversion) or the close of business on the last trading day of the applicable cash settlement averaging period (if we pay cash in respect of a portion (but not all) of our conversion obligation, other than solely cash in lieu of any fractional share, including if we have irrevocably elected net share settlement upon conversion).

Settlement elections

Upon conversion of the notes, we will pay or deliver, as the case may be, to holders, at our election, shares of our common stock (together with cash in lieu of any fractional share), cash or a combination of cash and shares of our common stock (together with cash in lieu of any fractional share) in satisfaction of our conversion obligation as described under "—Settlement upon conversion." The terms of our Credit Agreement restrict the ability of our subsidiaries to make dividends or distributions to us, and therefore our ability to elect to deliver cash upon conversion, including making the net share settlement election (other than paying solely cash in lieu of any fractional share) is limited by the cash we receive from them.

We will inform the holders through the trustee of the method we choose to satisfy our obligation upon conversion (and the specified cash amount (as defined below under "—Cash settlement notices"), if applicable), as follows:

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in respect of notes to be converted on or after November 15, 2015, no later than November 15, 2015; and

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in all other cases, no later than two business days following the applicable conversion date.

If we do not give any notice within the time periods described as to how we intend to settle, and we have not made an irrevocable net share settlement election, we will satisfy our conversion obligation by delivering solely shares of our common stock (other than paying solely cash in lieu of any fractional share).

We will treat all converting holders with the same conversion date in the same manner. Except for any conversions that occur on or after November 15, 2015, we will not have any obligation to settle conversions occurring on different conversion dates in the same manner. That is, we may choose with respect to one conversion date to settle by delivering solely shares of our common stock and choose with respect to another conversion date to settle by paying cash or paying or delivering, as the case may be, a combination of cash and shares of our common stock.

Irrevocable election of net share settlement

At any time on or prior to November 15, 2015, we may irrevocably elect to satisfy our conversion obligation with respect to the notes having a conversion date on or after the date of such election by paying cash up to the aggregate principal amount of the notes to be converted, and paying or

Description of notes

delivering, as the case may be, cash, shares of our common stock or a combination thereof in respect of the remainder, if any, of our conversion obligation. We refer to this election as a "net share settlement election," which will be in our sole discretion without the consent of the holders of notes.

Upon making such election, we will promptly (i) issue a press release and post such information on our website or otherwise publicly disclose this information and (ii) provide written notice to the holders of the notes in a manner contemplated by the indenture, including through the facilities of the DTC.

Irrevocable election of full physical settlement

At any time on or prior to November 15, 2015, we may irrevocably elect to satisfy our conversion obligation with respect to the notes having a conversion date on or after the date of such election by delivering solely shares of our common stock (other than paying solely cash in lieu of any fractional share). We refer to this election as a "full physical settlement election," which will be in our sole discretion without the consent of the holders of notes.

Upon making such election, we will promptly (i) issue a press release and post such information on our website or otherwise publicly disclose this information and (ii) provide written notice to the holders of the notes in a manner contemplated by the indenture, including through the facilities of the DTC.

Cash settlement notices

If we choose to satisfy a portion (but not all) of our conversion obligation in cash (other than solely cash in lieu of any fractional share) or if we have irrevocably elected net share settlement upon conversion, we will notify holders as described above of the amount to be satisfied in cash as a fixed dollar amount per $1,000 principal amount of notes (the "specified cash amount"). If we have previously irrevocably elected net share settlement upon conversion as described above, the specified cash amount must be at least $1,000. If we have made an irrevocable net share settlement election or we otherwise choose to satisfy a portion (but not all) of our conversion obligation in cash (other than solely cash in lieu of any fractional share), and we fail to timely notify converting holders of the specified cash amount, the specified cash amount will be deemed to be $1,000.

Settlement upon conversion

If we elect to settle a conversion of notes by delivering solely shares of our common stock (other than paying solely cash in lieu of fractional shares), including if we have irrevocably elected full physical settlement upon conversion, such settlement will occur (1) with respect to any conversion date occurring on or prior to the business day immediately preceding March 1, 2016, within three business days of the relevant conversion date and (2) with respect to any conversion date occurring on or after March 1, 2016, on the maturity date. Accordingly, if you convert your notes on or after March 1, 2016, and we elected full physical settlement as described above, you will not receive the shares of our common stock into which the notes are convertible until the maturity date even though the number of shares you will receive upon settlement will not change. See "Risk factors—Risks related to the notes and the underlying shares of common stock—Our election to pay cash in respect of some or all of our conversion obligation may have adverse consequences."

Except in connection with certain make-whole fundamental changes described in the second bullet of the definition thereof, where the consideration is comprised entirely of cash as described under "—Adjustment to the conversion rate upon the occurrence of a make-whole fundamental change—The increase in the conversion rate," settlement of conversions made entirely or partially in cash (other

Description of notes

than solely cash in lieu of any fractional share) or following an irrevocable net share settlement election will occur on the third business day following the final trading day of the applicable cash settlement averaging period; provided that with respect to any conversion date occurring on or after November 15, 2015, such cash settlement averaging period will not begin until the 32nd scheduled trading day immediately preceding the maturity date. Accordingly, if you convert your notes on or after November 15, 2015, and we elected cash or net share settlement as described above, you will not receive the amount of cash and the shares of our common stock, if any, into which the notes are convertible until the third business day following the final trading day of the cash settlement averaging period. See "Risk factors—Risks related to the notes and the underlying shares of common stock—Our election to pay cash in respect of some or all of our conversion obligation may have adverse consequences."

The amount of cash and number of shares of our common stock, as the case may be, due upon conversion will be determined as follows:

(1)
if we elect to satisfy the entire conversion obligation by delivering shares of our common stock, including if we have irrevocably elected full physical settlement upon conversion, we will deliver to the converting holder a number of shares of our common stock equal to (i)(A) the aggregate principal amount of notes converted, divided by (B) $1,000, multiplied by (ii) the conversion rate in effect on the relevant conversion date (provided that we will pay cash in lieu of any fractional share as described above);

(2)
if we elect to satisfy the entire conversion obligation in cash, we will pay to the converting holder, for each $1,000 principal amount of notes converted, cash in an amount equal to the sum of the daily conversion values (as defined below) for each of the 30 consecutive trading days in the relevant cash settlement averaging period; and

(3)
if we elect to satisfy the conversion obligation by paying or delivering, as the case may be, a combination of cash and shares of our common stock, including if we have made an irrevocable net share settlement election, we will pay or deliver, as the case may be, to the converting holder, for each $1,000 principal amount of notes converted, cash and shares of our common stock, if any, equal to the sum of the daily settlement amounts (as defined below) for each of the 30 consecutive trading days in the relevant cash settlement averaging period.

The "cash settlement averaging period" means:

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with respect to any conversion date occurring on or after November 15, 2015, the 30 consecutive trading-day period beginning on, and including, the 32nd scheduled trading day immediately preceding the maturity date; or

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in all other cases, the 30 consecutive trading-day period beginning on, and including, the third business day immediately following the relevant conversion date.

"Daily conversion value" means, for each of the 30 consecutive trading days in the cash settlement averaging period, one-thirtieth (1/30th) of the product of (i) the applicable conversion rate and (ii) the volume-weighted average price of our common stock on such trading day.

The "daily settlement amount," for each of the 30 consecutive trading days in the cash settlement averaging period, will consist of:

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cash in an amount equal to the lesser of (i) the specified cash amount per note, divided by 30 (such quotient being referred to as the "daily measurement value") and (ii) the daily conversion value; and

Description of notes

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to the extent the daily conversion value exceeds the daily measurement value, a number of shares of our common stock equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the volume-weighted average price of our common stock on such trading day.

"Market disruption event" means (i) a failure by the primary United States national or regional securities exchange or market on which shares of our common stock (or other relevant securities) are listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for shares of our common stock (or other relevant securities) for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in shares of our common stock (or other relevant securities) or in any options contracts or future contracts relating to shares of our common stock (or other relevant securities).

"Scheduled trading day" means, with respect to shares of our common stock or the relevant security, a day that is scheduled to be a trading day on the primary United States national securities exchange or market on which shares of our common stock or the relevant securities are listed or admitted for trading. If shares of our common stock or the relevant securities are not so listed or admitted for trading, "scheduled trading day" means any business day.

"Trading day" means, with respect to shares of our common stock or the relevant security, a day during which (i) trading in shares of our common stock or such other security generally occurs, and (ii) a market disruption event has not occurred; provided that if shares of our common stock or such other security is not listed for trading or quotation on or by any exchange, bureau or other organization, "trading day" will mean any business day.

The "volume-weighted average price" per share of our common stock on any trading day means such price as displayed on Bloomberg (or any successor service) page HA.UQ <equity> AQR in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such trading day; or, if such price is not available, the volume-weighted average price means the market value per share of common stock on such day as determined by a nationally recognized independent investment banking firm retained for this purpose by us; provided that after the occurrence or effectiveness of a fundamental change in which all holders of our common stock receive only cash for their shares of common stock, the volume-weighted average price will be the cash price per share received by holders of our common stock in such fundamental change.

Adjustments to the conversion rate

The applicable conversion rate will be subject to adjustment, without duplication, upon the occurrence of any of the following events:

(1)
If we issue shares of our common stock as a dividend or distribution on shares of our common stock, which dividend or distribution consists exclusively of shares of our common stock, or if we

Description of notes

  effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR'	=	CR0 ×	OS' OS0

    where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;
CR'	=
the conversion rate in effect immediately after the open of business on the ex-date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;
OS0	=
the number of shares of our common stock outstanding immediately prior to the open of business on the ex-date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be; and
OS'	=	the number of shares of our common stock outstanding immediately after such dividend or distribution, or such share split or share combination, as the case may be.

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as the case may be. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors determines not to pay such dividend or distribution to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2)
If we distribute to all or substantially all holders of our common stock any rights, options or warrants (other than pursuant to any stockholder rights plan in effect from time to time) entitling them, for a period expiring not more than 60 days immediately following the announcement of such distribution, to purchase or subscribe for shares of our common stock at a price per share less than the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the date that such distribution was first publicly announced, the conversion rate will be increased based on the following formula:

CR'	=	CR0 ×	OS0 + X OS0 + Y

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-date for such distribution;
CR'	=	the conversion rate in effect immediately after the open of business on the ex-date for such distribution;

Description of notes

OS0	=	the number of shares of our common stock outstanding immediately prior to the open of business on the ex-date for such distribution;
X	=	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and
Y	=
the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the date that the distribution of such rights, options or warrants was first publicly announced.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the ex-date for such distribution. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be readjusted to the conversion rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so distributed, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such ex-date for such distribution had not occurred.

In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of our common stock at less than such average of the closing sale prices of our common stock for the 10 consecutive trading-day period ending on the trading day immediately preceding the date that such distribution was first publicly announced, and in determining the aggregate offering price of such shares of our common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors.

(3)
If we distribute shares of our capital stock, evidences of our indebtedness or other assets, securities or property of ours, to all or substantially all holders of our common stock, excluding:

–>
dividends or distributions referred to in clause (1) or clause (2) above;

–>
the initial distribution of rights issued pursuant to a stockholder rights plan; provided that such rights plan provides for the issuance of such rights with respect to common stock issued upon conversion of the notes;

–>
distributions in connection with any liquidation, dissolution or winding-up;

–>
dividends or distributions paid exclusively in cash referred to in clause (4) below; and

–>
spin-offs to which the provisions set forth in the last two paragraphs of this clause (3) shall apply,

Description of notes

then the conversion rate will be increased based on the following formula:

CR'	=	CR0 ×	SP0 SP0 - FMV

    where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-date for such distribution;
CR'	=	the conversion rate in effect immediately after the open of business on the ex-date for such distribution;
SP0	=	the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the ex-date for such distribution; and
FMV	=
the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, securities or property distributable with respect to each outstanding share of our common stock on the ex-date for such distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

If "FMV" (as defined above) is equal to or greater than the "SP0" (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets, securities or property of ours that such holder would have received as if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-date for the distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit where such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the spin-off (as defined below)) on a U.S. national securities exchange, which we refer to as a "spin-off," the conversion rate in effect immediately before 5:00 p.m., New York City time, on the tenth trading day immediately following, and including, the ex-date for the spin-off will be increased based on the following formula:

CR'	=	CR0 ×	FMV + MP0 MP0

    where,

CR0	=	the conversion rate in effect immediately prior to the close of business on the tenth trading day immediately following, and including, the ex-date for the spin-off;

Description of notes

CR'	=	the conversion rate in effect immediately after the close of business on the tenth trading day immediately following, and including, the ex-date for the spin-off;
FMV	=
the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the 10 consecutive trading-day period immediately following, and including, the ex-date for the spin-off; and
MP0	=	the average of the closing sale prices of our common stock over the 10 consecutive trading-day period immediately following, and including, the ex-date for the spin-off.

Any increase to the conversion rate under the preceding paragraph will become effective at the close of business on the tenth trading day immediately following, and including, the ex-date for the spin-off; provided that, for purposes of determining the conversion rate, in respect of any conversion during the 10 trading days following, and including, the ex-date of any spin-off, references within the portion of this clause (3) related to "spin-offs" to 10 consecutive trading days shall be deemed replaced with such lesser number of consecutive trading days as have elapsed between the ex-date of such spin-off and the relevant conversion date. If the ex-date for the spin-off is less than 10 trading days prior to, and including, the end of the cash settlement averaging period in respect of any conversion, references with respect to 10 trading days shall be deemed replaced, for purposes of calculating the affected daily conversion rates in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the ex-date for such spin-off to, and including, the last trading day of such cash settlement averaging period.

If such dividend or distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(4)
If any cash dividend or distribution (other than in connection with a liquidation, dissolution or winding-up of us) is made to all or substantially all holders of our common stock, the conversion rate will be increased based on the following formula:

CR'	=	CR0 ×	SP0 SP0 - C

    where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-date for such dividend or distribution;
CR'	=	the conversion rate in effect immediately after the open of business on the ex-date for such dividend or distribution;
SP0	=	the average of the closing sale prices of our common stock over the 10 consecutive trading-day period immediately preceding the ex-date for such dividend or distribution; and
C	=	the amount in cash per share of our common stock we distribute to holders of our common stock.

Such increase shall become effective immediately after the open of business on the ex-date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be

Description of notes

decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

If "C" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of our common stock, the amount of cash that such holder would have received as if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-date for such cash dividend or distribution.

(5)
If we or any of our subsidiaries makes a payment in respect of a tender or exchange offer for our common stock, and if the cash and value of any other consideration included in the payment per share of our common stock exceeds the average of the closing sale prices of our common stock over the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR'	=	CR0 ×	AC + (SP' × OS') OS0 × SP'

    where,

CR0	=	the conversion rate in effect immediately prior to the close of business on the last trading day of the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires;
CR'	=
the conversion rate in effect immediately after the close of business on the last trading day of the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires;
AC	=	the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;
OS0	=	the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to such tender or exchange offer);
OS'	=	the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender or exchange offer); and
SP'	=
the average of the closing sale prices of our common stock over the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

The increase to the conversion rate under the preceding paragraph will occur at the close of business on the tenth trading day immediately following, but excluding, the date such tender or exchange offer expires; provided that, for purposes of determining the conversion rate, in respect of any conversion during the 10 trading days immediately following, but excluding, the date that any such tender or exchange offer expires, references within this clause (5) to 10 consecutive trading days shall be deemed replaced with such lesser number of consecutive trading days as have elapsed between the date such

Description of notes

tender or exchange offer expires and the relevant conversion date. If the trading day immediately following the date the tender or exchange offer expires is less than 10 trading days prior to, and including, the end of the cash settlement averaging period in respect of any conversion, references to 10 trading days shall be deemed replaced, for purposes of calculating the affected daily conversion rates in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the trading day immediately following the date such tender or exchange offer expires to, and including, the last trading day of such cash settlement averaging period.

In the event we are obligated to purchase shares of our common stock pursuant to any such tender or exchange offer, but we are permanently prevented under applicable law or otherwise, including pursuant to the terms of agreements relating to our indebtedness, from effecting any such purchases or exchange, or all such purchases or exchanges are rescinded, then the conversion rate shall be immediately readjusted to the conversion rate that would then be in effect if such tender or exchange offer had not been made.

Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-date as described above, and a holder that converts its notes on or after such ex-date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under "—Conversion procedures" based on an adjusted conversion rate for such ex-date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or securities convertible into or exchangeable for shares of our common stock or the right to purchase shares or our common stock or such convertible or exchangeable securities.

The "ex-date" is the first date on which our common stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

The indenture will not require us to adjust the conversion rate for any of the transactions described in the clauses above (other than for share splits or share combinations) if we make provision for each holder of the notes to participate in the transaction, at the same time as holders of our common stock participate, without conversion, as if such holder held a number of shares of our common stock equal to the conversion rate in effect on the "ex-date" or effective date, as the case may be, for such transaction, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then:

–>
we will not adjust the conversion rate pursuant to the clauses above until the earliest of these triggering events occurs; and

–>
we will readjust the conversion rate to the extent any of these rights, options or warrants are not exercised before they expire.

Description of notes

We will not adjust the conversion rate pursuant to the clauses above unless the adjustment would result in a change of at least 1% in the then-effective conversion rate. However, we will carry forward any adjustment that we would otherwise have to make and take that adjustment into account in any subsequent adjustment. However, with respect to any notes that are subject to conversion, we will give effect to all adjustments that we have otherwise deferred pursuant to this provision, and those adjustments will no longer be carried forward and taken into account in any subsequent adjustment. Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share.

To the extent permitted by law and the continued listing requirements of The NASDAQ Global Select Market, or the applicable rules of any securities exchange on which our common stock is listed or quoted at the relevant time, we may, from time to time, increase the conversion rate by any amount for a period of at least 20 business days or any longer period permitted or required by law, so long as the increase is irrevocable during that period and our board of directors determines that the increase is in our best interests. We will mail a notice of the increase to registered holders at least 15 days before the day the increase commences. In addition, we may, but are not obligated to, increase the conversion rate as we determine to be advisable in order to avoid or diminish taxes to recipients of certain distributions.

We do not currently have a rights plan relating to our common stock. If any future rights plan (i.e., a poison pill) adopted by us is in effect, upon conversion of the notes, you will receive, in addition to any shares of our common stock that are otherwise due upon conversion, the rights under such future rights plan in respect of such shares of common stock, unless prior to conversion the rights have separated from our common stock, in which case the conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness or other assets, securities or property as described in clause (3) under "—Adjustments to the conversion rate" above, subject to readjustment in the event of the expiration, termination or redemption of such rights, and further adjusted in the event of certain events affecting such rights following any separation from the common stock. For purposes of calculating the per share fair market value of the shares of our capital stock, evidences of indebtedness or other assets, securities or property distributed with respect to each outstanding share of our common stock under clause (3) under "—Adjustments to conversion rate" above, any shares of our common stock held by any person who is ineligible to receive such distribution under the terms of the rights plan shall not be deemed outstanding. We agree that any rights plan adopted by us shall provide for the foregoing rights upon conversion of the notes. Any distribution of rights or warrants pursuant to a rights plan that would allow you to receive upon conversion, in addition to shares of common stock, the rights described with respect to such shares of common stock (unless such rights or warrants have separated from the common stock) shall not constitute a distribution of rights or warrants that would entitle you to an adjustment to the conversion rate.

In the event of:

–>
a taxable distribution to holders of shares of common stock which results in an adjustment to the conversion rate; or

–>
an increase in the conversion rate at our discretion,

the holders of the notes may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend without the receipt of any cash. This generally would occur, for example, if we adjust the conversion rate to compensate holders for cash dividends on our common stock and could also occur if we make other distributions of cash or property to our shareholders. See "Material U.S. federal income tax considerations."

Description of notes

Events that will not result in adjustment

The conversion rate will not be adjusted, among other events or circumstances:

–>
upon the issuance of any shares of our common stock pursuant to any existing or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

–>
upon the issuance of any shares of our common stock, restricted stock or restricted stock units, non-qualified stock options, incentive stock options or any other options or rights (including stock appreciation rights) to purchase shares of our common stock pursuant to any existing or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries;

–>
upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet point and outstanding as of the date the notes were first issued;

–>
for accrued and unpaid dividends or interest, if any;

–>
upon the repurchase of any shares of our common stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender or exchange offer of the nature described in "—Conversion rights—Adjustments to the conversion rate;" or

–>
for a change in the par value of shares of our common stock.

Change in the conversion right upon certain reclassifications, business combinations and asset sales

If we:

–>
reclassify our common stock (other than a change only in par value or a change as a result of a subdivision or combination of our common stock);

–>
are party to a consolidation, merger or binding share exchange; or

–>
sell, transfer, lease, convey or otherwise dispose of all or substantially all of our consolidated property or assets;

in each case, pursuant to which our common stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property or assets (including cash or any combination thereof), then, if a holder converts its notes on or after the effective date of any such transaction, subject to our right to settle all or a portion of our conversion obligation with respect to such notes in cash (other than solely cash in lieu of any fractional share) and our right to irrevocably elect net share settlement upon conversion as described above under "—Settlement upon conversion," the notes will be convertible into the same type (in the same proportions) of consideration received by holders of our common stock in the relevant event (which we refer to as the "reference property"). However, at and after the effective time of the transaction, (i) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of such notes, as set forth under "—Settlement elections" and (ii)(x) any amount payable in cash upon conversion of the notes as set forth under "—Settlement upon conversion" will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under "—Settlement upon conversion" will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction and (z) the volume-weighted average price for

Description of notes

purposes of the provisions set forth under "—Settlement upon conversion" above will be calculated based on the value of a unit of reference property that a holder of one share of our common stock would have received in such transaction. If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the reference property into which the notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. We will notify holders of the weighted average as soon as practicable after such determination is made. The occurrence of an event described in the bullets in the first sentence hereof that results in an adjustment to the consideration into which the notes become convertible shall not result in an adjustment to the conversion rate pursuant to the clauses above under "—Conversion rights—Adjustments to the conversion rate." We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing in all material respects.

A change in the conversion right such as this could substantially lessen or eliminate the value of the conversion right. For example, if a third party acquires us in a cash merger, each note would be convertible solely into cash and would no longer be potentially convertible into securities whose value could increase depending on our future financial performance, prospects and other factors. There is no precise, established definition of the phrase "all or substantially all of our consolidated property or assets" under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of less than all of our consolidated property or assets.

Furthermore, the terms of the Credit Agreement limit, and any future credit agreement or other agreements relating to our indebtedness may limit our ability to change the conversion right upon certain reclassifications, business combinations and asset sales or may provide that such events constitute a default under that agreement. Our failure to change the conversion right when required would constitute an event of default under the indenture, which might constitute an event of default under the terms of our other indebtedness.

Adjustment to the conversion rate upon the occurrence of a make-whole fundamental change

If, prior to the maturity date:

–>
there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of our consolidated property or assets to any "person" or "group" (as those terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; or

–>
there occurs any transaction or series of related transactions (other than consolidation or merger that constitutes a "listed stock business combination" as described under "—Holders may require us to repurchase their notes upon a fundamental change"), in connection with which (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, asset sale, lease of assets or otherwise) all of our common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash (we refer to such any transaction described in this and the immediately preceding bullet point as a "make-whole fundamental change");

then, as described under "—The increase in the conversion rate," we will increase the conversion rate applicable to notes that are surrendered for conversion at any time from, and including, the effective

Description of notes

date of the make-whole fundamental change to, and including, the 30th business day after the actual effective date of the make-whole fundamental change (or, if the make-whole fundamental change also constitutes a "fundamental change," as described under "—Holders may require us to repurchase their notes upon a fundamental change," to, and including, the fundamental change repurchase date for that fundamental change). We refer to this period as the "make-whole conversion period."

We will mail to registered holders, at their addresses appearing in the security register, notice of, and we will publicly announce, through a reputable national newswire service, the anticipated effective date of any proposed make-whole fundamental change. We must make this mailing and announcement at least 30 business days before the anticipated effective date of the make-whole fundamental change. In addition, no later than the third business day after the completion of the make-whole fundamental change, we shall mail or otherwise furnish to all registered holders of notes at their addresses shown on the register of the registrar, and to beneficial owners as required by applicable law, written notice of the completion of such make-whole fundamental change.

The increase in the conversion rate

In connection with the make-whole fundamental change, we will increase the conversion rate by reference to the table below, based on the date when the make-whole fundamental change becomes effective, which we refer to as the "effective date," and the "applicable price." If the make-whole fundamental change is a transaction or series of related transactions described in the second bullet point under "—Adjustment to the conversion rate upon the occurrence of a make-whole fundamental change," and the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for shares of our common stock in the make-whole fundamental change consists solely of cash, then the "applicable price" will be the cash amount paid per share of common stock in the make-whole fundamental change. In all other cases, the "applicable price" will be the average of the closing sale prices per share of common stock for the five consecutive trading days immediately preceding, but excluding, the relevant effective date. Our board of directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the "ex-date" of the event occurs, at any time during those five consecutive trading days.

Upon surrender of notes for conversion in connection with a make-whole fundamental change, we will, at our option, satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock (together with cash in lieu of any fractional share) or a combination of cash and shares of our common stock (together with cash in lieu of any fractional share) as described under "—Settlement elections" above. However, if the consideration for our common stock in any make-whole fundamental change described in the second bullet of the definition of make-whole fundamental change is comprised entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the applicable price for the transaction and will be deemed to be an amount equal to, per $1,000 principal amount of converted notes, the applicable conversion rate (including any adjustment as described in this section), multiplied by such applicable price. In such event, the cash due upon conversion will be determined and paid to holders in cash on the third business day following the relevant conversion date.

The following table sets forth an indicative number of additional shares per $1,000 principal amount of notes that will be added to the conversion rate applicable to the notes that are converted during the make-whole conversion period. The increased conversion rate will be used to determine the number of shares of our common stock and/or amount of cash, if any, due upon conversion, as described under "—Settlement upon conversion" above. If an event occurs that requires an adjustment to the

Description of notes

conversion rate, we will, on the date we must adjust the conversion rate, adjust each applicable price set forth in the first row of the table below (i.e., the column headers) at the same time the conversion rate is so adjusted by multiplying the applicable price in effect immediately before the adjustment by a fraction:

–>
whose numerator is the conversion rate in effect immediately before the adjustment; and

–>
whose denominator is the adjusted conversion rate.

In addition, we will adjust the number of additional shares in the table below at the same time, in the same manner in which, and for the same events for which, we must adjust the conversion rate as described under "—Adjustments to the conversion rate."

	Applicable Price
Effective Date	$6.11	$6.50	$7.00	$7.50	$8.00	$8.50	$9.00	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$20.00	$25.00	$30.00

March 23, 2011	36.7931	36.1716	31.8002	28.2697	25.3788	22.9806	20.9669	17.7891	15.4042	13.5507	12.0668	10.8491	9.8291	6.4556	4.5318	3.2822
March 15, 2012	36.7931	32.9524	28.5445	25.0467	22.2338	19.9421	18.0511	15.1368	13.0110	11.3958	10.1247	9.0944	8.2387	5.4333	3.8328	2.7864
March 15, 2013	36.7931	29.7028	25.1121	21.5558	18.7694	16.5599	14.7857	12.1533	10.3208	8.9800	7.9537	7.1375	6.4676	4.2935	3.0490	2.2287
March 15, 2014	36.7931	28.7929	21.7280	17.9054	15.0230	12.8333	11.1534	8.8222	7.3335	6.3174	5.5769	5.0052	4.5431	3.0493	2.1843	1.6094
March 15, 2015	36.7931	27.8830	18.2485	13.6955	10.4788	8.2308	6.6671	4.8073	3.8458	3.2873	2.9141	2.6335	2.4054	1.6404	1.1853	0.8820
March 15, 2016	36.7931	26.9732	15.9841	6.4603	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact applicable price and effective date may not be as set forth in the table above, in which case:

–>
if the actual applicable price is between two applicable prices listed in the table above, or the actual effective date is between two effective dates listed in the table above, we will determine the number of additional shares by linear interpolation between the numbers of additional shares set forth for the higher and lower applicable prices, or for the earlier and later effective dates based on a 365-day year, as applicable;

–>
if the actual applicable price is greater than $30.00 per share (subject to adjustment in the same manner as the "applicable prices" in the table above), we will not increase the conversion rate; and

–>
if the actual applicable price is less than $6.11 per share (subject to adjustment in the same manner as the "applicable prices" in the table above), we will not increase the conversion rate.

However, we will not increase the conversion rate as described above to the extent the increase will cause the conversion rate to exceed 163.6661 shares per $1,000 principal amount of notes. We will adjust this maximum conversion rate in the same manner in which, and for the same events for which, we must adjust the conversion rate as described under "—Adjustments to the conversion rate."

Our obligation to increase the conversion rate as described above could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness of economic remedies.

NO REDEMPTION

The notes will not be redeemable at our option prior to their maturity date.

HOLDERS MAY REQUIRE US TO REPURCHASE THEIR NOTES UPON A FUNDAMENTAL CHANGE

If a "fundamental change," as described below, occurs, each holder will have the right, at its option, subject to the terms and conditions of the indenture, to require us to repurchase for cash all or any portion of the holder's notes in integral multiples of $1,000 principal amount, at a price equal to 100% of the principal amount of the notes to be repurchased, plus, except as described below, any

Description of notes

accrued and unpaid interest to, but excluding, the "fundamental change repurchase date," as described below. However, if the fundamental change repurchase date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the full amount of interest due on that interest payment date will be payable, on that interest payment date, to the holder of record at the close of business on the record date, and the fundamental change repurchase price will not include any accrued and unpaid interest.

We must repurchase the notes on a date of our choosing, which we refer to as the "fundamental change repurchase date." However, the fundamental change repurchase date shall be no later than 35 days, and no earlier than 20 days, after the date we mail the relevant notice of the fundamental change, as described below.

Within 15 days after the occurrence of a fundamental change, we shall mail or otherwise furnish to all registered holders of notes at their addresses shown on the register of the registrar, and to beneficial owners as required by applicable law, a notice regarding the fundamental change. The notice must state, among other things:

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the events causing the fundamental change;

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the date of the fundamental change;

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the fundamental change repurchase date;

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the last date on which a holder may exercise its fundamental change repurchase right, which will be the business day immediately preceding the fundamental change repurchase date;

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the fundamental change repurchase price;

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the names and addresses of the paying agent and the conversion agent;

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the procedures that a holder must follow to exercise its fundamental change repurchase right;

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the then-applicable conversion rate and any adjustments to the conversion rate that will result from the fundamental change; and

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that notes with respect to which a holder has delivered a fundamental change repurchase notice may be converted, if otherwise convertible, only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture.

To exercise the repurchase right, a holder must deliver a written fundamental change repurchase notice to the paying agent no later than the close of business on the business day immediately preceding the fundamental change repurchase date. This written notice must state:

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the certificate numbers of the notes that the holder will deliver for repurchase, if they are in certificated form;

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the principal amount of the notes to be repurchased, which must be an integral multiple of $1,000; and

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that the notes are to be repurchased by us pursuant to the fundamental change provisions of the indenture.

A holder may withdraw any fundamental change repurchase notice by delivering to the paying agent a written notice of withdrawal prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal must state:

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the name of the holder;

Description of notes

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a statement that the holder is withdrawing its election to require us to repurchase its notes;

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the certificate numbers of the notes being withdrawn, if they are in certificated form;

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the principal amount of notes being withdrawn, which must be an integral multiple of $1,000; and

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the principal amount, if any, of the notes that remain subject to the fundamental change repurchase notice, which must be an integral multiple of $1,000.

If the notes are not in certificated form, the above notices must comply with appropriate DTC procedures.

Our obligation to pay the fundamental change repurchase price for a note for which a fundamental change repurchase notice has been delivered and not validly withdrawn is conditioned upon delivery of the note, together with necessary endorsements, to the paying agent at any time after the delivery of the fundamental change repurchase notice. We will cause the fundamental change repurchase price to be paid on the fundamental change repurchase date or, if the note is delivered subsequent to the fundamental change repurchase date, within two business days of the time of book-entry transfer or delivery of the note, together with necessary endorsements.

If the paying agent holds on the fundamental change repurchase date money sufficient to pay the fundamental change repurchase price due on all notes surrendered for repurchase in accordance with the terms of the indenture, then, on and after the fundamental change repurchase date, such notes will cease to be outstanding and interest on such notes will cease to accrue, whether or not the book-entry transfer of the notes is made or whether or not the holder delivers the notes to the paying agent. Thereafter, all other rights of the relevant holders shall terminate, other than the right to receive the fundamental change repurchase price upon book-entry transfer or delivery of the note.

A "fundamental change" will be deemed to occur upon the occurrence of a "change in control" or a "termination of trading."

A "change in control" generally will be deemed to occur at such time as:

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any "person" or "group" (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than us, our subsidiaries or our respective employee benefit plans files a Schedule 13D or a Schedule TO, or any successor schedule, or any other form or report under the Exchange Act disclosing, or we otherwise become aware, that such person or group is or has become the "beneficial owner" (as that term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the total outstanding voting power of all classes of our capital stock entitled to vote generally in the election of directors ("voting stock");

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there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of our consolidated property or assets to any "person" or "group" (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act;

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we consolidate with, or merge with or into, another person or any person consolidates with, or merges with or into, us, unless the persons that "beneficially owned," directly or indirectly, the shares of our voting stock immediately prior to such consolidation or merger "beneficially own," directly or indirectly, immediately after such consolidation or merger, shares of the surviving or continuing corporation's voting stock representing at least a majority of the total outstanding voting power of all outstanding classes of voting stock of the surviving or continuing corporation

Description of notes

  in substantially the same proportion as such ownership immediately prior to such consolidation or merger; or

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we are liquidated or dissolved or holders of our capital stock approve any plan or proposal for our liquidation or dissolution.

However, a "change in control" will not be deemed to have occurred if both of the following conditions are satisfied (we refer to such a transaction or event as a "listed stock business combination"):

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at least 90% of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in such transaction or event consists of common stock or depositary receipts in respect of common stock listed and traded or quoted on a U.S. national securities exchange (or which will be so listed and traded or quoted when issued or exchanged in connection with such transaction or event); and

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as a result of such transaction or event, the notes become convertible solely into such consideration (subject to our right to pay cash in respect of all or a portion of our conversion obligation as described above under "Conversion rights—Settlement upon conversion").

There is no precise, established definition of the phrase "all or substantially all of our consolidated property or assets" under applicable law. Accordingly, there may be uncertainty as to whether a sale, transfer, lease, conveyance or other disposition of less than all of our consolidated property or assets would permit a holder to exercise its right to have us repurchase its notes in accordance with the fundamental change provisions described above.

A "termination of trading" is deemed to occur if shares of our common stock (or other common stock into which the notes are then convertible (subject to our right to pay cash in respect of all or a portion of our conversion obligation as described above under "Conversion rights—Settlement upon conversion")) are not listed for trading on a U.S. national securities exchange.

We may not have the financial resources, and we may not be able to arrange for financing, to pay the fundamental change repurchase price for all notes that holders have elected to have us repurchase.

We may in the future enter into transactions, including recapitalizations, that would not constitute a fundamental change but that would increase our debt or otherwise adversely affect holders. The indenture for the notes does not restrict our or our subsidiaries' ability to incur indebtedness, including senior or secured indebtedness. Our or our subsidiaries' incurrence of additional indebtedness could adversely affect our ability to service our indebtedness, including the notes.

In addition, the fundamental change repurchase feature of the notes would not necessarily afford holders of the notes protection in the event of highly leveraged or other transactions involving us that may adversely affect holders of the notes. Furthermore, the fundamental change repurchase feature of the notes may in certain circumstances deter or discourage a third party from acquiring us, even if the acquisition may be beneficial to you. We are not, however, aware of any specific effort to accumulate shares of our common stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise. In addition, the fundamental change repurchase feature is not part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change repurchase feature is a result of negotiations between us and the underwriters.

In connection with any fundamental change offer, we will, to the extent applicable:

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comply with the provisions of Rule 13e-4 and Regulation 14E and all other applicable laws; and

Description of notes

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otherwise comply with all applicable federal and state securities laws in connection with any offer by us to purchase the notes.

No notes may be repurchased by us at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

We may be unable to repurchase the notes at the option of holders upon the occurrence of a fundamental change. The Credit Agreement contains, and any future credit agreement or other agreements relating to our indebtedness may contain, provisions prohibiting repurchase of the notes under certain circumstances, and any such future agreement may expressly prohibit our repurchase of the notes upon a fundamental change or provide that a fundamental change constitutes a default under that agreement. If a fundamental change repurchase date occurs at a time that we are prohibited from repurchasing notes, we would be required to seek the consent of our lenders to repurchase the notes or refinance this indebtedness. If we were unable to obtain consent, we would not be permitted to repurchase the notes. Our failure to repurchase tendered notes would constitute an event of default under the indenture, which might constitute an event of default under the terms of our other indebtedness. In addition, the exercise by holders of the notes of their right to require us to repurchase their notes upon a fundamental change could cause a default under our other outstanding indebtedness, even if the fundamental change itself does not.

CONSOLIDATION, MERGER AND SALE OF ASSETS

The covenant described under the heading "Description of the Debt Securities—Consolidation, merger and sale of assets" in the accompanying prospectus shall not apply to the notes.

In lieu of such covenant, the indenture prohibits us from consolidating with or merging with or into, or selling, transferring, leasing, conveying or otherwise disposing of all or substantially all of our consolidated property or assets to, another person, whether in a single transaction or series of related transactions, unless, among other things:

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we are the continuing corporation or such other person is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia and such other person assumes all of our obligations under the notes and the indenture; and

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immediately after giving effect to such transaction or series of transactions, no default or event of default shall have occurred and be continuing.

When the successor assumes all of our obligations under an indenture, except in the case of a lease, our obligations under the indenture will terminate.

Some of the transactions described above could constitute a fundamental change that permits holders to require us to repurchase their notes, as described under "—Holders may require us to repurchase their notes upon a fundamental change."

There is no precise, established definition of the phrase "all or substantially all of our consolidated property or assets" under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of less than all of our consolidated property or assets.

An assumption by any person of our obligations under the notes and the indenture might be deemed for U.S. federal income tax purposes to be an exchange of the notes for new notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax

Description of notes

consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.

EVENTS OF DEFAULT

In addition to the events of default described in the accompanying prospectus under the heading "Description of the Debt Securities—Events of default," the following shall also constitute events of default under the indenture for the notes:

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our failure to pay an installment of interest on any note when due, if the failure continues for 30 days after the date when due;

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our failure to satisfy our conversion obligations upon the exercise of a holder's conversion right;

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our failure to timely provide notice as described under "—Conditions for conversion—Conversion upon the occurrence of certain corporate transactions," "—Adjustment to the conversion rate upon the occurrence of a make-whole fundamental change" or "—Holders may require us to repurchase their notes upon a fundamental change" with respect to the notes;

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our failure to comply with our obligations under "—Consolidation, merger and sale of assets" above;

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our failure to comply with any other term, covenant or agreement contained in the notes or the indenture, if the failure is not cured within 60 days after our receipt of written notice to us by the trustee or to the trustee and us by holders of at least 25% in aggregate principal amount of the notes then outstanding, in accordance with the indenture;

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(x) our failure to make any payment at maturity (after giving effect to any applicable grace period) of indebtedness for money borrowed of us or any of our significant subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Exchange Act) in an aggregate principal amount of $15 million or more and the continuance of such failure or (y) the acceleration of indebtedness for money borrowed of ours or any of our significant subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Exchange Act) in an aggregate principal amount of $15 million or more because of a default with respect to such indebtedness, in each case without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled within 30 days after our receipt of written notice to us by the trustee or to the trustee and us by holders of at least 25% in aggregate principal amount of the notes then outstanding, in accordance with the indenture; and

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failure by us or any of our significant subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Exchange Act), within 30 days, to pay, bond or otherwise discharge any final, non-appealable judgments or orders for the payment of money the total uninsured amount of which for us or any of our significant subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Exchange Act) exceeds $15 million, the enforcement of which judgments or orders is not stayed pending appeal or otherwise.

Notwithstanding the fourth paragraph under the heading "Description of the Debt Securities—Events of default" in the accompanying prospectus, for the first 180 days immediately following an event of default relating to our obligations as set forth under the heading "—Reporting" below or our failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, to the extent we elect, the sole remedy for any such event of default shall be the accrual of additional interest on the notes at a rate per year equal to (i) 0.25% of the outstanding principal amount of the notes for the first 90 days following the occurrence of such event of default and (ii) 0.50% of the outstanding principal

Description of notes

amount of the notes for the next 90 days after the first 90 days following the occurrence of such event of default, in each case, payable semi-annually at the same time and in the same manner as regular interest on the notes. This additional interest will accrue on all outstanding notes from, and including the date on which such event of default first occurs to, and including, the 180th day thereafter (or such earlier date on which such event of default shall have been cured or waived). In addition to the accrual of such additional interest, on and after the 181st day immediately following an event of default relating to our obligations as set forth under the heading "—Reporting" below, either the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare the principal amount of the notes and any accrued and unpaid interest through the date of such declaration, to be immediately due and payable. The provisions set forth in this paragraph shall apply to the notes in lieu of the provisions set forth in the sixth paragraph under the heading "Description of the Debt Securities—Events of default" in the accompanying prospectus.

In order to elect to pay additional interest as the sole remedy during the first 180 days after the occurrence of any event of default described in the immediately preceding paragraph, we must notify all holders of the notes, the trustee and the paying agent of such election prior to the beginning of such 180-day period. Upon the failure to timely give such notice, the notes shall be immediately subject to acceleration as provided in the accompanying prospectus.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of a portion of the value of the notes to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

Subject to the indenture, applicable law and the trustee's rights to indemnification, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

No holder will have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:

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the holder gives the trustee written notice of a continuing event of default;

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the holders of at least 25% in aggregate principal amount of the notes then outstanding make a written request to the trustee to pursue the remedy;

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the holder or holders offer and, if requested, provide the trustee indemnity reasonably satisfactory to the trustee against any loss, liability or expense to institute such proceeding as trustee; and

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the trustee fails to comply with the request within 60 days after the trustee receives the notice, request and offer of indemnity and does not receive, during those 60 days, from holders of a majority in aggregate principal amount of the notes then outstanding, a direction that is inconsistent with the request.

However, the above limitations do not apply to a suit by a holder to enforce:

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the payment of interest on the notes;

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the payment of any amounts due on that holder's notes after the maturity date or any fundamental change repurchase date; or

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the right to convert that holder's notes in accordance with the indenture.

Description of notes

Except as provided in the indenture, the holders of a majority of the aggregate principal amount of outstanding notes may, by notice to the trustee, waive any past default or event of default and its consequences, other than a default or event of default:

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in the payment of principal of, or interest on, any note or in the payment of the fundamental change repurchase price;

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arising from our failure to convert any note in accordance with the indenture; or

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in respect of any provision under the indenture that cannot be modified or amended without the consent of the holders of each outstanding note affected.

We will promptly notify the trustee upon our becoming aware of the occurrence of any default or event of default. In addition, the indenture requires us to furnish to the trustee, on an annual basis, a statement by our officers stating whether they have actual knowledge of any default or event of default by us in performing any of our obligations under such indenture or the notes and describing any such default or event of default. If a default or event of default has occurred and the trustee has received notice of the default or event of default in accordance with the indenture, the trustee must mail to each registered holder of notes a notice of the default or event of default within 90 days after receipt of the notice. However, the trustee need not mail the notice if the default or event of default:

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has been cured or waived; or

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is not in the payment or delivery of any amounts due (including principal, interest or the consideration due upon conversion) with respect to any note and the trustee in good faith determines that withholding the notice is in the best interests of the holders.

MODIFICATION AND WAIVER

The indenture may be modified and amended as described in "Description of the Debt Securities—Modification and waiver" in the accompanying prospectus.

In addition to the amendments and supplements described in the accompanying prospectus under the heading "Description of the Debt Securities—Modification and waiver" that can be made without the consent of holders of the notes, we and the trustee may amend or supplement the indenture or the notes without notice to, or the consent of any holder of notes, to, among other things:

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evidence the assumption of our obligations under the indenture and notes by a successor upon our consolidation or merger or the sale, assignment, transfer, conveyance, lease, or other disposition of all or substantially all of our consolidated properties or assets in accordance with the indenture;

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make adjustments in accordance with the indenture to the right to convert the notes upon certain reclassifications in shares of our common stock and certain consolidations, mergers and binding share exchanges and upon the sale, transfer, lease, conveyance or other disposition of all or substantially all of our consolidated properties or assets as described under "—Conversion rights—Change in the conversion right upon certain reclassifications, business combinations and asset sales" above;

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comply with the provisions of any clearing agency, clearing corporation or clearing system, or the requirements of the trustee or the registrar, relating to transfers and exchanges of the notes pursuant to the indenture;

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cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in the indenture, so long as such modification or amendment does not adversely affect the interests of the holders of the notes in any material respect; provided that any such

Description of notes

  modification or amendment made solely to conform the provisions of the indenture to the description of notes contained in this preliminary prospectus supplement and the accompanying prospectus (as supplemented by the related pricing term sheet) will be deemed not to adversely affect the interest of the holders of the notes;

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comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act;

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comply with the rules of any applicable securities depositary, including DTC; or

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make provision with respect to adjustments to the conversion rate as required by the indenture or to increase the conversion rate in accordance with the indenture.

In addition to the amendments, supplements and waivers described in the accompanying prospectus under the heading "Description of the Debt Securities—Modification and waiver" that may not be made without the consent of the holder of each note affected, no amendment, supplement or waiver may be made, without the consent of the holder of each note affected, that:

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changes the manner of payment of principal of, or interest on, any note;

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impairs the right to institute a suit for the enforcement of any delivery or payment on, or with respect to, or due upon the conversion of, any note;

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modifies, in a manner adverse to the holders of the notes, the provisions of the indenture relating to the right of the holders to require us to repurchase notes upon a fundamental change; or

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modifies the ranking provisions of the indenture in a manner adverse to the holders of the notes.

The consent of the holders of the notes is not necessary under the indenture to approve the particular form of any proposed modification or amendment. It is sufficient if such consent approved the substance of the proposed modification or amendment. After a modification or amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such modification or amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the modification or amendment.

DEFEASANCE AND DISCHARGE

The notes will not be subject to the provisions set forth under the heading "Description of the Debt Securities—Satisfaction and discharge; defeasance" in the accompanying prospectus. In lieu of such provisions, the provisions set forth in the two immediately succeeding paragraphs shall apply.

We may generally satisfy and discharge our obligations under the indenture by:

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delivering all outstanding notes to the trustee for cancellation; or

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depositing with the trustee or the paying agent or conversion agent, as the case may be, after such notes have become due and payable, whether at stated maturity, upon conversion, or on any fundamental change repurchase date, cash or, in the case of conversion, cash and/or shares of our common stock, if any, sufficient to pay all amounts due on all outstanding notes and paying all other sums payable under the indenture.

In addition, in the case of a deposit, there must not exist a default or event of default with respect to the notes on the date we make the deposit, and the deposit must not result in a breach or violation of, or constitute a default under, the indenture.

Description of notes

CALCULATIONS IN RESPECT OF NOTES

We and our agents are responsible for making all calculations called for under the indenture and notes. These calculations include, but are not limited to, determinations of and adjustments to the conversion rate or conversion price, determination of the trading price of the notes, the volume-weighted average price and the closing sale price of our common stock, the amount of cash and/or the number of shares or amount of other property, if any, payable or deliverable upon conversion of the notes and amounts of interest and additional interest payable on the notes. We and our agents will make all of these calculations in good faith, and, absent manifest error, these calculations will be final and binding on all holders of notes. We or our agents will provide a copy of these calculations to the trustee, as required, and, absent manifest error, the trustee is entitled to rely on the accuracy of our calculations without independent verification.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES OR SHAREHOLDERS

None of our past, present or future directors, officers, employees or shareholders, as such, will have any liability for any of our obligations under the notes or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a note, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the notes. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

REPORTING

The reporting obligations set forth under the heading "Description of the Debt Securities—Reports" in the accompanying prospectus shall not apply to the notes. In lieu thereof, the provisions set forth in the immediately succeeding paragraph shall apply to the notes.

We must provide the trustee with a copy of the reports we must file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act no later than the time those reports must be filed with the SEC (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). The filing of these reports with the SEC through its EDGAR database within the time periods for filing the same under the Exchange Act (taking into account any applicable grace periods provided thereunder) will satisfy our obligation to furnish those reports to the trustee.

REPORTS TO TRUSTEE

We will promptly furnish to the trustee copies of our annual report to shareholders, containing audited financial statements, and any other financial reports which we furnish to our shareholders. The filing of these reports with the SEC through its EDGAR database will satisfy our obligation to furnish those reports to the trustee.

PURCHASE AND CANCELLATION

The registrar, paying agent and conversion agent (if other than the trustee) will forward to the trustee any notes surrendered to them by holders for transfer, exchange, payment or conversion, and the trustee will promptly cancel those notes in accordance with its customary procedures. Notes surrendered to the trustee for cancellation may not be reissued or resold and will be promptly cancelled. We will not issue new notes to replace notes that we have paid or delivered to the trustee for cancellation or that any holder has converted.

Description of notes

We may, to the extent permitted by law, purchase notes in the open market or by tender offer at any price or by private agreement. We may, at our option and to the extent permitted by law, reissue, resell or surrender to the trustee for cancellation any notes we purchase in this manner, in the case of a re-issuance or resale, so long as such notes do not constitute "restricted securities" (as such term is defined under Rule 144 under the Securities Act of 1933, as amended) upon such re-issuance or resale.

REPLACEMENT OF NOTES

We will replace mutilated, lost, destroyed or stolen notes at the holder's expense upon delivery to the trustee of the mutilated notes or evidence of the loss, destruction or theft of the notes satisfactory to the trustee and us. In the case of a lost, destroyed or stolen note, we or the trustee may require, at the expense of the holder, indemnity (including in the form of a bond) reasonably satisfactory to us and the trustee.

TRUSTEE AND TRANSFER AGENT

The trustee for the notes is U.S. Bank National Association. We have appointed the trustee as the initial paying agent, bid solicitation agent, registrar, conversion agent and custodian with regard to the notes. The indenture permits the trustee to deal with us and any of our affiliates with the same rights the trustee would have if it were not trustee. However, under the Trust Indenture Act if the trustee acquires any conflicting interest and there exists a default with respect to the notes, the trustee must eliminate the conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. We may maintain banking and other relationships in the ordinary course of business with the trustee and its affiliates.

The holders of a majority in aggregate principal amount of the notes then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain exceptions. If an event of default occurs and is continuing, the trustee must exercise its rights and powers under the indenture using the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The indenture will not obligate the trustee to exercise any of its rights or powers at the request or demand of the holders, unless the holders have offered to the trustee security or indemnity that is reasonably satisfactory to the trustee against the costs, expenses and liabilities that the trustee may incur to comply with the request or demand.

The transfer agent for our common stock is Mellon Investor Service LLC.

LISTING AND TRADING

We do not intend to apply for listing of the notes on any securities exchange or to arrange for their quotation on any interdealer quotation system. Our common stock is listed on The NASDAQ Global Select Market under the ticker symbol "HA."

FORM, DENOMINATION AND REGISTRATION OF NOTES

General

The notes will be issued in registered form, without interest coupons, in denominations of integral multiples of $1,000 principal amount, in the form of global securities, as further provided below. See "—Global securities" below for more information. The trustee need not register the transfer of or exchange any note for which the holder has delivered, and not validly withdrawn, a fundamental

Description of notes

change repurchase notice, except (x) if we default in the payment of the fundamental change repurchase price or (y) with respect to that portion of the notes not being repurchased.

We will not impose a service charge in connection with any transfer or exchange of any note.

Global securities

Global securities will be deposited with the trustee as custodian for The Depository Trust Company, or DTC, and registered in the name of Cede & Co., as nominee of DTC.

Except in the limited circumstances described below and in "—Certificated securities," holders of notes will not be entitled to receive notes in certificated form. Unless and until it is exchanged in whole or in part for certificated securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.

We will apply to DTC for acceptance of the global securities in its book-entry settlement system. The custodian and DTC will electronically record the principal amount of notes represented by global securities held within DTC. Beneficial interests in the global securities will be shown on records maintained by DTC and its direct and indirect participants. So long as DTC or its nominee is the registered owner or holder of a global security, DTC or such nominee will be considered the sole owner or holder of the notes represented by such global security for all purposes under the indenture and the notes. No owner of a beneficial interest in a global security will be able to transfer such interest except in accordance with DTC's applicable procedures and the applicable procedures of its direct and indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limitations and requirements may impair the ability to transfer or pledge beneficial interests in a global security.

Payments of principal, premium, if any, and interest under each global security will be made to DTC or its nominee as the registered owner of such global security. We expect that DTC or its nominee, upon receipt of any such payment, will immediately credit DTC participants' accounts with payments proportional to their respective beneficial interests in the principal amount of the relevant global security as shown on the records of DTC. We also expect that payments by DTC participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants, and none of us, the trustee, the custodian or any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any global security or for maintaining or reviewing any records relating to such beneficial interests.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, which eliminates the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the depository. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The ownership interest and transfer of ownership interests of

Description of notes

each beneficial owner or purchaser of each security held by or on behalf of DTC are recorded on the records of the direct and indirect participants.

Certificated securities

The trustee will exchange beneficial interests in a global security for one or more certificated securities registered in the name of the owner of the beneficial interest, as identified by DTC, only if:

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DTC notifies us that it is unwilling or unable to continue as depositary for that global security or ceases to be a clearing agency registered under the Exchange Act and, in either case, we do not appoint a successor depositary within 90 days of such notice or cessation; or

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an event of default has occurred and is continuing, at the request of a beneficial owner of the notes.

The provisions above shall apply to the notes in lieu of the provisions in the second paragraph under the heading "Description of the Debt Securities—Global securities" in the accompanying prospectus.

Settlement and payment

We will make payments in respect of notes represented by global securities by wire transfer of immediately available funds to DTC or its nominee as registered owner of the global securities.

We expect the notes will trade in DTC's Same-Day Funds Settlement System, and DTC will require all permitted secondary market trading activity in the notes to be settled in immediately available funds. We expect that secondary trading in any certificated securities will also be settled in immediately available funds.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

Although DTC has agreed to the above procedures to facilitate transfers of interests in the global securities among DTC participants, DTC is under no obligation to perform or to continue those procedures, and those procedures may be discontinued at any time. None of us, the underwriters or the trustee will have any responsibility for the performance by DTC or its direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

We have obtained the information we describe in this prospectus supplement concerning DTC and its book-entry system from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for the accuracy of this information.

GOVERNING LAW

The governing law provisions specified in the immediately succeeding paragraph shall apply to the notes in lieu of the provisions in the paragraph under the heading "Description of the Debt Securities—Governing law" in the accompanying prospectus.

The indenture and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York, without giving effect to such state's conflicts of laws principles.

 Description of capital stock

GENERAL

As of the date of this prospectus supplement, our authorized capital stock consists of 120,000,000 shares. Those shares consist of (1) 118,000,000 shares designated as common stock, $0.01 par value and (2) 2,000,000 shares designated as preferred stock, $0.01 par value. As of February 4, 2011, there were approximately 50,220,877 shares of common stock issued and outstanding and three shares of preferred stock issued and outstanding. Of the three shares of preferred stock issued and outstanding, one share is designated Series B Special Preferred Stock, one share is designated Series C Special Preferred Stock and one share is designated Series D Special Preferred Stock (together, the "Special Preferred Stock"). There are no shares of Series A Special Preferred Stock outstanding.

United States law prohibits non-U.S. citizens from owning more than 25% of the voting interest of a U.S. air carrier or an entity controlling a U.S. air carrier. Our certificate of incorporation prohibits the ownership or control of more than 25% (to be increased or decreased from time to time, as permitted under the laws of the U.S.) of our issued and outstanding voting capital stock by persons who are not "citizens of the United States".

The following is a summary of the material provisions of the common stock and preferred stock provided for in our certificate of incorporation and bylaws. For additional detail about our capital stock, please refer to our certificate of incorporation and bylaws, each as amended.

COMMON STOCK

A holder of common stock is entitled to exercise one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to certain limitations in our certificate of incorporation and to the preference that may be applicable to any outstanding preferred stock, the holders of common stock will be entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. We have never paid cash dividends on our common stock. Restrictions contained in our financing agreements and certain of our aircraft lease agreements limit our ability to pay dividends on our common stock. Accordingly, we do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. In the event of our liquidation, dissolution or winding up, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities, the $0.01 per share liquidation preference of the Special Preferred Stock, and the liquidation preference applicable to any other shares of preferred stock that may become outstanding. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. The outstanding shares of common stock are fully paid and non-assessable.

Our common stock is listed on the NASDAQ Global Market under the symbol "HA." The transfer agent and registrar for the common stock is Mellon Investor Service LLC.

PREFERRED STOCK

The following description of preferred stock is not complete. These descriptions are qualified in their entirety by reference to our certificate of incorporation and the certificate of designation relating to any series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.

We currently have three shares of preferred stock outstanding. The International Association of Machinists and Aerospace Workers (IAM) holds one share of Series B Special Preferred Stock, the Association of Flight Attendants (AFA) holds one share of Series C Special Preferred Stock, and the Air

Description of capital stock

Line Pilots Association (ALPA) holds one share of Series D Special Preferred Stock, each of which entitles each union to nominate one director to the Company's board of directors. In addition, each series of the Special Preferred Stock, unless otherwise specified:

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ranks senior to our common stock and ranks pari passu with each other such series of Special Preferred Stock with respect to liquidation, dissolution and winding up of us and will be entitled to receive $0.01 per share before any payments are made, or assets distributed to holders of any stock ranking junior to the Special Preferred Stock;

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has no dividend rights unless a dividend is declared and paid on our common stock, in which case the Special Preferred Stock would be entitled to receive a dividend in an amount per share equal to two times the dividend per share paid on the common stock;

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is entitled to one vote per share of such series and votes with the common stock as a single class on all matters submitted to holders of our common stock;

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automatically converts into our common stock on a 1:1 basis, at such time as such shares are transferred or such holders are no longer entitled to nominate a representative to our board of directors pursuant to their respective collective bargaining agreements;

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is not redeemable, but may be reacquired by us in any other manner permitted by law; and

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has no preemptive rights, other than such rights, if any, and upon such terms and at such prices as the board of directors, in its discretion from time to time may determine.

The board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could negatively affect the voting power and other rights of the holders of common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of us or make it more difficult to remove our management. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock.

The board of directors has the authority, without further action by the stockholders, to issue up to 1,999,997 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock. Any or all of these rights may be greater than the rights of the common stock.

CERTAIN CHARTER AND BYLAW PROVISIONS

Certain provisions of our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, and to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Our certificate of incorporation and bylaws require that any action required or permitted to be taken by our stockholders must be taken at a duly called annual or special meeting of the stockholders and may not be taken by a consent in writing. In addition, special meetings of our stockholders may be called only by the board of directors or the chairperson of the board of directors. Our bylaws require advance notice of any director nominations or other stockholder proposals to be brought before an annual stockholders meeting. Our certificate of incorporation provides that certain amendments of the

Description of capital stock

certificate of incorporation require the approval of at least two-thirds of the voting power of all outstanding stock. In addition, we have eliminated cumulative voting. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or our management.

 Description of convertible note hedge and warrant transactions

In connection with the offering of the notes, we entered into privately negotiated convertible note hedge transactions with one or more of the hedge counterparties. The convertible note hedge transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of our common stock underlying the notes. Concurrently with entering into the convertible note hedge transactions, we also entered into warrant transactions with one or more of the hedge counterparties whereby we will sell to the hedge counterparties warrants covering notionally, subject to customary anti-dilution adjustments, up to the same number of shares of our common stock (subject to a maximum number equal to 19.9% of the number of shares of common stock outstanding at the time we enter into the warrant transactions). If the underwriters exercise their over-allotment option to purchase additional notes, we may sell additional warrants and use a portion of the proceeds from the sale of the additional notes, together with the proceeds from the sale of the additional warrants, to enter into additional convertible note hedge transactions.

The convertible note hedge transactions are intended generally to reduce the potential dilution to our common stock and/or to offset potential cash payments in excess of the principal amount of converted notes, as the case may be, upon conversion of the notes in the event that the market price per share of our common stock, as measured under the terms of the convertible note hedge transactions, is greater than the strike price of the convertible note hedge transactions, which initially corresponds to the conversion price of the notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the notes. In certain circumstances, such as a conversion of notes where we have elected to settle our conversion obligation solely in shares of our common stock or a conversion of notes in connection with a make-whole fundamental change, the number of shares of our common stock and/or the amount of any cash payments we are entitled to receive under the convertible note hedge transactions may be less than the number of shares of our common stock and/or the amount of any cash payments in excess of the principal amount of the notes that we are obligated to deliver or make, as the case may be, upon conversion of the notes. In addition, if any hedge counterparty does not perform its obligations under a convertible note hedge transaction for any reason, we would not receive the benefit of such transaction. If the market price per share of our common stock, as measured under the terms of the warrant transactions, exceeds the strike price of the warrants, there would separately be dilution to our common stock to the extent that such market price exceeds the strike price of the warrants.

We will not be required to make any cash payments to the hedge counterparties upon the exercise of the options that are a part of the convertible note hedge transactions, but we will be entitled to receive from them a number of shares of our common stock, an amount of cash or a combination of cash and shares of our common stock, as the case may be, generally based on the amount by which the market price per share of our common stock, as measured under the terms of the convertible note hedge transactions, is greater than the strike price of the convertible note hedge transactions during the relevant valuation period under the convertible note hedge transactions. Additionally, if the market price per share of our common stock, as measured under the terms of the warrant transactions, exceeds the strike price of the warrants during the measurement period at the maturity of the warrants, we will owe the hedge counterparties a number of shares of our common stock (or the cash value thereof) based on the excess of such market price per share of our common stock over the strike price of the warrants.

In connection with establishing its initial hedge of the convertible note hedge and warrant transactions, each hedge counterparty or its affiliates expects to enter into various derivative transactions with

Description of convertible note hedge and warrant transactions respect to our common stock concurrently with or shortly after the pricing of the notes. These activities could increase (or reduce the size of any decrease in) the market price of our common stock or the notes concurrently with or shortly after the pricing of the notes.

In addition, the hedge counterparties or their affiliates are likely to modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes. In particular, such hedge modification transactions are likely to occur on or around any conversion date and during any cash settlement averaging period related to a conversion of notes.

In addition, if any such convertible note hedge and warrant transactions fail to become effective, whether or not this offering of notes is completed, the hedge counterparties or their affiliates are likely to unwind their hedge positions with respect to our common stock, which could adversely affect the value of our common stock and, if the notes have been issued, the value of the notes.

The effect, if any, of any of these transactions and activities on the market price of our common stock or the trading price of the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of our common stock and the value of the notes and, as a result, the amount of cash and/or the number and value of shares of our common stock that you will receive upon the conversion of the notes.

The convertible note hedge transactions and the warrant transactions are separate transactions entered into by us with the hedge counterparties, are not part of the terms of the notes and will not change the holders' rights under the notes. As a holder of the notes, you will not have any rights with respect to the convertible note hedge transactions or the warrant transactions.

For a discussion of the potential impact of any market or other activity by the hedge counterparties and/or their affiliates in connection with these convertible note hedge and warrant transactions, see "Underwriting—Convertible note hedge and warrant transactions" and "Risk factors—Risks related to the notes and the underlying shares of common stock—The convertible note hedge and warrant transactions may affect the value of the notes and our common stock."

 Description of material indebtedness

REVOLVING CREDIT FACILITIES

On December 10, 2010, Hawaiian, as borrower, with the Company as guarantor, entered into an Amended and Restated Credit Agreement (as amended, the "Credit Agreement") with each of the lenders party thereto (the "Lenders") and Wells Fargo Capital Finance, Inc., as arranger and administrative agent for the Lenders (the "Agent"), providing for a secured revolving credit facility in an amount of up to $75.0 million that is subject to a borrowing base formula based on eligible accounts, eligible aircraft, eligible spare engines and eligible ground equipment. The revolving credit facility has a sublimit for swing line loans and a sublimit providing for the issuance of letters of credit in a face amount up to $20.0 million. As of December 31, 2010, $60.0 million of revolving loans under the Credit Agreement were outstanding, and approximately $5.25 million for letters of credit were outstanding under the Credit Agreement.

Revolving loans accrue interest at a per annum rate based on, at Hawaiian's option:

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the base rate plus a margin ranging from 3.00% to 3.50% depending on Hawaiian's average excess availability under the credit facility, and

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the LIBOR rate (based on 1, 2 or 3-month interest periods) plus a margin ranging from 4.00% to 4.50% depending on Hawaiian's average excess availability under the credit facility.

The base rate is a rate equal to the highest of Wells Fargo, National Association's prime rate, the federal funds rate plus a margin equal to 0.50%, and the LIBOR rate for a 1-month interest period plus 1.00%.

Revolving loans may be borrowed, repaid and reborrowed until December 10, 2014, at which time all amounts borrowed under the Credit Agreement must be repaid. Accrued interest on the revolving loans is payable monthly, or, with respect to revolving loans that are accruing interest based on the LIBOR rate, at the end of the applicable LIBOR interest rate period. Hawaiian may prepay the loans or terminate or reduce the commitments in whole or in part at any time, without premium or penalty, subject to minimum amounts in the case of commitment reductions.

On December 10, 2010, the Company entered into an Amended and Restated General Continuing Guaranty (the "Guaranty") in favor of Agent, pursuant to which the Company guarantied all of the obligations of Hawaiian under the Credit Agreement.

On December 10, 2010, Hawaiian and the Company entered into an Amended and Restated Security Agreement (the "Security Agreement") with Agent, pursuant to which such parties secured their respective obligations under the Credit Agreement and the Guaranty by a security interest on substantially all of their assets. On December 10, 2010, Hawaiian entered into an Amended and Restated Engine and Spare Parts Security Agreement (the "Engine and Spare Parts Security Agreement") and a Consolidated, Supplemented, Amended and Restated Aircraft Security Agreement (the "Aircraft Security Agreement"), with Agent pursuant to which, respectively, Hawaiian granted a security interest on certain engines and spare parts and owned aircraft and the engines associated with such aircraft to secure its obligations under the Credit Agreement.

Future domestic subsidiaries of Hawaiian and the Company will be required to guaranty Hawaiian's obligations under the Credit Agreement and to secure such guaranty obligations by granting a security interest on substantially all of their assets.

The Credit Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict Hawaiian's and Company's ability to, among other things, incur indebtedness, grant

Description of material indebtedness

liens, merge or consolidate, dispose of assets, prepay indebtedness, make investments, make acquisitions, enter into certain transactions with affiliates, in the case of Hawaiian, pay dividends or make distributions to the Company and repurchase stock, in each case subject to specified exceptions. The Credit Agreement also contains financial covenants that require Hawaiian and the Company to maintain a minimum fixed charge coverage ratio and a minimum liquidity covenant based on excess availability under the credit facility plus cash and cash equivalents.

The Credit Agreement permits Hawaiian to make dividends or distributions of cash to the Company to fund regularly scheduled interest payments on the notes only if no specified event of default exists or would result from the dividend or distribution. The specified events of default include payment defaults, financial covenant defaults and bankruptcy and insolvency defaults. The Credit Agreement permits Hawaiian to make dividends or distributions of cash to the Company to fund payments of cash upon conversion of the notes or repurchases upon a fundamental change only if specified conditions are met, including that no event of default exists or would result therefrom and required excess availability thresholds are met. Hawaiian may make intercompany loans to the Company only within specified limits and, in certain instances, if specified conditions are met.

The Credit Agreement includes customary events of default that include, among other things, non-payment defaults, covenant defaults, material judgment defaults, bankruptcy and insolvency defaults, cross defaults to material indebtedness, inaccuracy of representations and warranties, a failure to continue to be a certified air carrier, ERISA defaults, and a change of control default. The Credit Agreement defines change of control to include a "change of control" as defined in the indenture for the notes. The occurrence of an event of default could result in the acceleration of the obligations under the Credit Agreement, a requirement that the Company pay all of the obligations under the Guaranty, and a right by the Agent and Lenders to exercise remedies under the Security Agreement, the Engine and Spare Parts Security Agreement and the Aircraft Security Agreement. At the election of the Lenders, a default interest rate shall apply on all obligations during an event of default, at a rate per annum equal to 2.00% above the applicable interest rate.

LEASES

The Company leases aircraft, engines and other assets under long-term lease arrangements. Other leased assets include real property, airport and terminal facilities, maintenance facilities, training centers and general offices. Certain leases include escalation clauses and renewal options. When lease renewals are considered to be reasonably assured, the rental payments that will be due during the renewal periods are included in the determination of rent expense over the life of the lease.

As of December 31, 2010, Hawaiian had lease contracts for 29 of its 36 aircraft. Of those 29 contracts, four Boeing 717-200 aircraft leases were accounted for as capital leases with the remaining 25 contracts being accounted for as operating leases in accordance with ASC 840, "Accounting for Leases." These aircraft leases have remaining lease terms ranging from approximately one to thirteen years. Under these lease agreements, the Company is required to pay monthly specified amounts of rent plus maintenance reserves based on utilization of the aircraft. Maintenance reserves are amounts paid by the Company to the aircraft lessor as a deposit for certain future scheduled airframe, engine and landing gear overhaul costs. Maintenance reserves are reimbursable once the Company successfully completes such qualified scheduled airframe, engine and/or landing gear overhauls.

 Material U.S. federal income tax considerations

This section is a discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes and the common stock into which the notes may be converted. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based on existing U.S. federal income tax authorities, all of which are subject to change or differing interpretations, possibly with retroactive effect. There can be no assurances that the Internal Revenue Service (the "IRS") will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of purchasing, owning or disposing of the notes or common stock. The summary generally applies only to beneficial owners of the notes that purchase their notes in this offering for an amount equal to the issue price of the notes, which is the first price at which a substantial amount of the notes is sold for money to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and that hold the notes and common stock as "capital assets" (generally, for investment). This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner's circumstances (for example, persons subject to the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended (the "Code"), or a U.S. holder (as defined below) whose "functional currency" is not the U.S. dollar). Also, it is not intended to be wholly applicable to all categories of investors, some of which may be subject to special rules (such as dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, banks, thrifts, regulated investment companies, real estate investment trusts, insurance companies, tax-exempt entities, tax-deferred or other retirement accounts, certain former citizens or residents of the United States, persons holding notes or common stock as part of a hedging, conversion or integrated transaction or a straddle, or persons deemed to sell notes or common stock under the constructive sale provisions of the Code). Finally, the summary does not describe the effects of the U.S. federal estate and gift tax laws or the effects of any applicable non-U.S., state or local laws.

INVESTORS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF U.S. FEDERAL ESTATE OR GIFT TAX LAWS, NON-U.S., STATE AND LOCAL LAWS, AND TAX TREATIES.

U.S. HOLDERS

As used herein, the term "U.S. holder" means a beneficial owner of the notes or the common stock into which the notes may be converted that, for U.S. federal income tax purposes, is (1) an individual citizen or resident of the United States, (2) a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state of the United States, including the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if it (x) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons or (y) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A "non-U.S. holder" is a beneficial owner of the notes or the common stock into which the notes may be converted (other than a partnership, including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

If a partnership (including for this purpose an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a note or common stock

Material U.S. federal income tax considerations

acquired upon conversion of a note, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A beneficial owner of a note or common stock acquired upon conversion of a note that is a partnership, and partners in such partnership, should consult their own tax advisors about the U.S. federal income tax consequences of purchasing, owning and disposing of the notes and the common stock into which the notes may be converted.

Interest

U.S. holders will be required to recognize as ordinary income any stated interest paid or accrued on the notes, in accordance with their regular method of tax accounting.

In general, if the terms of a debt instrument entitle a holder to receive payments (other than fixed periodic interest) that exceed the issue price of the instrument by more than a de minimis amount, the holder will be required to include such excess in income as "original issue discount" over the term of the instrument, irrespective of the holder's regular method of tax accounting. We believe that the notes will not be issued with original issue discount for U.S. federal income tax purposes.

We may be required to make payments of additional interest to holders of the notes if we do not make certain filings, as described under "Description of notes—Events of default." Although not free from doubt, we believe that there is only a remote possibility that we would be required to pay additional interest, or that if such additional interest were required to be paid, it would be an incidental amount, and therefore we intend to take the position that this possible payment of additional interest will not subject the notes to the special rules governing certain contingent payment debt instruments. If, contrary to expectations, we pay additional interest, such additional interest should be taxable to a U.S. holder as ordinary interest income at the time it accrues or is paid in accordance with the U.S. holder's regular method of tax accounting.

Sale, exchange, redemption or other taxable disposition of notes

A U.S. holder generally will recognize capital gain or loss if the holder disposes of a note solely in a sale, exchange, redemption or other taxable disposition (other than conversion of a note into cash and shares of our common stock, the U.S. federal income tax consequences of which are described under "—U.S. holders—Conversion of notes" below). The U.S. holder's gain or loss will equal the difference between the proceeds received by the holder (other than amounts attributable to accrued but unpaid interest) and the holder's tax basis in the note. The proceeds received by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the note. The U.S. holder's tax basis in the note generally will equal the amount the holder paid for the note. The portion of any proceeds that is attributable to accrued interest will not be taken into account in computing the U.S. holder's capital gain or loss. Instead, that portion will be recognized as ordinary interest income to the extent that the U.S. holder has not previously included the accrued interest in income. The gain or loss recognized by the U.S. holder on the disposition of the note will be long-term capital gain or loss if the holder held the note for more than one year, or short-term capital gain or loss if the holder held the note for one year or less, at the time of the transaction. Long-term capital gains of non-corporate taxpayers currently are taxed at reduced rates. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.

Conversion of notes

A U.S. holder generally will not recognize any income, gain or loss on the conversion of a note into common stock, except with respect to cash received in lieu of a fractional share of common stock and

Material U.S. federal income tax considerations

the fair market value of any common stock attributable to accrued and unpaid interest, subject to the discussion under "—U.S. holders—Constructive distributions" below regarding the possibility that the adjustment to the conversion rate of a note converted in connection with a make-whole fundamental change may be treated as a taxable stock dividend. The U.S. holder's aggregate tax basis in the common stock (including any fractional share for which cash is paid, but excluding shares attributable to accrued interest) will equal the U.S. holder's tax basis in the note. The U.S. holder's holding period in the common stock (other than shares attributable to accrued interest) will include the holding period in the note.

Upon conversion of a note solely into cash, a U.S. holder generally will be subject to the rules described under "—U.S. holders—Sale, exchange, redemption or other taxable disposition of notes" above.

The tax consequences of the conversion of a note into cash and shares of our common stock are not entirely clear. The conversion of a note into cash and shares of our common stock may be treated as in part a payment in redemption for cash of a portion of the note and in part a conversion of a portion of the note into common stock. In such case, a U.S. holder's aggregate tax basis in the note would be allocated between the portion of the note treated as redeemed and the portion of the note treated as converted into common stock on a pro rata basis. The U.S. holder generally would recognize capital gain or loss with respect to the portion of the note treated as redeemed equal to the difference between the amount of cash received by the U.S. holder (other than amounts attributable to accrued and unpaid interest) and the U.S. holder's tax basis in the portion of the note treated as redeemed. See "—U.S. holders—Sale, exchange, redemption or other taxable disposition of notes" above. With respect to the portion of the note treated as converted, a U.S. holder generally would not recognize any gain or loss (except with respect to cash received in lieu of a fractional share of common stock and common stock received attributable to accrued and unpaid interest), subject to the discussion under "—U.S. holders—Constructive distributions" below regarding the possibility that the adjustment to the conversion rate of a note converted in connection with make-whole fundamental change may be treated as a taxable stock dividend. The tax basis allocated to the portion of the note treated as converted into common stock would be the U.S. holder's tax basis in the common stock (including any fractional share for which cash is paid, but excluding shares attributable to accrued interest). The U.S. holder's holding period in the common stock (other than shares attributable to accrued interest) would include the holding period in the converted note.

Alternatively, if the note constitutes a "security" for U.S. federal income tax purposes, a U.S. holder may be treated as exchanging the note for our common stock and cash in a recapitalization for U.S. federal income tax purposes. The term "security" is not defined in the Code or in the Treasury Regulations, and has not been clearly defined by judicial decisions. An instrument is a "security" for these purposes if, based on all the facts and circumstances, the instrument constitutes a meaningful investment in the issuer of the instrument. Although there are a number of factors that may affect the determination of whether a debt instrument is a "security," one of the most important factors is the original term of the instrument, or the length of time between the issuance of the instrument and its maturity. In general, instruments with an original term of more than ten years are likely to be treated as "securities," and instruments with an original term of less than five years may not be treated as "securities." In addition, the convertibility of a debt instrument into stock of the issuer may argue in favor of "security" treatment because of the possible equity participation in the issuer.

If the note is a security and the conversion is treated as a recapitalization for U.S. federal income tax purposes, the U.S. holder would not be permitted to recognize loss, but would be required to recognize gain. The amount of gain recognized by a U.S. holder would equal the lesser of (i) the excess (if any) of (A) the amount of cash received (excluding any cash received in lieu of a fractional share of our

Material U.S. federal income tax considerations

common stock and any cash received attributable to accrued and unpaid interest) plus the fair market value of our common stock received (treating a fractional share of our common stock as issued and received for this purpose and excluding any such common stock that is attributable to accrued and unpaid interest) upon conversion over (B) the U.S. holder's tax basis in the converted note, and (ii) the amount of cash received upon conversion (other than any cash received in lieu of a fractional share of our common stock and any cash received attributable to accrued and unpaid interest). Subject to the discussion under "—U.S. holders—Constructive distributions" below regarding the possibility that the adjustment to the conversion rate of a note converted in connection with a make-whole fundamental change may be treated as a taxable stock dividend, the gain recognized by a U.S. holder upon conversion of a note will be long-term capital gain if the holder held the note for more than one year, or short-term capital gain if the holder held the note for one year or less, at the time of the conversion. Long-term capital gains of non-corporate taxpayers currently are taxed at reduced rates. Short-term capital gains are taxed at ordinary income rates. The U.S. holder's tax basis in the common stock received (including any fractional share for which cash is paid, but excluding shares attributable to accrued and unpaid interest) generally would equal the tax basis of the converted note, decreased by the amount of cash received (other than cash in lieu of a fractional share of common stock and any cash attributable to accrued and unpaid interest), and increased by the amount of gain (if any) recognized upon conversion (other than any gain recognized as a result of cash received in lieu of a fractional share of common stock). The U.S. holder's holding period in the common stock (other than shares attributable to accrued and unpaid interest) would include the holding period in the converted note.

With respect to cash received in lieu of a fractional share of our common stock, a U.S. holder will be treated as if the fractional share were issued and received and then immediately redeemed for cash. Accordingly, the U.S. holder generally will recognize gain or loss equal to the difference between the cash received and that portion of the holder's tax basis in the common stock attributable to the fractional share on a proportionate basis in accordance with its relative fair market value.

Any cash and the value of any portion of our common stock that is attributable to accrued and unpaid interest on the notes not yet included in income by a U.S. holder will be taxed as ordinary income. The basis in any shares of common stock attributable to accrued and unpaid interest will equal the fair market value of such shares when received. The holding period in any shares of common stock attributable to accrued and unpaid interest will begin on the day after the date of conversion.

A U.S. holder that converts a note between a record date for an interest payment and the next interest payment date and consequently receives a payment of cash interest, as described in "Description of notes—Conversion rights," should consult its own tax advisor concerning the appropriate treatment of such payment.

U.S. holders are urged to consult their own tax advisors with respect to the U.S. federal income tax consequences of converting their notes into a combination of cash and our common stock.

Possible deemed exchange upon corporate transaction

If we undergo a business combination or other corporate transaction as described under "Description of notes—Conversion rights—Change in conversion right upon certain reclassifications, business combinations and asset sales," the conversion obligation may be adjusted so that holders would be entitled to convert the notes into the type of consideration that they would have been entitled to receive upon such business combination had the notes been converted into our common stock immediately prior to such business combination, except that such holders will not be entitled to receive additional shares unless such notes are converted in connection with the relevant make-whole

Material U.S. federal income tax considerations

fundamental change. Depending on the facts and circumstances at the time of such business combination, such adjustment may result in a deemed exchange of the outstanding notes, which may be a taxable event for U.S. federal income tax purposes.

U.S. holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of such an adjustment upon a business combination or other corporate transaction.

Distributions

If, after a U.S. holder acquires our common stock upon a conversion of a note, we make a distribution in respect of such common stock from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), the distribution will be treated as a dividend and will be includible in a U.S. holder's income when paid. If the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of the U.S. holder's investment, up to the U.S. holder's tax basis in its common stock, and any remaining excess will be treated as capital gain from the sale or exchange of the common stock. If the U.S. holder is a U.S. corporation, it would generally be able to claim a dividends-received deduction on a portion of any distribution taxed as a dividend, provided that certain holding period requirements are satisfied. Subject to certain exceptions, dividends received by non-corporate U.S. holders in tax years beginning prior to January 1, 2013 are taxed at a maximum rate of 15%, provided that certain holding period requirements are met.

Constructive distributions

The terms of the notes allow for changes in the conversion rate of the notes under certain circumstances. A change in conversion rate that allows holders of notes to receive more shares of common stock on conversion may increase such holders' proportionate interests in our earnings and profits or assets. In that case, the holders of notes may be treated as though they received a taxable distribution in the form of our common stock. A taxable constructive stock distribution would result, for example, if the conversion rate is adjusted to compensate holders of notes for distributions of cash or property to our stockholders. The adjustment to the conversion rate of a note converted in connection with a make-whole fundamental change, as described under "Description of notes—Conversion rights—Adjustment to the conversion rate upon the occurrence of a make-whole fundamental change" above, also may be treated as a taxable stock distribution. If an event occurs that dilutes the interests of stockholders or increases the interests of holders of the notes and the conversion rate of the notes is not adjusted (or not adequately adjusted), this also could be treated as a taxable stock distribution to holders of the notes. Conversely, if an event occurs that dilutes the interests of holders of the notes and the conversion rate is not adjusted (or not adequately adjusted), the resulting increase in the proportionate interests of our stockholders could be treated as a taxable stock distribution to the stockholders. Not all changes in the conversion rate that result in holders of notes receiving more common stock on conversion, however, increase such holders' proportionate interests in us. For instance, a change in conversion rate could simply prevent the dilution of the holders' interests upon a stock split or other change in capital structure. Changes of this type, if made pursuant to a bona fide reasonable adjustment formula, are not treated as constructive stock distributions. Any taxable constructive stock distribution resulting from a change to, or failure to change, the conversion rate that is treated as a distribution of common stock would be treated for U.S. federal income tax purposes in the same manner as a distribution on our common stock paid in cash or other property. It would result in a taxable dividend to the recipient to the extent of our current or accumulated earnings and profits (with the recipient's tax basis in its note or common stock (as the case may be) being increased by the amount of such dividend), with any excess treated as a tax-free return of the holder's investment in its note or common stock (as the case may be) or as capital gain. U.S. holders

Material U.S. federal income tax considerations

should consult their own tax advisors regarding whether any taxable constructive stock dividend would be eligible for the maximum 15% rate (through 2012) or the dividends received deduction described in the previous paragraph, as the requisite applicable holding period requirements might not be considered to be satisfied.

Sale, exchange or other disposition of common stock

A U.S. holder generally will recognize capital gain or loss on a sale, exchange or other disposition of common stock. The U.S. holder's gain or loss will equal the difference between the proceeds received by the holder and the holder's tax basis in the stock. The proceeds received by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the stock. The gain or loss recognized by a U.S. holder on a sale, exchange or other disposition of common stock will be long-term capital gain or loss if the holder's holding period in the common stock is more than one year, or short-term capital gain or loss if the holder's holding period in the common stock is one year or less, at the time of the transaction. Long-term capital gains of non-corporate taxpayers are currently taxed at reduced rates. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.

Recent legislation

Recently enacted legislation requires certain U.S. holders who are individuals, trusts or estates to pay a 3.8% tax on "net investment income," which may include, among other things, interest, dividends and capital gains from the sale or other disposition of notes or common stock for taxable years beginning after December 31, 2012. U.S. holders should consult their own advisors regarding the effect, if any, of this legislation on their ownership and disposition of the notes and the common stock into which the notes may be converted.

NON-U.S. HOLDERS

The following discussion is limited to the U.S. federal income tax consequences relevant to a non-U.S. holder (as defined above).

Interest

Payments of interest to non-U.S. holders are generally subject to U.S. federal income tax at a rate of 30% (or a reduced or zero rate under the terms of an applicable income tax treaty between the United States and the non-U.S. holder's country of residence), collected by means of withholding by the payor. Payments of interest on the notes to most non-U.S. holders, however, will qualify as "portfolio interest," and thus will be exempt from U.S. federal income tax, including withholding of such tax, if the non-U.S. holders certify their nonresident status as described below.

The portfolio interest exemption will not apply to payments of interest to a non-U.S. holder that:

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owns, actually or constructively, shares of our stock representing at least 10% of the total combined voting power of all classes of our stock entitled to vote;

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is a "controlled foreign corporation" that is related, directly or indirectly, to us through stock ownership; or

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is engaged in the conduct of a trade or business in the United States to which such interest payments are effectively connected, and, generally, if an income tax treaty applies, such interest payments are attributable to a U.S. permanent establishment maintained by the non-U.S. holder

Material U.S. federal income tax considerations

  (see the discussion under "—Non-U.S. Holders—Income or Gains Effectively Connected with a U.S. Trade or Business" below).

In general, a foreign corporation is a controlled foreign corporation if more than 50% of its stock (by vote or value) is owned, actually or constructively, by one or more U.S. persons that each owns, actually or constructively, at least 10% of the corporation's voting stock.

The portfolio interest exemption, reduction of the withholding rate pursuant to the terms of applicable income tax treaty and several of the special rules for non-U.S. holders described below apply only if the holder certifies its nonresident status. A non-U.S. holder can meet this certification requirement by providing a properly executed IRS Form W-8BEN or appropriate substitute form to us or our paying agent prior to the payment. If the non-U.S. holder holds the note through a financial institution or other agent acting on the holder's behalf, the holder will be required to provide appropriate documentation to the agent. The non-U.S. holder's agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Sale, exchange, redemption, conversion or other disposition of common stock or notes

Non-U.S. holders generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, redemption, conversion or other disposition of common stock or notes (other than with respect to payments attributable to accrued interest, which will be taxed as described under "—Non-U.S. holders—Interest" above), unless:

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the gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and, generally, if an income tax treaty applies, the gain is attributable to a U.S. permanent establishment maintained by the non-U.S. holder), in which case the gain would be subject to tax as described below under "—Non-U.S. holders—Income or gains effectively connected with a U.S. trade or business;"

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the non-U.S. holder is an individual who is present in the United States for 183 days or more in the year of disposition and certain other conditions apply, in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by U.S. source capital losses, would be subject to a flat 30% tax, even though the individual is not considered a resident of the United States; or

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the rules of the Foreign Investment in Real Property Tax Act (or FIRPTA) (described below) treat the gain as effectively connected with a U.S. trade or business.

The FIRPTA rules may apply to a sale, exchange, redemption or other disposition of notes or common stock by a non-U.S. holder if we currently are, or were at any time within five years before the sale, exchange, redemption, conversion or other disposition (or, if shorter, the non-U.S. holder's holding period for the notes or common stock disposed of), a "U.S. real property holding corporation" (or USRPHC). In general, we would be a USRPHC if the fair market value of our interests in U.S. real property equals or exceeds 50% of the aggregate fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business. We believe that we currently are not, and will not become in the future, a USRPHC.

Dividends

Dividends paid to a non-U.S. holder on common stock received on conversion of a note, including any taxable constructive stock dividends resulting from certain adjustments (or failures to make adjustments) to the number of shares of common stock to be issued on conversion (as described under

Material U.S. federal income tax considerations

"—U.S. holders—Constructive distributions" above) generally will be subject to U.S. withholding tax at a 30% rate. Withholding tax applicable to any taxable constructive stock dividends received by a non-U.S. holder may be withheld from interest on the notes, distributions on the common stock, shares of common stock or proceeds subsequently paid or credited to the non-U.S. holder. The withholding tax on dividends (including any taxable constructive stock dividends), however, may be reduced under the terms of an applicable income tax treaty between the United States and the non-U.S. holder's country of residence. A non-U.S. holder should demonstrate its eligibility for a reduced rate of withholding under an applicable income tax treaty by timely delivering a properly executed IRS Form W-8BEN or appropriate substitute form. A non-U.S. holder that is eligible for a reduced rate of withholding under the terms of an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Dividends on the common stock that are effectively connected with a non-U.S. holder's conduct of a U.S. trade or business are discussed below under "—Non-U.S. holders—Income or gains effectively connected with a U.S. trade or business."

Income or gains effectively connected with a U.S. trade or business

The preceding discussion of the U.S. federal income and withholding tax considerations of the purchase, ownership or disposition of notes or common stock by a non-U.S. holder assumes that the holder is not engaged in a U.S. trade or business. If any interest on the notes, dividends on common stock, or gain from the sale, exchange, redemption, conversion or other disposition of the notes or common stock is effectively connected with a U.S. trade or business conducted by the non-U.S. holder, then the income or gain will be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the same manner applicable to U.S. holders. If the non-U.S. holder is eligible for the benefits of a tax treaty between the United States and the holder's country of residence, any "effectively connected" income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the holder in the United States. Payments of interest or dividends that are effectively connected with a U.S. trade or business (and, if a tax treaty applies, attributable to a permanent establishment or fixed base), and therefore included in the gross income of a non-U.S. holder, will not be subject to 30% withholding, provided that the holder claims exemption from withholding by timely filing a properly executed IRS Form W-8ECI or appropriate substitute form. If the non-U.S. holder is a corporation (or an entity treated as a corporation for U.S. federal income tax purposes), that portion of its earnings and profits that is effectively connected with its U.S. trade or business generally also would be subject to a "branch profits tax." The branch profits tax rate is generally 30%, although an applicable income tax treaty might provide for a lower rate.

Recent legislation relating to foreign accounts

Recently enacted legislation may impose withholding tax on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities. The legislation imposes a 30% withholding tax on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a foreign financial institution or to a foreign non-financial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. The legislation would apply to

Material U.S. federal income tax considerations

payments of dividends and sales proceeds on our common stock made after December 31, 2012. Prospective investors should consult their tax advisors regarding this legislation.

BACKUP WITHHOLDING AND INFORMATION REPORTING

The Code and the Treasury regulations require those who make specified payments to report the payments to the IRS. Among the specified payments are interest, dividends, and proceeds paid by brokers to their customers. This reporting regime is reinforced by "backup withholding" rules, which require the payor to withhold from payments subject to information reporting if the recipient has failed to provide a taxpayer identification number to the payor, furnished an incorrect identification number, or repeatedly failed to report interest or dividends on tax returns. The backup withholding rate is currently 28%.

Payments of interest or dividends (including constructive dividends) to U.S. holders of notes or common stock generally will be subject to information reporting, and will be subject to backup withholding unless the holder (1) is an exempt payee, or (2) provides the payor with a correct taxpayer identification number and complies with applicable certification requirements. Payments made to U.S. holders by a broker upon a sale of notes or common stock will generally be subject to information reporting and backup withholding. If the sale is made through a foreign office of a foreign broker, however, the sale will generally not be subject to either information reporting or backup withholding. This exception may not apply if the foreign broker is owned or controlled by U.S. persons, or is engaged in a U.S. trade or business.

We must report annually to the IRS the interest and/or dividends (including constructive dividends) paid to each non-U.S. holder and the tax withheld, if any, with respect to such interest and/or dividends, including any tax withheld pursuant to the rules described under "—Non-U.S. holders—Interest" and "—Non-U.S. holders—Dividends" above. Copies of these reports may be made available to tax authorities in the country where the non-U.S. holder resides. Payments to non-U.S. holders of dividends on our common stock or interest on the notes may be subject to backup withholding unless the non-U.S. holder certifies its non-U.S. status on a properly executed IRS Form W-8BEN or appropriate substitute form. Payments made to non-U.S. holders by a broker upon a sale of the notes or our common stock will not be subject to information reporting or backup withholding as long as the non-U.S. holder certifies its non-U.S. status or otherwise establishes an exemption.

Any amounts withheld from a payment to a U.S. holder or non-U.S. holder of notes or common stock under the backup withholding rules can be credited against any U.S. federal income tax liability of the holder, provided the required information is timely furnished to the IRS.

 Underwriting

We are offering the notes described in this prospectus supplement and the accompanying prospectus through the underwriters named below. UBS Securities LLC is the sole book-running manager of this offering and the representative of the underwriters. We have entered into an underwriting agreement with the representative. Subject to the terms and conditions of the underwriting agreement, each of the underwriters has severally agreed to purchase and we have agreed to sell to the underwriters, the principal amount of notes listed next to its name in the following table:

Underwriters	Principal amount of notes

UBS Securities LLC	$67,500,000
Imperial Capital, LLC	7,500,000

Total	$75,000,000

The underwriting agreement provides that the underwriters must buy all of the notes if they buy any of them. However, the underwriters are not required to take or pay for the notes covered by the underwriters' over-allotment option described below.

The notes are offered subject to a number of conditions, including:

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receipt and acceptance of the notes by the underwriters, and

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the underwriters' right to reject orders in whole or in part.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses electronically.

OVER-ALLOTMENT OPTION

We have granted the underwriters an option to buy, within a 13 day period beginning on, and including, the date on which the notes are initially issued, up to $11.25 million principal amount of additional notes. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. The underwriters have 13 days from the date of this prospectus supplement to exercise this option. If the underwriters exercise this option, they will each purchase additional notes approximately in proportion to the amounts specified in the table above.

COMMISSIONS AND DISCOUNTS

Notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount of up to $18.00 per note from the public offering price. Sales of notes made outside the U.S. may be made by affiliates of the underwriters. If all the notes are not sold at the public offering price, the representative may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the notes at the prices and upon the terms stated therein.

Underwriting

The following table shows the per note and total underwriting discounts and commissions we will pay to the underwriters assuming both no exercise and full exercise of the underwriters' option to purchase up to $11.25 million principal amount of additional notes.

	No exercise	Full exercise

Per note	$30	$30

Total	$2,250,000	$2,587,500

We estimate that the total expenses of this offering payable by us, not including the underwriting discounts and commissions, will be approximately $750,000.

NO SALES OF SIMILAR SECURITIES

We and our executive officers and directors have entered into lock-up agreements with the underwriters. Under these agreements, subject to certain exceptions, we and each of these persons may not, without the prior written approval of UBS Securities LLC, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, or hedge our common stock or any of our other securities that are substantially similar to our common stock or the notes, or any securities convertible into or exchangeable or exercisable for these securities. These restrictions will be in effect for a period of 90 days after the date of this prospectus supplement. At any time and without public notice, UBS Securities LLC, may, in its sole discretion, release some or all of the securities from these lock-up agreements.

INDEMNIFICATION

We have agreed to indemnify the underwriters and their controlling persons and certain affiliates against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

LISTING AND TRADING

The notes offered by this prospectus supplement are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on a national securities exchange. We have been advised by certain of the underwriters that they intend to make a market in the notes, but the underwriters are not obligated to do so and may discontinue market-making at any time without notice. We can provide no assurances as to the development or liquidity of any trading market for the notes. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. Our common stock is listed on the NASDAQ Global Select Market under the symbol "HA."

PRICE STABILIZATION, SHORT POSITIONS

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of the notes or our common stock, including:

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stabilizing transactions;

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short sales;

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purchases to cover positions created by short sales;

Underwriting

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imposition of penalty bids; and

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syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes or our common stock while this offering is in progress. These transactions may also include making short sales of the notes, which involve the sale by the underwriters of a greater amount of notes than they are required to purchase in this offering. Short sales may be "covered short sales," which are short positions in an amount not greater than the underwriters' over-allotment option referred to above, or may be "naked short sales," which are short positions in excess of that amount.

The underwriters may close out any covered short position by either exercising their over-allotment option, in whole or in part, or by purchasing notes in the open market. In making this determination, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes through the over-allotment option.

The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market that could adversely affect investors who purchased in this offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased notes sold by or for the account of that underwriter in stabilizing or short covering transactions.

As a result of these activities, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. The underwriters may carry out these transactions on The NASDAQ Stock Market, in the over-the-counter market or otherwise.

CONVERTIBLE NOTE HEDGE AND WARRANT TRANSACTIONS

In connection with the offering of the notes, we entered into privately negotiated convertible note hedge transactions with one or more of the underwriters and their affiliates and/or other financial institutions, which we refer to as the hedge counterparties. We also entered into warrant transactions with one or more of the hedge counterparties. The convertible note hedge transactions are intended to reduce the potential dilution of our common stock and/or offset potential cash payments in excess of the principal amount of converted notes, as the case may be, upon conversion of the notes. However, the warrant transactions will separately have a dilutive effect on our common stock to the extent that the market price per share of our common stock exceeds the strike price of the warrants. If the underwriters exercise their over-allotment option, we may enter into additional convertible note hedge transactions and additional warrant transactions.

In connection with establishing its initial hedge of the convertible note hedge and warrant transactions, each hedge counterparty or its affiliates expects to enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes. These activities could increase (or reduce the size of any decrease in) the market price of our common stock concurrently with or shortly after the pricing of the notes.

Underwriting

In addition, the hedge counterparties or their affiliate are likely to modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes. In particular, such hedge modification transactions are likely to occur on or around any conversion date and during any cash settlement averaging period related to a conversion of notes. The effect, if any, of any of these transactions and activities on the market price of our common stock or the trading price of the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of our common stock, which could affect your ability to convert the notes, the value of the notes and the amount of cash, if any, and the number of and value of shares of our common stock, if any, holders will receive upon conversion of the notes.

For a discussion of the potential impact of any market or other activity by the hedge counterparties or their affiliates in connection with these convertible note hedge and warrant transactions, see "Risk factors—Risks relating to the notes and the underlying shares of common stock—The convertible note hedge and warrant transactions may affect the value of the notes and our common stock" and "Description of convertible note hedge and warrant transactions."

AFFILIATIONS

Certain of the underwriters and their affiliates have in the past provided, are currently providing and may in the future from time to time provide, investment banking and other financing, trading, banking, research, transfer agent and trustee services to the Company or its subsidiaries, for which they have in the past received, and may currently or in the future receive, customary fees and expenses. Certain of the underwriters or their respective affiliates will enter into the convertible note hedge and warrant transactions with us and will receive a portion of the net proceeds from this offering applied to those transactions.

 Notice to investors

NOTICE TO PROSPECTIVE INVESTORS IN EUROPEAN ECONOMIC AREA

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), other than Germany, with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of securities described in this prospectus may not be made to the public in that relevant member state other than:

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to any legal entity which is a qualified investor as defined in the Prospectus Directive;

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by the bookrunner to fewer than 100, or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the bookrunner for any such offer; or

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in any other circumstances falling within Article 3(2) of the Prospectus Directive.

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an "offer of securities to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and includes any relevant implementing measure in each relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the securities as contemplated in this prospectus. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of the securities on behalf of us or the underwriters.

The EEA selling restriction is in addition to any other selling restrictions set out in this prospectus.

NOTICE TO PROSPECTIVE INVESTORS IN AUSTRALIA

This prospectus is not a formal disclosure document and has not been, nor will be, lodged with the Australian Securities and Investments Commission. It does not purport to contain all information that an investor or their professional advisers would expect to find in a prospectus or other disclosure document (as defined in the Corporations Act 2001 (Australia)) for the purposes of Part 6D.2 of the Corporations Act 2001 (Australia) or in a product disclosure statement for the purposes of Part 7.9 of the Corporations Act 2001 (Australia), in either case, in relation to the securities.

The securities are not being offered in Australia to "retail clients" as defined in sections 761G and 761GA of the Corporations Act 2001 (Australia). This offering is being made in Australia solely to "wholesale clients" for the purposes of section 761G of the Corporations Act 2001 (Australia) and, as such, no prospectus, product disclosure statement or other disclosure document in relation to the securities has been, or will be, prepared.

Notice to investors

This prospectus does not constitute an offer in Australia other than to wholesale clients. By submitting an application for our securities, you represent and warrant to us that you are a wholesale client for the purposes of section 761G of the Corporations Act 2001 (Australia). If any recipient of this prospectus is not a wholesale client, no offer of, or invitation to apply for, our securities shall be deemed to be made to such recipient and no applications for our securities will be accepted from such recipient. Any offer to a recipient in Australia, and any agreement arising from acceptance of such offer, is personal and may only be accepted by the recipient. In addition, by applying for our securities you undertake to us that, for a period of 12 months from the date of issue of the securities, you will not transfer any interest in the securities to any person in Australia other than to a wholesale client.

NOTICE TO PROSPECTIVE INVESTORS IN HONG KONG

Our securities may not be offered or sold in Hong Kong, by means of this prospectus or any document other than (i) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (ii) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong). No advertisement, invitation or document relating to our securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

NOTICE TO PROSPECTIVE INVESTORS IN JAPAN

Our securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and our securities will not be offered or sold, directly or indirectly, in Japan, or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan, or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

NOTICE TO PROSPECTIVE INVESTORS IN SINGAPORE

This document has not been registered as a prospectus with the Monetary Authority of Singapore and in Singapore, the offer and sale of our securities is made pursuant to exemptions provided in sections 274 and 275 of the Securities and Futures Act, Chapter 289 of Singapore ("SFA"). Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may our securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA pursuant to Section 274 of the SFA, (ii) to a relevant person as defined in section 275(2) of the SFA pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any

Notice to investors

other applicable provision of the SFA, in each case subject to compliance with the conditions (if any) set forth in the SFA. Moreover, this document is not a prospectus as defined in the SFA. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply. Prospective investors in Singapore should consider carefully whether an investment in our securities is suitable for them.

Where our securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)   by a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)   for a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 of the SFA, except:

(1)   to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or any person pursuant to an offer that is made on terms that such shares of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA;

(2)   where no consideration is given for the transfer; or

(3)   where the transfer is by operation of law.

In addition, investors in Singapore should note that the securities acquired by them are subject to resale and transfer restrictions specified under Section 276 of the SFA, and they, therefore, should seek their own legal advice before effecting any resale or transfer of their securities.

NOTICE TO PROSPECTIVE INVESTORS IN SWITZERLAND

This prospectus does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations ("CO") and the shares will not be listed on the SIX Swiss Exchange. Therefore, this prospectus may not comply with the disclosure standards of the CO and/or the listing rules (including any prospectus schemes) of the SIX Swiss Exchange. Accordingly, the shares may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors, which do not subscribe to the shares with a view to distribution.

NOTICE TO PROSPECTIVE INVESTORS IN UNITED KINGDOM

This prospectus is only being distributed to and is only directed at: (1) persons who are outside the United Kingdom; (2) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order"); or (3) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (1)-(3) together being referred to as "relevant persons"). The shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

 Validity of notes

The validity of the notes offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Certain legal matters in connection with the notes will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

Experts

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements (and schedule) included in our Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of our internal control over financial reporting as of December 31, 2010, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements (and schedule) are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

 Documents incorporated by reference

The SEC allows us to incorporate by reference into this prospectus supplement certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we have previously filed with the SEC and all filings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequently filed with the SEC prior to the termination of the offering under this prospectus supplement (excluding, in each case, any portions of any Form 8-K that are not deemed "filed" pursuant to the General Instructions of Form 8-K):

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our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on February 11, 2011;

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portions of our Proxy Statement filed on March 26, 2010 for our 2010 annual meeting of stockholders entitled "Corporate Governance Principals and Board Matters—Board Independence," "Security Ownership of Certain Beneficial Owners and Management," "Certain Relationships and Related Transactions," "Executive Compensation—Compensation Discussion and Analysis," "Executive Compensation—Summary Compensation Table," "Executive Compensation—Grants of Plan-Based Awards," "Executive Compensation—Outstanding Equity Awards At Fiscal Year-End" and "Executive Compensation—Option Exercises and Stock Vested;"

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our Current Reports on Form 8-K filed on May 7, 2010, May 17, 2010, June 1, 2010, October 21, 2010, November 17, 2010 and March 17, 2011; and

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the description of our common stock contained in Amendment No. 1 to our Registration Statement on Form 8-A as filed with the SEC on November 5, 2009 pursuant to Section 12(b) of the Exchange Act.

Any statements contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement.

Requests for such documents should be directed to:

  Hawaiian Holdings, Inc.
  Attention: Investor Relations
  3375 Koapaka Street, Suite G-350
  Honolulu, Hawaii 96819
  (808) 835-3700

Documents incorporated by reference

You may also access the documents incorporated by reference in this prospectus supplement through our website at www.hawaiianairlines.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement, the accompanying prospectus or the registration statement of which it forms a part.

PROSPECTUS

$250,000,000

HAWAIIAN HOLDINGS, INC.

By this prospectus, we may offer, from time to time:

• Common stock
• Preferred stock
• Depositary shares
• Warrants
• Debt securities

        All of the securities listed above may be sold separately or in combination with other securities.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement, which will describe the method and the terms of the offering. We will provide you with specific amount, price and terms of the applicable offered securities in one or more supplements to this prospectus. You should read this prospectus and any supplement carefully before you purchase any of our securities.

        Our common stock is listed on the NASDAQ Global Market under the symbol "HA." On November 3, 2009, the closing price of our common stock on the NASDAQ Global Market was $6.86 per share.

        Investing in our securities involves risk. Please carefully read the information under "Risk Factors" beginning on page 5 for information you should consider before investing in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        We may offer the securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. In addition, the underwriters may overallot a portion of the securities. For additional information regarding the methods of sale of our securities, you should refer to the section entitled "Plan of Distribution" in this prospectus.

This prospectus is dated November 19, 2009

i

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

        The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

        You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable.

 Prospectus Summary

        This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. As used in this prospectus, "we," "us" and "our" refer to Hawaiian Holdings, Inc., a Delaware corporation.

 Hawaiian Holdings, Inc.

Overview

        We are a holding company incorporated in the State of Delaware. Our primary asset is the sole ownership of all issued and outstanding shares of common stock of Hawaiian Airlines, Inc. ("Hawaiian"). Hawaiian was originally incorporated in January 1929 under the laws of the Territory of Hawaii and became our indirect wholly-owned subsidiary pursuant to a corporate restructuring that was consummated in August 2002. Hawaiian became a Delaware corporation and our direct wholly-owned subsidiary concurrent with its reorganization and reacquisition by us in June 2005.

        Hawaiian is engaged primarily in the scheduled air transportation of passengers and cargo amongst the Hawaiian Islands (the interisland routes) and between the Hawaiian Islands and certain cities in the Western United States (the transpacific routes), the South Pacific, Australia and Asia (the South Pacific/Australia/Asia routes). Hawaiian is the largest airline headquartered in Hawaii and the thirteenth largest domestic airline in the United States based on revenue passenger miles reported by the Research and Innovative Technology Administration Bureau of Transportation Services as of June 2009. At September 30, 2009, Hawaiian's operating fleet consisted of 15 Boeing 717-200 aircraft for its interisland routes and 18 Boeing 767-300 aircraft for its transpacific and South Pacific/Australia/Asia routes. Based in Honolulu, Hawaiian had approximately 3,780 active employees as of September 30, 2009.

Corporate Information

        We were incorporated in April 2002 under the laws of the State of Delaware. Our executive offices are located at 3375 Koapaka Street, Suite G-350, Honolulu, Hawaii 96819, and our telephone number at that address is (808) 835-3700. We maintain a website on the Internet at www.hawaiianair.com. Our website, and the information contained therein, is not a part of this prospectus.

The Securities We May Offer

        We may offer up to $250,000,000 of common stock, preferred stock, depositary shares, warrants and debt securities in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

        We may sell the securities to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth below under "Plan of Distribution." We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

        We may offer shares of our common stock, par value $0.01 per share, either alone or underlying other registered securities convertible into our common stock. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. Currently, we do not pay a dividend. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

Preferred Stock and Depositary Shares

        We may issue preferred stock in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting and conversion rights and other provisions at the time of sale. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of liquidation, dissolution or the winding up of Hawaiian Holdings, Inc., voting rights and rights to convert into common stock. We may also issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts. Each particular series of depositary shares will be more fully described in the prospectus supplement that will accompany this prospectus.

Warrants

        We may issue warrants for the purchase of common stock, preferred stock or debt securities. We may issue warrants independently or together with other securities.

Debt Securities

        We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the "debt securities." The senior debt securities will have the same rank as all of our other unsubordinated debt. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock.

        The senior and subordinated debt securities will be issued under separate indentures between us and a trustee. We have summarized the general features of the debt securities to be governed by the indentures. These indentures have been filed as exhibits to the registration statement of which this prospectus forms a part. We encourage you to read these indentures. Instructions on how you can get copies of these documents are provided under the heading "Where You Can Find More Information."

 RISK FACTORS

        An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, "Risk Factors," in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and our Quarterly Reports for the quarterly periods ended March 31, 2009, June 30, 2009 and September 30, 2009, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Although we have disclosed all risk factors we believe are currently material, additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

        This prospectus and the registration statement of which it forms a part, any prospectus supplement, any related issuer free writing prospectus and the documents incorporated by reference into these documents contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements deal with our current plans, intentions, beliefs and expectations and statements of future economic performance. Statements containing terms such as "believe," "do not believe," "plan," "expect," "intend," "estimate," "anticipate" and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time we or our representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the SEC, or press releases or oral statements made by or with the approval of one of our authorized executive officers. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under Item 2, "Management's Discussion and Analysis of Financial Condition and Results of Operation—Forward Looking Statements," in our most recent Quarterly Report on Form 10-Q and in our future filings made with the SEC. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus, any prospectus supplement or any related issuer free writing prospectus, which reflect management's opinions only as of their respective dates. Except as required by law, we undertake no obligation to revise or publicly release the results of any revisions to any forward-looking statements. You are advised, however, to consult any additional disclosures we have made or will make in our reports to the SEC on Forms 10-K, 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus, any prospectus supplement or any related issuer free writing prospectus.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges on a historical basis for each of the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Fiscal Year Ended December 31,					Nine Months Ended September 30,
(In $000's, except ratio)	2004(1)	2005(2)	2006	2007	2008	2009
Ratio of earnings to fixed charges	(3)	1.31x	(3)	(3)	1.84x	2.70x
Deficiency of earnings to fixed charges	$7,262	$—	$44,779	$3,380	$—	$—

(1)
Includes only the deconsolidated results of operations of Hawaiian Holdings, Inc. for the entire period presented.

(2)
Includes the deconsolidated results of operations of Hawaiian Holdings, Inc. from January 1, 2005 through June 1, 2005, and the consolidated results of operations of Hawaiian Holdings, Inc. and Hawaiian Airlines, Inc. from June 2, 2005 through December 31, 2005.

(3)
In fiscal years ended December 31, 2004, December 31, 2006 and December 31, 2007, we incurred a net loss. Thus, earnings were insufficient to cover fixed charges. The deficiency of earnings is equivalent to net income (loss) before tax benefit (provision) plus capitalized interest.

        As of the date of this prospectus, we have not previously paid dividends on any shares of preferred stock, and consequently, our ratio of earnings to preferred share dividends and ratio of earnings to fixed charges would be identical.

USE OF PROCEEDS

        Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes and working capital requirements, which may include, among other things, the repayment or repurchase of debt obligations, the acquisition of aircraft, and other capital expenditures. We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in bank demand deposits, certificates of deposit, investments in debt securities with maturities of three months or less when purchased, and money market funds which invest primarily in U.S. government obligations and commercial paper.

DIVIDEND POLICY

        We have never paid cash dividends on our common stock. Restrictions contained in our financing agreements and certain of our aircraft lease agreements limit our ability to pay dividends on our common stock. Accordingly, we do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. We intend to use all available cash and liquid assets in the operation and growth of our business. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as our board of directors deems relevant.

 DESCRIPTION OF CAPITAL STOCK

General

        As of the date of this prospectus, our authorized capital stock consists of 120,000,000 shares. Those shares consist of (1) 118,000,000 shares designated as common stock, $0.01 par value and (2) 2,000,000 shares designated as preferred stock, $0.01 par value. As of November 2, 2009, there were approximately 51,467,919 shares of common stock issued and outstanding and three shares of preferred stock issued and outstanding. Of the three shares of preferred stock issued and outstanding, one share is designated Series B Special Preferred Stock, one share is designated Series C Special Preferred Stock and one share is designated Series D Special Preferred Stock (together, the "Special Preferred Stock"). There are no shares of Series A Special Preferred Stock outstanding.

        United States law prohibits non-U.S. citizens from owning more than 25% of the voting interest of a U.S. air carrier or an entity controlling a U.S. air carrier. Our certificate of incorporation prohibits the ownership or control of more than 25% (to be increased or decreased from time to time, as permitted under the laws of the U.S.) of our issued and outstanding voting capital stock by persons who are not "citizens of the United States".

        The following is a summary of the material provisions of the common stock and preferred stock provided for in our certificate of incorporation and bylaws. For additional detail about our capital stock, please refer to our certificate of incorporation and bylaws, each as amended.

Common stock

        A holder of common stock is entitled to exercise one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to certain limitations in our certificate of incorporation and to the preference that may be applicable to any outstanding preferred stock, the holders of common stock will be entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. We have never paid cash dividends on our common stock. Restrictions contained in our financing agreements and certain of our aircraft lease agreements limit our ability to pay dividends on our common stock. Accordingly, we do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. In the event of our liquidation, dissolution or winding up, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities, the $0.01 per share liquidation preference of the Special Preferred Stock, and the liquidation preference applicable to any other shares of preferred stock that may become outstanding. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. The outstanding shares of common stock are fully paid and non-assessable.

        Our common stock is listed on the NASDAQ Global Market under the symbol "HA." The transfer agent and registrar for the common stock is Mellon Investor Service LLC.

Preferred stock

        The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to our certificate of incorporation and the certificate of designation relating to any series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. The prospectus supplement also will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

        We currently have three shares of preferred stock outstanding. The International Association of Machinists and Aerospace Workers (IAM) holds one share of Series B Special Preferred Stock, the Association of Flight Attendants (AFA) holds one share of Series C Special Preferred Stock, and the Air Line Pilots Association (ALPA) holds one share of Series D Special Preferred Stock, each of which entitles each union to nominate one director to the Company's board of directors. In addition, each series of the Special Preferred Stock, unless otherwise specified:

  •
  ranks senior to our common stock and ranks pari passu with each other such series of Special Preferred Stock with respect to liquidation, dissolution and winding up of us and will be entitled to receive $0.01 per share before any payments are made, or assets distributed to holders of any stock ranking junior to the Special Preferred Stock;

  •
  has no dividend rights unless a dividend is declared and paid on our common stock, in which case the Special Preferred Stock would be entitled to receive a dividend in an amount per share equal to two times the dividend per share paid on the common stock;

  •
  is entitled to one vote per share of such series and votes with the common stock as a single class on all matters submitted to holders of our common stock;

  •
  automatically converts into our common stock on a 1:1 basis, at such time as such shares are transferred or such holders are no longer entitled to nominate a representative to our board of directors pursuant to their respective collective bargaining agreements;

  •
  is not redeemable, but may be reacquired by us in any other manner permitted by law; and

  •
  has no preemptive rights, other than such rights, if any, and upon such terms and at such prices as the board of directors, in its discretion from time to time may determine.

        The board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could negatively affect the voting power and other rights of the holders of common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of us or make it more difficult to remove our management. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock.

        The board of directors has the authority, without further action by the stockholders, to issue up to 1,999,997 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock. Any or all of these rights may be greater than the rights of the common stock.

        The prospectus supplement for a series of preferred stock will specify:

  •
  the maximum number of shares;

  •
  the designation of the shares;

  •
  the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

  •
  the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

  •
  the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

  •
  any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

  •
  the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

  •
  the voting rights; and

  •
  any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

        Preferred stock will be fully paid and nonassessable upon issuance.

Certain charter and bylaw provisions

        Certain provisions of our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, and to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

        Our certificate of incorporation and bylaws require that any action required or permitted to be taken by our stockholders must be taken at a duly called annual or special meeting of the stockholders and may not be taken by a consent in writing. In addition, special meetings of our stockholders may be called only by the board of directors or the chairperson of the board of directors. Our bylaws require advance notice of any director nominations or other stockholder proposals to be brought before an annual stockholders meeting. Our certificate of incorporation provides that certain amendments of the certificate of incorporation require the approval of at least two-thirds of the voting power of all outstanding stock. In addition, we have eliminated cumulative voting. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or our management.

DESCRIPTION OF THE DEPOSITARY SHARES

General

        At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do elect to offer fractional shares of preferred stock, we will issue receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

        The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement by and among us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

        The summary of terms of the depositary shares contained in this prospectus is not complete, and is subject to modification in any prospectus supplement for any issuance of depositary shares. You should refer to the forms of the deposit agreement, our certificate of incorporation and the certificate of designation that are, or will be, filed with the SEC for the applicable series of preferred stock.

Dividends

        The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation preference

        If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

        If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not fewer than 20 or more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock.

Voting

        Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder's depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will, to the extent practicable, vote the preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in accordance with these instructions. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of preferred stock

        Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of preferred stock underlying their depositary shares.

        Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and termination of the deposit agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

  •
  all outstanding depositary shares have been redeemed; or

  •
  there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

  •
  the initial deposit of the preferred stock;

  •
  the initial issuance of the depositary shares;

  •
  any redemption of the preferred stock; and

  •
  all withdrawals of preferred stock by owners of depositary shares.

        Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

  •
  refuse to transfer depositary shares;

  •
  withhold dividends and distributions; and

  •
  sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

        The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

        Neither the depositary nor we will be liable if either the depositary or we are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary's obligations will be limited to the performance in good faith of our or the depositary's respective duties under the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on:

  •
  written advice of counsel or accountants;

  •
  information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

  •
  documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and removal of depositary

        The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

Federal income tax consequences

        Owners of the depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. As a result, owners will be entitled to take into account for U.S. federal income tax purposes and deductions to which they would be entitled if they were holders of such preferred stock. No gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares. The tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged. The holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

DESCRIPTION OF THE WARRANTS

General

        We may issue warrants for the purchase of our debt securities, preferred stock or common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt warrants

        The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

  •
  the title of the debt warrants;

  •
  the offering price for the debt warrants, if any;

  •
  the aggregate number of the debt warrants;

  •
  the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

  •
  if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

  •
  the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

  •
  the dates on which the right to exercise the debt warrants will commence and expire;

  •
  if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

  •
  whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

  •
  information with respect to book-entry procedures, if any; the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material U.S. federal income tax considerations;

  •
  the antidilution provisions of the debt warrants, if any;

  •
  the redemption or call provisions, if any, applicable to the debt warrants;

  •
  any provisions with respect to the holder's right to require us to repurchase the warrants upon a change in control or similar event; and

  •
  any additional terms of the debt warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

        Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity warrants

        The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of warrants;

  •
  the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

  •
  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

  •
  the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

  •
  the dates on which the right to exercise the warrants shall commence and expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material U.S. federal income tax considerations;

  •
  the antidilution provisions of the warrants, if any;

  •
  the redemption or call provisions, if any, applicable to the warrants;

  •
  any provisions with respect to the holder's right to require us to repurchase the warrants upon a change in control or similar event; and

  •
  any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

        Holders of equity warrants will not be entitled:

  •
  to vote, consent or receive dividends;

  •
  receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

  •
  exercise any rights as stockholders of us.

DESCRIPTION OF THE DEBT SECURITIES

        The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

        The following is a summary of selected provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. For additional information, you should look at the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes the prospectus. In this description of the debt securities, the words "we," "us,"

or "our" refer only to Hawaiian Holdings, Inc. and not to any of our subsidiaries, unless we expressly state or the context otherwise requires.

        The following description sets forth selected general terms and provisions of the applicable indenture and debt securities to which any prospectus supplement may relate. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.

General

        Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

        We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

        The prospectus supplement relating to a particular series of debt securities will set forth:

  •
  whether the debt securities are senior or subordinated;

  •
  the offering price;

  •
  the title;

  •
  any limit on the aggregate principal amount;

  •
  the person who shall be entitled to receive interest, if other than the record holder on the record date;

  •
  the date or dates the principal will be payable;

  •
  the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

  •
  the place where payments may be made;

  •
  any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

  •
  if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

  •
  if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

  •
  if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

  •
  the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

  •
  if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

  •
  if applicable, whether the debt securities shall be subject to the defeasance provisions described below under "Satisfaction and discharge; defeasance" or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

  •
  any conversion or exchange provisions;

  •
  whether the debt securities will be issuable in the form of a global security;

  •
  any subordination provisions applicable to the subordinated debt securities if different from those described below under "Subordinated debt securities;"

  •
  any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

  •
  any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

  •
  any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

  •
  any provisions relating to guaranties for the securities and any circumstances under which there may be additional obligors; and

  •
  any other specific terms of such debt securities.

        Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and transfer

        Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

        We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

        In the event of any partial redemption of debt securities of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

        We will appoint the trustee as the initial security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global securities

        The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

  •
  be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

  •
  be deposited with the depositary or nominee or custodian; and

  •
  bear any required legends.

        No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

  •
  the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

  •
  an event of default is continuing with respect to the debt securities of the applicable series; or

  •
  any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

        As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

  •
  entitled to have the debt securities registered in their names;

  •
  entitled to physical delivery of certificated debt securities; or

  •
  considered to be holders of those debt securities under the indenture.

        Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        Institutions that have accounts with the depositary or its nominee are referred to as "participants." Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

        Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants' interests, or any participant, with respect to interests of persons held by participants on their behalf.

        Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary's or any participant's records with respect to beneficial interests in a global security.

Payment and paying agents

        Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

        We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

  •
  10 business days prior to the date the money would be turned over to the applicable state; or

  •
  at the end of two years after such payment was due,

will be repaid to us thereafter. The holder may look only to us for such payment.

No protection in the event of a change of control

        Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.

Covenants

        Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

Consolidation, merger and sale of assets

        Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person (other than a subsidiary of us), in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person (other than a subsidiary of us), unless:

  •
  the successor entity, if any, is a U.S. corporation, limited liability company, partnership, trust or other business entity;

  •
  the successor entity assumes our obligations on the debt securities and under the indentures;

  •
  immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

  •
  certain other conditions specified in the indenture are met.

Events of default

        Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

  (1)
  we fail to pay principal of or any premium on any debt security of that series when due;

  (2)
  we fail to pay any interest on any debt security of that series for 60 days after it becomes due;

  (3)
  we fail to deposit any sinking fund payment when due;

  (4)
  we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indentures; and

  (5)
  certain events involving our bankruptcy, insolvency or reorganization.

        Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

        The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

        Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least a 25 percent in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

        Unless we indicate otherwise in a prospectus supplement, if an event of default described in clause (5) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under "Subordinated debt securities."

        Notwithstanding the foregoing, each indenture will provide that we may, at our option, elect that the sole remedy for an event of default relating to our failure to comply with our obligations described under the section entitled "Reports" below or our failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 180 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the relevant series of debt securities at an annual rate equal to (i) 0.25% of the principal amount of such series of debt securities for the first 90 days after the occurrence of such event of default and (ii) 0.50% of the principal amount of such series of debt securities from the 91st day to, and including, the 180th day after the occurrence of such event of default, which we call "additional interest." If we so elect, the additional interest will accrue on all outstanding debt securities from and including the date on which such event of default first occurs until such violation is cured or waived and shall be payable on each relevant interest payment date to holders of record on the regular record date immediately preceding the interest payment date. On the 181st day after such event of default (if such violation is not cured or waived prior to such 181st day), the debt securities will be subject to acceleration as provided above. In the event we do not elect to pay additional interest upon any such event of default in accordance with this paragraph, the debt securities will be subject to acceleration as provided above.

        In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of any event of default relating to the failure to comply with the reporting obligations in accordance with the preceding paragraph, we must notify all holders of debt securities and the trustee and paying agent of such election prior to the close of business on the first business day following the date on which such event of default occurs. Upon our failure to timely give such notice or pay the additional interest, the debt securities will be immediately subject to acceleration as provided above.

        After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

        Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

        A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

  (1)
  the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

  (2)
  the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

  (3)
  the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

        Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in (1) through (3) above.

        We will furnish the trustee an annual statement from our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and waiver

        Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

        We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

  •
  providing for our successor to assume the covenants under the indenture;

  •
  adding covenants or events of default;

  •
  making certain changes to facilitate the issuance of the securities;

  •
  securing the securities;

  •
  providing for a successor trustee or additional trustees;

  •
  curing any ambiguities or inconsistencies;

  •
  providing for guaranties of, or additional obligors on, the securities;

  •
  permitting or facilitating the defeasance and discharge of the securities; and

  •
  other changes specified in the indenture.

        However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

  •
  change the stated maturity of any debt security;

  •
  reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

  •
  reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

  •
  change the place of payment or the currency in which any debt security is payable;

  •
  impair the right to enforce any payment after the stated maturity or redemption date;

  •
  if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

  •
  adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

  •
  change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and discharge; defeasance

        We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

        Each indenture contains a provision that permits us to elect either or both of the following:

  •
  we may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

  •
  we may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

        To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

        With respect to debt securities of any series that are denominated in a currency other than United States dollars, "foreign government obligations" means:

  •
  direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or

  •
  obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof.

Reports

        The indentures provide that any reports or documents that we file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 15 days after the same is filed with the SEC. Documents filed by us with the SEC via the EDGAR system will be deemed filed with the trustee as of the time such documents are filed with the SEC.

Notices

        Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing law

        The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

No personal liability of directors, officers, employees and stockholders

        No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the trustee

        The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

        The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated debt securities

        The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

        The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, in cash or other payment satisfactory to the holders of senior debt, of all senior debt, including any senior debt securities.

        Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.

        In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

        In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.

        We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

        Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:

  •
  a default in our obligations to pay principal, premium, if any, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

  •
  any other default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, which we refer to as a non-payment default, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture.

        We will resume payments on the subordinated debt securities:

  •
  in case of a payment default, when the default is cured or waived or ceases to exist, and

  •
  in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

        No new payment blockage period may commence on the basis of a nonpayment default unless 365 days have elapsed from the effectiveness of the immediately prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

        As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

        The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under the section entitled "Satisfaction and discharge; defeasance," if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

        If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

        Senior debt securities will constitute senior debt under the subordinated indenture.

        Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Definitions

        "Designated senior debt" means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior debt for purposes of the subordinated indenture. The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.

        "Indebtedness" means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:

  •
  our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

  •
  all of our obligations for money borrowed;

  •
  all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,

  •
  our obligations:

  •
  as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or

  •
  as lessee under leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

  •
  all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

  •
  all of our obligations with respect to letters of credit, bankers' acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;

  •
  all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

  •
  all obligations of the type referred to in the above clauses of another person, the payment of which, in either case, we have assumed or guaranteed, for which we are responsible or liable,

    directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

  •
  renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

        "Senior debt" means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, and rent payable on or in connection with, and all fees and other amounts payable in connection with, our indebtedness. However, senior debt shall not include:

  •
  any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide that it shall not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or "junior" to the subordinated debt securities; or

  •
  debt to any of our subsidiaries, a majority of the voting stock of which is owned, directly or indirectly, by us.

        "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more or our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, "voting stock" means stock or other similar interests which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

 PLAN OF DISTRIBUTION

        We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price of the securities;

  •
  the net proceeds from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents.

Sale through underwriters or dealers

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

        We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed delivery contracts

        If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market making, stabilization and other transactions

        Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

        Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

        Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

        We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic auctions

        We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

        Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called "real-time" basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder's individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of "basis points" above an index treasury note. Of course, many pricing methods can and may also be used.

        Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General information

        Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS

        The consolidated financial statements of Hawaiian Holdings, Inc. appearing in Hawaiian Holdings, Inc. Annual Report (Form 10-K) for the year ended December 31, 2008 (including the schedule appearing therein) and the effectiveness of Hawaiian Holdings, Inc. internal control over financial reporting as of December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

 INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed "filed" pursuant to the General Instructions of Form 8-K):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on February 26, 2009;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, filed on April 30, 2009, July 29, 2009 and October 22, 2009, respectively;

  •
  our Current Reports on Form 8-K filed on March 27, 2009, April 7, 2009, April 8, 2009, May 20, 2009, and June 1, 2009 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01); and

  •
  the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on May 30, 2008, as amended on November 4, 2009, pursuant to Section 12(b) of the Exchange Act.

        We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

        You may request a copy of these filings, at no cost to you, by telephoning us at (808) 835-3700 or by writing us at the following address:

    Investor Relations
    Hawaiian Holdings, Inc.
    3375 Koapaka Street, Suite G-350
    Honolulu, Hawaii 96819